UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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FedEx Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2015 Annual Meeting
of Stockholders

Monday, September 28, 2015
8:00 a.m. local time

FedEx Express World Headquarters
Auditorium
3670 Hacks Cross Road, Building G
Memphis, Tennessee 38125

INFORMATION ABOUT THE ANNUAL MEETING

Voting Matters and Board Recommendations

FedEx’s Board of Directors is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2015 Annual Meeting of Stockholders. Our stockholders will be voting on the following matters at the annual meeting:

	Board’s
Matter	Recommendation	Page
Proposal 1: Election of directors	For	13
Proposal 2: Advisory vote to approve named executive officer compensation	For	51
Proposal 3: Ratification of the appointment of the independent registered
public accounting firm	For	56
Proposals 4 – 10: Stockholder proposals	Against	58

Stockholders also will consider any other matters that may properly come before the meeting.

How to Cast Your Vote and Annual Meeting Admission

If you are a registered stockholder, you can vote by any of the following methods:

Online www.investorvote.com/FEDX through 09/27/2015	By Phone 1-800-652-VOTE (8683) through 09/27/2015	Proxy Card Completing, signing and returning your proxy card	In Person With a ticket or proof of ownership and a valid photo identification

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank, brokerage firm or other nominee (the “bank or broker”), along with a voting instruction form. To direct your bank or broker how to vote your shares, complete, sign and return the voting instruction form in the envelope provided or follow the instructions provided to you for voting your shares by telephone or on the Internet. To ensure your shares are voted in the way you would like, you must provide voting instructions by the deadline provided in the materials you receive from your bank or broker. As a beneficial owner, in order to be able to vote your shares at the meeting, you must obtain a legal proxy from your bank or broker and bring it with you to hand in with your signed ballot.

If you attend the annual meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of FedEx common stock as of the record date, and a valid government-issued photo identification. The indicated portion of your proxy card or voting instruction form or the ticket accompanying your voting instruction form will serve as your admission ticket. If you are a registered stockholder and receive your proxy materials electronically, you should follow the instructions provided to print a paper admission ticket.

Your vote is very important. Please vote whether or not you plan to attend the meeting.

We are first sending the proxy statement, form of proxy and accompanying materials to stockholders on or about August 17, 2015.

2015 Proxy Statement       i

Effect of Not Casting Your Vote

If you are a registered stockholder and you do not sign and return your proxy card or vote electronically on the Internet or by telephone, no votes will be cast on your behalf on any of the items of business at the meeting.

If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm, but will not be allowed to vote your shares on any of the other proposals.

General Information

The principal executive offices of FedEx Corporation are located at 942 South Shady Grove Road, Memphis, Tennessee 38120.

FedEx’s Annual Report to Stockholders for the fiscal year ended May 31, 2015, which includes FedEx’s fiscal 2015 audited consolidated financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically on the Internet or by telephone), you authorize Christine P. Richards, FedEx’s Executive Vice President, General Counsel and Secretary, and Alan B. Graf, Jr., FedEx’s Executive Vice President and Chief Financial Officer, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Reduce Mailing Costs

If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective way for us to provide you with proxy materials and annual reports.

ii       2015 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

Corporate Governance Matters (see page 1)

FedEx’s strong and independent Board of Directors effectively oversees our management and provides vigorous oversight of FedEx’s business and affairs in support of our mission of producing superior financial returns for our shareowners by providing high value-added logistics, transportation and related business services through focused operating companies. The Board is currently comprised of 12 members — a combined Chairman and Chief Executive Officer, the Lead Independent Director and 10 other independent, active and effective directors of equal importance and rights.

The Board believes that this current leadership structure provides the most effective governance of FedEx’s business and affairs for the long-term benefit of stockholders and promotes a culture and reputation of the highest ethics, integrity and reliability.

You can find detailed information about our corporate governance policies and practices in the Corporate Governance Matters section of this proxy statement. You can also access our corporate governance documents in the Governance & Citizenship section of the Investor Relations page of our website at http://investors.fedex.com.

Corporate Governance Facts
Majority Voting for Directors	Yes
Annual Election of All Directors	Yes
Diverse Board	Yes
Annual Board and Committee Self-Evaluations	Yes
Separate Chairman & CEO	No
Lead Independent Director	Yes
Independent Directors Meet Regularly Without Management Present	Yes
Annual Independent Director Evaluation of Chairman and CEO	Yes
Code of Business Conduct and Ethics Applicable to Directors	Yes
Nominating & Governance Committee Composed of Independent Directors	Yes
Stock Ownership Goal for Directors and Senior Officers	Yes
Size of Board*	12
Number of Independent Directors*	11
Average Age of Directors*	59
Average Director Tenure (in years)*	12
Median Director Tenure (in years)*	7

*  As of August 17, 2015

2015 Proxy Statement       iii

Voting Matters and Board Recommendations

Proposal 1 – Election of Directors (see page 13)

You are being asked to elect the 12 nominees named in this proxy statement as directors for a term of one year. Each of our current directors is standing for reelection.

Your Board of Directors recommends that you vote “FOR” the election of each of the twelve nominees.

Director Nominees (see page 14)

Director Nominee	Age	Director Since	Independent	Position	Other public directorships	AC	CC	ITOC	NGC
Frederick W. Smith	71	1971		Chairman, President and
				Chief Executive Officer of
				FedEx Corporation
James L. Barksdale	72	1999	✓	Chairman and President	Time Warner Inc.			C	✓
				of Barksdale Management
				Corporation
John A. Edwardson	66	2003	✓	Former Chairman and	ACE Limited,	C
				Chief Executive Officer of	Rockwell Collins, Inc.
				CDW Corporation
Marvin R. Ellison	50	2014	✓	President and Chief	J. C. Penney Company, Inc.		✓		✓
				Executive Officer of
				J. C. Penney Company, Inc.
Kimberly A. Jabal	46	2013	✓	Chief Financial Officer of		✓		✓
				Kong Technologies, Inc.
				(formerly Path, Inc.)
Shirley Ann Jackson	69	1999	✓	President of Rensselaer	International Business Machines		✓		✓
				Polytechnic Institute	Corporation, Medtronic, Inc.,
					Public Service Enterprise Group
					Incorporated
Gary W. Loveman	55	2007	✓	Chairman of Caesars	Caesars Entertainment	✓			✓
				Entertainment Corporation	Corporation, Coach, Inc.
R. Brad Martin	63	2011	✓	Chairman of RBM Venture	Chesapeake Energy	✓		✓
				Company	Corporation, First Horizon
					National Corporation
Joshua Cooper	46	2011	✓	Vice Chairman, Co-Chief	Starbucks Corporation	✓		✓
Ramo				Executive Officer, Kissinger
				Associates, Inc.
Susan C. Schwab	60	2009	✓	Professor at the University	The Boeing Company, Caterpillar		✓	✓
				of Maryland School of	Inc., Marriott International, Inc.
				Public Policy
David P. Steiner	55	2009	✓	Chief Executive Officer of	TE Connectivity Ltd., Waste				C
				Waste Management, Inc.	Management, Inc.
Paul S. Walsh	60	1996	✓	Chairman of Compass	Avanti Communications Group		C
				Group PLC	plc (Chairman), Compass Group
					PLC (Chairman),
					RM2 International S.A.

iv       2015 Proxy Statement

Director Experience, Qualifications, Attributes and Skills (see page 18)

The Board believes that it is desirable that the following experience, qualifications, attributes and skills be possessed by one or more of FedEx’s Board members because of their particular relevance to the company’s business and structure, and these were all considered by the Board in connection with this year’s director nomination process:

Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation (see page 51)

Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of shareowners and reward them for doing so. We believe there should be a strong relationship between pay and corporate performance, and our executive compensation program reflects this belief.

The Compensation Discussion and Analysis, Summary Compensation Table and related compensation tables and narrative provide detailed information on the compensation of our named executive officers, and can be found on pages 19 through 50. We believe this information demonstrates that our executive compensation program promotes the best interests of FedEx and our shareowners by enabling FedEx to retain and attract talented executive management, while ensuring they are compensated in such a manner as to sustain and enhance long-term shareowner value.

In the 2014 advisory vote, 96.6% of the voted shares supported the compensation of our named executive officers.

Your Board of Directors recommends that you vote “FOR” this proposal.

Proposal 3 – Ratify the Appointment of Ernst & Young LLP as FedEx’s Independent Registered Public Accounting Firm (see page 56)

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm and has specific policies in place to ensure its independence. The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) to serve as FedEx’s independent registered public accounting firm for fiscal 2016. Ernst & Young has been our independent registered public accounting firm since 2002.

Fees paid to Ernst & Young for fiscal 2015 and 2014 are detailed on page 55.

Representatives of Ernst & Young will be present at the meeting, will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Your Board of Directors recommends that you vote “FOR” this proposal.

Proposals 4 – 10: Seven Stockholder Proposals, if properly presented (see pages 58 – 76)

Seven stockholder proposals are expected to be presented for a vote at the annual meeting.

Your Board of Directors recommends that you vote “AGAINST” each of these proposals.

2015 Proxy Statement       v

Notice of Annual Meeting of Stockholders To Be Held September 28, 2015

To Our Stockholders:

We cordially invite you to attend the 2015 annual meeting of FedEx’s stockholders. The meeting will take place in the auditorium at the FedEx Express World Headquarters, 3670 Hacks Cross Road, Building G, Memphis, Tennessee 38125, on Monday, September 28, 2015, at 8:00 a.m. local time. We look forward to your attendance either in person or by proxy.

The purposes of the meeting are to:

1.	Elect the twelve nominees named in the proxy statement as FedEx directors;
2.	Hold an advisory vote to approve named executive officer compensation;
3.	Ratify the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm for fiscal year 2016;
4.	Act upon seven stockholder proposals, if properly presented at the meeting; and
5.	Transact any other business that may properly come before the meeting.

Members of FedEx’s management team will be present at the meeting to respond to appropriate questions from stockholders.

Only stockholders of record at the close of business on August 3, 2015, may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

Christine P. Richards
Executive Vice President, General Counsel and Secretary

August 17, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 28, 2015: The following materials are available on the Investor Relations page of the FedEx website at http://investors.fedex.com:

●	The Notice of Annual Meeting of Stockholders To Be Held September 28, 2015;
●	The proxy statement; and
●	FedEx’s Annual Report to Stockholders for the fiscal year ended May 31, 2015.

Your vote is very important. Please vote whether or not you plan to attend the meeting.

2015 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

FedEx Corporate Governance

Our Board of Directors and management team are committed to achieving and maintaining high standards of corporate governance, as well as a culture of and reputation for the highest levels of ethics, integrity and reliability. We periodically review our governance policies and practices against evolving standards and make changes as appropriate. We also value the perspectives of our stockholders and other stakeholders, including our employees and the communities in which we operate, and take steps to implement their points of view where warranted.

In considering possible modifications of our corporate governance policies and practices, our Board and management focus on those changes that are appropriate for our company and our industry, rather than adopting a one-size-fits-all approach. Our focus is on the best long-term interests of our company, our stockholders and our stakeholders.

The following sections summarize our corporate governance policies and practices, including our Board leadership structure, our criteria for director selection and the responsibilities and activities of our Board and its committees. Our corporate governance documents, including our Corporate Governance Guidelines, our Board committee charters and our Code of Business Conduct and Ethics, are available in the Governance & Citizenship section of the Investor Relations page of our website at http://investors.fedex.com.

Board Leadership Structure

The leadership structure of our Board of Directors includes (i) a combined Chairman of the Board and Chief Executive Officer, (ii) independent, active and effective directors of equal importance and rights, who all have the same opportunities and responsibilities in providing vigorous oversight of the effectiveness of management policies and (iii) a Lead Independent Director. The Chairperson of the Nominating & Governance Committee, who is elected annually by a majority of the independent Board members, serves as the Lead Independent Director. The Board believes that FedEx has been and continues to be well served by having the company’s founder, Frederick W. Smith, serve as both Chairman of the Board and Chief Executive Officer. The current Board leadership model, when combined with the composition of the Board, the strong leadership of our independent directors, Board committees and Lead Independent Director, and the highly effective corporate governance structures and processes already in place, strikes an appropriate balance between consistent leadership and independent oversight of FedEx’s business and affairs.

The Board believes that FedEx’s Bylaws and Corporate Governance Guidelines help ensure that strong and independent directors will continue to play the central oversight role necessary to maintain FedEx’s commitment to the highest quality corporate governance. Under our Bylaws and Corporate Governance Guidelines, the Board maintains the following long-standing practices, in addition to those described above:

●	Directors Stand for Election Annually By Majority Vote. Under our Bylaws, all members of our Board of Directors are elected annually. In addition, our Bylaws require that we use a majority-voting standard in uncontested director elections in which a director nominee must receive more votes cast “for” than “against” in order to be elected.
●	Our Non-Management Directors Hold Regular Executive Sessions. Our non-management Board members meet at regularly scheduled executive sessions without management present in conjunction with each in-person Board meeting. The Lead Independent Director conducts and presides at these meetings. At least once a year, such meetings include only the independent members of the Board. In addition, the Lead Independent Director may call such meetings of the non-management Board members as he or she deems necessary or appropriate, may be designated to preside at any Board or stockholder meeting and presides at all Board meetings at which the Chairman of the Board and Chief Executive Officer is not present.
●	Board Members May Submit Agenda Items and Information Requests. Each Board member may place items on the agenda for Board meetings, raise subjects that are not on the agenda for that meeting or request information that has not otherwise been provided to the Board. Additionally, the Lead Independent Director reviews and approves all Board meeting schedules and agendas and consults with the Chairman of the Board and Chief Executive Officer regarding other information sent to the Board in connection with Board meetings or other Board action.

2015 Proxy Statement       1

CORPORATE GOVERNANCE MATTERS

●	Our Board Members Interact With Management. Consistent with our philosophy of empowering each member of our Board of Directors, each Board member has complete and open access to any member of management and to the chairman of each Board committee for the purpose of discussing any matter related to the work of such committee. The Lead Independent Director also serves as a liaison, but not a buffer, between the Chairman of the Board and Chief Executive Officer and independent Board members.

●

Our Directors Are Encouraged to Interact With Stockholders. If any of our major stockholders asks to speak with any Board member on a matter related to FedEx, we encourage that director to make himself or herself available and will facilitate such interaction. Additionally, the Lead Independent Director is available to communicate with stockholders, as appropriate, if requested by such stockholders.

●	Our Directors Can Request Special Board Meetings. Special meetings of the Board can be called by the Chairman of the Board and Chief Executive Officer or at the request of two or more directors.

●	The Board or Any Board Committee Can Retain Independent Advisors. The Board and each Board committee have the authority to retain independent legal, financial and other advisors as they deem appropriate.

●	Our Directors Conduct Annual Evaluations. Our directors evaluate the Board’s processes on an annual basis to ensure, among other things, that its leadership structure remains effective, that Board and committee meetings are conducted in a manner that promotes candid and constructive dialog and that sufficient time has been allocated for such meetings.

Board Risk Oversight

The Board of Directors’ role in risk oversight at FedEx is consistent with the company’s leadership structure, with management having day-to-day responsibility for assessing and managing the company’s risk exposure and the Board and its committees providing oversight in connection with those efforts, with particular focus on ensuring that FedEx’s risk management practices are adequate and regularly reviewing the most significant risks facing the company. The Board performs its risk oversight role by using several different levels of review. Each Board meeting begins with a strategic overview by the Chairman of the Board, President and Chief Executive Officer that describes the most significant issues, including risks, affecting the company, and also includes business updates from each reporting segment CEO. In addition, at least annually, the Board reviews in detail the business and operations of each of the company’s reporting segments, including the primary risks associated with that segment. The Board also reviews the risks associated with the company’s financial forecasts and annual business plan.

Additionally, risks are identified and managed in connection with the company’s robust enterprise risk management (“ERM”) process. Our ERM process provides the enterprise with a common framework and terminology to ensure consistency in identification, reporting and management of key risks. The ERM process is embedded in our strategic financial planning process, which ensures explicit consideration of risks that affect the underlying assumptions of strategic plans and provides a platform to facilitate integration of risk information in business decision-making.

The Board has delegated to each of its committees responsibility for the oversight of specific risks that fall within the committee’s areas of responsibility. For example:

●	The Audit Committee reviews and discusses with management the company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures and the implementation and effectiveness of the company’s compliance and ethics programs, including the Code of Business Conduct and Ethics and the employee hotline program.

●

The Compensation Committee reviews and discusses with management the relationship between the company’s compensation policies and practices and the company’s risk management, including the extent to which those policies and practices create or decrease risks for the company.

●	The Information Technology Oversight Committee reviews and discusses with management the quality and effectiveness of the company’s information technology systems and processes, including the extent to which those systems and processes provide cybersecurity and protect the company from technology-related risks.

●	The Nominating & Governance Committee reviews and discusses with management, in light of the company’s risk exposure, the composition, structure, processes and practices of the Board and the Board committees.

In addition, the Audit Committee is responsible for reviewing and discussing with management the guidelines and policies that govern the processes by which the company assesses and manages its exposure to all risk, including our ERM process. The ERM process culminates in an annual presentation to the Audit Committee on the key enterprise risks facing FedEx.

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CORPORATE GOVERNANCE MATTERS

Executive Management Succession Planning

The Board of Directors has in place an effective planning process to select successors to the Chairman of the Board, President and Chief Executive Officer and other members of executive management. The Nominating & Governance Committee, in consultation with the Chairman of the Board, President and Chief Executive Officer, annually reports to the Board on executive management succession planning. The entire Board works with the Nominating & Governance Committee and the Chairman of the Board, President and Chief Executive Officer to evaluate potential successors to the CEO and other members of executive management. Through this process, the Board receives information that includes qualitative evaluations of potential successors to the CEO and other executives. As noted above, each Board member has complete and open access to any member of management. We believe that this enhances the Board’s oversight of succession planning. The Chairman of the Board, President and Chief Executive Officer periodically provides to the Board his recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. Additionally, the Board periodically reviews and revises as necessary the company’s emergency management succession plan, which details the actions to be taken by specific individuals in the event a member of executive management suddenly dies or becomes incapacitated.

Director Independence

The Board of Directors has determined that each member of the Audit, Compensation and Nominating & Governance Committees and, with the exception of Frederick W. Smith, each of the Board’s current members (James L. Barksdale, John A. Edwardson, Marvin R. Ellison, Kimberly A. Jabal, Shirley Ann Jackson, Gary W. Loveman, R. Brad Martin, Joshua Cooper Ramo, Susan C. Schwab, David P. Steiner and Paul S. Walsh) is independent and meets the applicable independence requirements of the New York Stock Exchange (including the additional requirements for Audit Committee and Compensation Committee members) and the Board’s more stringent standards for determining director independence. Mr. Smith is FedEx’s Chairman of the Board, President and Chief Executive Officer. Steven R. Loranger retired as a director immediately before the 2014 annual meeting, and the Board of Directors had previously determined that he was independent.

Under the Board’s standards of director independence, which are included in FedEx’s Corporate Governance Guidelines, a director will be considered independent only if the Board affirmatively determines that the director has no direct or indirect material relationship with FedEx, other than as a director. The standards set forth certain categories or types of transactions, relationships or arrangements with FedEx, as follows, each of which (i) is deemed not to be a material relationship with FedEx, and thus (ii) will not, by itself, prevent a director from being considered independent:

●	Prior Employment of Director. The director was employed by FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner or auditing relationship ended.

●

Prior Employment of Immediate Family Member. An immediate family member was an officer of FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner or auditing relationship ended.

●	Current Employment of Immediate Family Member. An immediate family member is employed by FedEx in a non-officer position, or by FedEx’s independent auditor not as a partner and not personally working on FedEx’s audit.

●	Interlocking Directorships. An executive officer of FedEx served on the board of directors of a company that employed the director or employed an immediate family member as an executive officer, and over five years have passed since either such relationship ended.

●	Transactions and Business Relationships. The director or an immediate family member is a partner, greater than 10% shareholder, director or officer of a company that makes or has made payments to, or receives or has received payments (other than contributions, if the company is a tax-exempt organization) from, FedEx for property or services, and the amount of such payments has not within any of such other company’s three most recently completed fiscal years exceeded one percent (or $1 million, whichever is greater) of such other company’s consolidated gross revenues for such year.

●	Indebtedness. The director or an immediate family member is a partner, greater than 10% shareholder, director or officer of a company that is indebted to FedEx or to which FedEx is indebted, and the aggregate amount of such debt is less than one percent (or $1 million, whichever is greater) of the total consolidated assets of the indebted company.

●	Charitable Contributions. The director is a trustee, fiduciary, director or officer of a tax-exempt organization to which FedEx contributes, and the contributions to such organization by FedEx have not within any of such organization’s three

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CORPORATE GOVERNANCE MATTERS

most recently completed fiscal years exceeded one percent (or $250,000, whichever is greater) of such organization’s consolidated gross revenues for such year.

The Board broadly considered all relevant facts and circumstances, including the following immaterial transactions, relationships and arrangements:

●	Mr. Barksdale served as an officer of FedEx, but he left the company well over five years ago (his employment at FedEx ended in 1992).

●	Mr. Smith has made a passive investment (holding a less-than-5% equity interest) in a privately held entity with which Mr. Barksdale is affiliated.

●	Mr. Barksdale has made an investment (holding a less-than-10% equity interest) in a privately held entity that is headed by Mr. Smith’s daughter.

●	Mr. Martin serves as a director of First Horizon National Corporation with Robert B. Carter, FedEx’s Executive Vice President, FedEx Information Services and Chief Information Officer.

●	Messrs. Smith and Martin are members of the board of managers of Pilot Travel Centers LLC.

●	In the ordinary course of business, FedEx makes purchases of aircraft and related services and equipment from The Boeing Company, for which Ambassador Schwab serves as a director. The payments made by FedEx to Boeing in its three most recently completed fiscal years represented one percent or less of Boeing’s consolidated gross revenues for the year. Ambassador Schwab recuses herself when the Board discusses or votes on Boeing-related matters. The Board determined that Ambassador Schwab is still an independent director under the Board’s independence standards as she does not have a direct or indirect material relationship with either FedEx or Boeing, other than as a director, and does not derive any financial benefit from these ordinary course transactions.

Audit Committee Financial Expert

The Board of Directors has determined that at least one member of the Audit Committee, John A. Edwardson, is an audit committee financial expert as that term is defined in Securities and Exchange Commission (“SEC”) rules.

Director Mandatory Retirement

A director must retire immediately before the annual meeting of FedEx’s stockholders during the calendar year in which he or she attains age 75.

Stock Ownership Goal for Directors and Senior Officers

In order to encourage significant stock ownership by our directors and senior officers, and to further align their interests with the interests of FedEx’s stockholders, the Board of Directors has established a goal that (i) within four years after joining the Board, each non-management director own FedEx shares valued at three times his or her annual retainer fee, and (ii) within four years after being appointed to his or her position, each member of senior management own FedEx shares valued at the following multiple of his or her annual base salary:

●	5x for the President and Chief Executive Officer;

●	3x for the other FedEx executive officers, including the chief executive officers of FedEx’s core operating companies;

●	2x for executive vice presidents of FedEx’s core operating companies; and

●	1x for certain other senior officers.

For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. The Board also recommends that each director and senior officer retain shares acquired upon stock option exercises until his or her goal is met. The stock ownership goal is included in FedEx’s Corporate Governance Guidelines. As of August 3, 2015, each director who had been a Board member for over four years (and Messrs. Martin and Ramo) and each executive officer owned sufficient shares to comply with this goal.

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CORPORATE GOVERNANCE MATTERS

Policy on Poison Pills

The Board of Directors has adopted a policy requiring stockholder approval for any future “poison pill” prior to or within twelve months after adoption of the poison pill. (A poison pill is a device used to deter a hostile takeover. Note that FedEx does not currently have, nor have we ever had, a poison pill.) The policy on poison pills is included in FedEx’s Bylaws and Corporate Governance Guidelines.

Communications with Directors

Stockholders and other interested parties may communicate directly with any member (including the Lead Independent Director) or committee of the Board of Directors by writing to: FedEx Corporation Board of Directors, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. Please specify to whom your letter should be directed. The Corporate Secretary of FedEx will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in her opinion, deals with the functions of the Board or its committees or that she otherwise determines requires the attention of any member, group or committee of the Board of Directors. Board members may at any time review a log of all correspondence received by FedEx that is addressed to Board members and request copies of any such correspondence.

Nomination of Director Candidates

The Nominating & Governance Committee will consider director nominees proposed by stockholders. To recommend a prospective director candidate for the Nominating & Governance Committee’s consideration, stockholders may submit the candidate’s name, qualifications, including whether the candidate satisfies the requirements set forth in our Corporate Governance Guidelines and discussed in “Proposal 1 — Election of Directors — Experience, Qualifications, Attributes and Skills,” and other relevant biographical information in writing to: FedEx Corporation Nominating & Governance Committee, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. FedEx’s Bylaws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see “Stockholder Proposals for 2016 Annual Meeting.”

The Board is responsible for recommending director candidates for election by the stockholders and for electing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating & Governance Committee, which identifies, evaluates and recruits highly qualified director candidates and recommends them to the Board. The Nominating & Governance Committee considers potential candidates for director that may come to the attention of the Nominating & Governance Committee through current directors, management, professional search firms, stockholders or other persons. The Nominating & Governance Committee has engaged a third-party executive search firm to assist in identifying potential director candidates. The Nominating & Governance Committee considers and evaluates a director candidate recommended by a stockholder in the same manner as a nominee recommended by a Board member, management, search firm or other sources.

If the Nominating & Governance Committee determines that an additional or replacement director is necessary or advisable, the Nominating & Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a potential director candidate, including interviewing the candidate, engaging an outside firm to gather additional information and making inquiries of persons with knowledge of the candidate’s qualifications and character. In its evaluation of potential director candidates, including the members of the Board of Directors eligible for reelection, the Nominating & Governance Committee considers the current size, composition and needs of the Board of Directors and each of its committees.

2015 Proxy Statement       5

CORPORATE GOVERNANCE MATTERS

Majority-Voting Standard for Director Elections

FedEx’s Bylaws require that we use a majority-voting standard in uncontested director elections and contain a resignation requirement for directors who fail to receive the required majority vote. The Bylaws also prohibit the Board from changing back to a plurality-voting standard without the approval of our stockholders. Under the majority-voting standard, a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. In accordance with the majority-voting standard and resignation requirement, each director who is standing for reelection at the annual meeting has tendered an irrevocable resignation from the Board of Directors that will take effect if (i) the director does not receive more votes cast “for” than “against” his or her election at the annual meeting, and (ii) the Board accepts the resignation. FedEx’s Bylaws require the Board of Directors, within 90 days after certification of the election results, to accept the director’s resignation unless there is a compelling reason not to do so and to promptly disclose its decision (including, if applicable, the reasons for rejecting the resignation) in a filing with the SEC.

Policy on Review and Preapproval of Related Person Transactions

The Board of Directors has adopted a Policy on Review and Preapproval of Related Person Transactions, which is included in FedEx’s Corporate Governance Guidelines. The policy requires that all proposed related person transactions (as defined in the policy) and all proposed material changes to existing related person transactions be reviewed and preapproved by the Nominating & Governance Committee. To the extent the related person (as defined in the policy) is a director or immediate family member of a director, the transaction or change must also be reviewed and preapproved by the full Board. The policy provides that a related person transaction or a material change to an existing related person transaction may not be preapproved if it would:

●	interfere with the objectivity and independence of any related person’s judgment or conduct in carrying out his or her duties and responsibilities to FedEx;

●	not be fair as to FedEx; or

●	otherwise be opposed to the best interests of FedEx and its stockholders.

The policy requires the Nominating & Governance Committee to annually (i) review each existing related person transaction that has a remaining term of at least one year or remaining payments of at least $120,000, and (ii) determine, based upon all material facts and circumstances and taking into consideration our contractual obligations, whether it is in the best interests of FedEx and our stockholders to continue, modify or terminate the transaction or relationship.

Related Person Transactions

In accordance with the policy described above, the Nominating & Governance Committee has reviewed the following related person transactions and determined that they remain in the best interests of FedEx and our stockholders:

●	In November 1999, FedEx entered into a multi-year, $205 million naming rights agreement with Washington Football, Inc. Under this agreement, FedEx has certain marketing rights, including the right to name the stadium where the NFL Washington Redskins professional football team plays “FedExField.” In August 2003, Mr. Smith acquired an approximate 10% ownership interest in the Washington Redskins and joined its Leadership Council, or board of directors.

●

FedEx’s policy on personal use of corporate aircraft requires officers to pay FedEx two times the cost of fuel, plus applicable passenger ticket taxes and fees, for personal trips. Pursuant to this requirement, Mr. Smith and David J. Bronczek, the President and Chief Executive Officer of FedEx Express, paid FedEx $267,374 and $285,207, respectively, during fiscal 2015 in connection with certain personal use of corporate aircraft.

●	Mr. Smith’s son is employed by FedEx Express as the Vice President of Global Trade Services; and William J. Logue is the former President and Chief Executive Officer of FedEx Freight – his brother and brother-in-law are employed by FedEx Services as a sales manager and sales executive, respectively. The compensation of each of Mr. Smith’s son and Mr. Logue’s brother and brother-in-law for fiscal 2015 (including any incentive compensation and sales commissions) did not exceed $247,000. Mr. Smith’s son also received a stock option grant in fiscal 2015 commensurate with the stock option grants made to other FedEx Express vice presidents.

6       2015 Proxy Statement

STOCK OWNERSHIP

Directors and Executive Officers

The following table sets forth the amount of FedEx’s common stock beneficially owned by each director, each named executive officer included in the Summary Compensation Table and all directors and executive officers as a group, as of August 3, 2015. Unless otherwise indicated, beneficial ownership is direct and the person shown has sole voting and investment power.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares		Number of Option Shares (1)	Percent of Class (2)
Frederick W. Smith	19,533,041	(3)	1,513,267	7.41%
James L. Barksdale	59,800		46,565	*
John A. Edwardson	20,862		46,565	*
Marvin R. Ellison	—		4,288	*
Kimberly A. Jabal	—		5,017	*
Shirley Ann Jackson	8,111		2,535	*
Gary W. Loveman	16,854		30,325	*
R. Brad Martin	56,500	(4)	16,925	*
Joshua Cooper Ramo	4,360		12,565	*
Susan C. Schwab	3,201		32,365	*
David P. Steiner	5,000		27,965	*
Paul S. Walsh	9,500		41,165	*
David J. Bronczek	69,967	(5)	239,771	*
Robert B. Carter	46,987		184,873	*
T. Michael Glenn	213,091	(6)	184,873	*
Alan B. Graf, Jr.	202,273	(7)	197,373	*
All directors and executive officers as a group (19 persons)	20,414,877	(8)	2,850,842	8.15%
*	Less than 1% of FedEx’s outstanding common stock.
(1)	Reflects the number of shares that can be acquired at August 3, 2015, or within 60 days thereafter through the exercise of stock options. These shares are excluded from the column headed “Number of Shares,” but included in the ownership percentages reported in the column headed “Percent of Class.”
(2)	Based on 282,500,880 shares outstanding on August 3, 2015.
(3)	Includes 15,388,652 shares owned by Mr. Smith (3,900,000 of such shares have been pledged as security by Mr. Smith), 4,141,280 shares owned by Frederick Smith Enterprise Company, Inc. (“Enterprise”), a family holding company (105,000 of such shares have been pledged as security by Enterprise) and 736 shares owned by Mr. Smith’s spouse. Regions Bank, Memphis, Tennessee, as trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise’s outstanding stock, and Mr. Smith owns 45% directly. Includes 2,373 shares held in FedEx’s retirement savings plan. Mr. Smith’s business address is 942 South Shady Grove Road, Memphis, Tennessee 38120.
(4)	Includes 7,250 shares owned by R. Brad Martin Family Foundation and 1,500 shares owned by Mr. Martin’s spouse.
(5)	Includes 690 shares held in FedEx’s retirement savings plan.
(6)	Includes 88,750 shares owned by Glenn Family Partners, L.P. Mr. Glenn disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 566 shares held in FedEx’s retirement savings plan.
(7)	Includes 47,400 shares owned by family trusts and 443 shares held in FedEx’s retirement savings plan.
(8)	Includes 4,706 shares held in FedEx’s retirement savings plan and 20 stock units held in a deferred compensation plan. The stock units are payable in shares of FedEx common stock on a one-for-one basis.

2015 Proxy Statement       7

STOCK OWNERSHIP

Significant Stockholders

The following table lists certain persons known by FedEx to own beneficially more than five percent of FedEx’s outstanding shares of common stock as of March 31, 2015.

	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.	17,136,196	(1)	6.04%
55 East 52nd Street
New York, New York 10055
FMR LLC	16,095,204	(2)	5.67%
245 Summer Street
Boston, Massachusetts 02210
PRIMECAP Management Company	15,189,773	(3)	5.35%
225 South Lake Avenue, Suite 400
Pasadena, California 91101
The Vanguard Group, Inc.	16,097,593	(4)	5.67%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
(1)	BlackRock, Inc. is the parent holding company of certain institutional investment managers, which collectively had sole voting power over 14,642,932 shares, sole investment power over 17,135,896 shares and shared investment power over 300 shares.
(2)	FMR LLC, a registered investment advisor, and certain affiliated institutional investment managers had sole voting power over 1,613,705 shares and shared investment power over all 16,095,204 shares.
(3)	PRIMECAP Management Company, a registered investment advisor, had sole voting power over 1,201,266 shares and sole investment power over all 15,189,773 shares.
(4)	The Vanguard Group, Inc., a registered investment advisor, had sole voting power over 462,887 shares, sole investment power over 15,657,913 shares and shared investment power over 439,680 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of FedEx and persons who own more than ten percent of FedEx’s common stock to file with the SEC initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of FedEx’s common stock. Such directors, officers and greater-than-ten-percent stockholders are required to furnish FedEx with copies of the Section 16(a) reports they file. The SEC has established specific due dates for these reports, and FedEx is required to disclose in this proxy statement any late filings or failures to file.

Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to FedEx and written representations from FedEx’s directors and reporting officers that no additional reports were required, FedEx believes that its directors and reporting officers complied with all these filing requirements for the fiscal year ended May 31, 2015.

8       2015 Proxy Statement

COMMITTEES AND MEETINGS OF
THE BOARD OF DIRECTORS

Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, Information Technology Oversight Committee and Nominating & Governance Committee. Each committee’s written charter, as adopted by the Board of Directors, is available on the Investor Relations page of our website at http://investors.fedex.com in the Governance & Citizenship section under “Committee Charters.” Committee memberships are currently as follows:

Audit Committee
Committee functions:		Committee members John A. Edwardson (Chairman) Kimberly A. Jabal Gary W. Loveman R. Brad Martin Joshua Cooper Ramo FY15 meetings held: 9

●	oversees the independent registered public accounting firm’s qualifications, independence and performance;

●

assists the Board of Directors in its oversight of (i) the integrity of FedEx’s financial statements; (ii) the effectiveness of FedEx’s disclosure controls and procedures and internal control over financial reporting; and (iii) the performance of the internal auditors;

●	preapproves all audit and allowable non-audit services to be provided by FedEx’s independent registered public accounting firm;

●	reviews and discusses with management and the Board of Directors (i) the guidelines and policies that govern the processes by which the company assesses and manages its exposure to risk and (ii) the company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures; and

●	oversees FedEx’s compliance with legal and regulatory requirements and the implementation and effectiveness of FedEx’s corporate integrity and compliance programs.

Compensation Committee
Committee functions:		Committee members Paul S. Walsh (Chairman) Marvin R. Ellison Shirley Ann Jackson Susan C. Schwab FY15 meetings held: 5

●	evaluates, together with the independent members of the Board, the performance of FedEx’s Chairman of the Board, President and Chief Executive Officer and recommends his compensation for approval by the independent directors;

●	helps discharge the Board’s responsibilities relating to the compensation of executive management;

●	reviews and discusses with management the Compensation Discussion and Analysis and produces a report recommending whether the Compensation Discussion and Analysis should be included in the proxy statement; and

●	oversees the administration of FedEx’s equity compensation plans and reviews the costs and structure of key employee benefit and fringe-benefit plans and programs.

Information Technology Oversight Committee
Committee functions:		Committee members James L. Barksdale (Chairman) Kimberly A. Jabal R. Brad Martin Joshua Cooper Ramo Susan C. Schwab FY15 meetings held: 5

●	appraises major information technology (“IT”) related projects and technology architecture decisions;

●	ensures that FedEx’s IT programs effectively support FedEx’s business objectives and strategies;

●	monitors and assesses FedEx’s management of IT-related compliance risks, including IT-related internal audits; and

●	advises FedEx’s senior IT management team and the Board of Directors on IT-related matters.

2015 Proxy Statement       9

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Nominating & Governance Committee
Committee functions:		Committee members David P. Steiner (Chairman) James L. Barksdale Marvin. R. Ellison Shirley Ann Jackson Gary W. Loveman FY15 meetings held: 6

●	identifies individuals qualified to become Board members;

●	recommends to the Board director nominees to be proposed for election at the annual meeting of stockholders;

●	recommends to the Board directors for appointment to Board committees; and

●	assists the Board in developing and implementing effective corporate governance programs.

In addition, as discussed above under “Corporate Governance Matters — Board Risk Oversight,” each Board committee has responsibility for the oversight of specific risks that fall within the committee’s areas of responsibility. Also, the Audit Committee is responsible for reviewing and discussing with management the guidelines and policies that govern the processes by which the company assesses and manages its exposure to all risk, including our ERM process.

In response to stockholder demand letters, two special committees of the Board were formed during fiscal 2015, to which Messrs. Edwardson and Steiner and Ms. Jabal were appointed. In the aggregate, these committees met six times during fiscal 2015.

The Board of Directors has approved maintaining the committees so that, immediately following the annual meeting, if all of the director nominees are elected, committee memberships will remain the same as the previous year.

Board Meetings and Meeting Attendance

During fiscal 2015, the Board of Directors held six regular meetings and three special meetings. The average attendance of all directors at Board and committee meetings was 94%. Each director attended at least 83% of the aggregate meetings of the Board and any committees on which he or she served, with the exception of Mr. Ellison. Mr. Ellison attended less than 75% of the meetings of the Board and committees on which he served due to short-term conflicts relating to his becoming the President and CEO-designee of J. C. Penney Company, Inc. in November 2014. The Board of Directors and Mr. Ellison do not expect that Mr. Ellison’s role at J. C. Penney will significantly impact his future Board and committee meeting attendance.

Attendance at Annual Meeting of Stockholders

FedEx expects all Board members to attend annual meetings of stockholders. Each member of the Board of Directors attended the 2014 annual meeting of stockholders.

10       2015 Proxy Statement

DIRECTORS’ COMPENSATION

Outside Directors’ Compensation

During fiscal 2015, non-management (outside) directors were paid an annual retainer of $111,000. Chairpersons of the Compensation, Nominating & Governance and Information Technology Oversight Committees were paid an additional annual fee of $13,500. The Audit Committee chairperson was paid an additional annual fee of $22,500. In addition, each outside director who was elected at FedEx’s 2014 annual meeting received a stock option for 2,535 shares of FedEx common stock.

During fiscal 2015, in response to stockholder demand letters, two special committees of the Board were formed to which Messrs. Edwardson and Steiner and Ms. Jabal were appointed. Members of the special committees were paid $2,000 for each in-person meeting attended and $1,500 for each telephonic meeting attended.

Frederick W. Smith, the only director who is also a FedEx employee, receives no additional compensation for serving as a director.

The Compensation Committee annually reviews director compensation, including, among other things, comparing FedEx’s director compensation practices with those of other companies with annual revenues between $20 billion and $70 billion. Before making a recommendation regarding director compensation to the Board, the Compensation Committee considers that the directors’ independence may be compromised if compensation exceeds appropriate levels or if FedEx enters into other arrangements beneficial to the directors.

Retirement Plan for Outside Directors

In July 1997, the Board of Directors of FedEx Express (FedEx’s predecessor) voted to freeze the Retirement Plan for Outside Directors (that is, no further benefits would be earned under this plan). Concurrent with the freeze, the Board amended the plan to accelerate the vesting of the benefits for each outside director who was not yet vested under the plan. This plan is unfunded and any benefits under the plan are general, unsecured obligations of FedEx. Once all benefits are paid from the plan, it will be terminated.

The plan benefit payable to the one individual who served on the Board during fiscal 2015 who has not yet received any plan benefits will be paid as a single lump sum distribution. The lump sum distribution is payable on or before the fifteenth business day of the month immediately following the later of the date of the director’s retirement and the date he attains age 60. In the event of the outside director’s death, his surviving spouse shall be entitled to receive the lump sum payment. The following table sets forth for the one director entitled to receive future benefits under the plan who served on the Board during fiscal 2015, the amount payable to him assuming a hypothetical retirement date of June 1, 2015.

Name	Lump Sum Payment Amount ($)
P.S. Walsh	70,817	(1)

(1)	Discounted from the age 60 normal retirement date provided for in the plan.

2015 Proxy Statement       11

DIRECTORS’ COMPENSATION

Fiscal 2015 Director Compensation

The following table sets forth information regarding the compensation of FedEx’s non-employee (outside) directors for the fiscal year ended May 31, 2015:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)(3)	All Other Compensation ($)	Total ($)
J.L. Barksdale	124,500	144,983	0	269,483
J.A. Edwardson	143,000	144,983	0	287,983
M.R. Ellison	111,000	144,983	0	255,983
K.A. Jabal	120,500	144,983	0	265,483
S.A. Jackson	111,000	144,983	0	255,983
S.R. Loranger (4)	0	0	21,687	21,687
G.W. Loveman	111,000	144,983	0	255,983
R.B. Martin	111,000	144,983	0	255,983
J.C. Ramo	111,000	144,983	0	255,983
S.C. Schwab	111,000	144,983	0	255,983
D.P. Steiner	134,000	144,983	0	278,983
P.S. Walsh	124,500	144,983	0	269,483
(1)	Includes retainer payments and committee chairperson fees (as applicable). Also includes special committee meeting fees for Messrs. Edwardson and Steiner and Ms. Jabal. See “— Outside Directors’ Compensation” above.
(2)	On September 29, 2014, each outside director elected at the 2014 annual meeting received a stock option for 2,535 shares of common stock. The grant date fair value of each such option was computed in accordance with FASB ASC Topic 718 and is set forth in this column. Assumptions used in the calculation of these amounts are included in note 10 to our audited consolidated financial statements for the fiscal year ended May 31, 2015, included in our Annual Report on Form 10-K for fiscal 2015. Stock options granted to the outside directors generally vest fully one year after the grant date.
(3)	The following table sets forth the aggregate number of outstanding stock options held by each current or former outside director listed in the above table as of May 31, 2015:

Name	Options Outstanding
J.L. Barksdale	46,565
J.A. Edwardson	46,565
M.R. Ellison	4,288
K.A. Jabal	5,017
S.A. Jackson	2,535
S.R. Loranger	29,830
G.W. Loveman	30,325
R.B. Martin	16,925
J.C. Ramo	16,925
S.C. Schwab	32,365
D.P. Steiner	27,965
P.S. Walsh	41,165
(4)	Steven R. Loranger retired as a director immediately before the 2014 annual meeting. The amount in the “All Other Compensation” column for Mr. Loranger includes $12,329 for a retirement gift and a $9,358 tax reimbursement payment relating to the gift.

12       2015 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

All of FedEx’s directors are elected at each annual meeting of stockholders and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors currently consists of twelve members. The Board proposes that each of the current directors be reelected to the Board. Each of the nominees elected at this annual meeting will hold office until the annual meeting of stockholders to be held in 2016 and until his or her successor is duly elected and qualified.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

Under FedEx’s majority-voting standard, each of the twelve director nominees must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. For more information, please see “Corporate Governance Matters — Majority-Voting Standard for Director Elections.”

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE TWELVE NOMINEES.

Experience, Qualifications, Attributes and Skills

The Nominating & Corporate Governance Committee seeks director nominees with the skills and experience needed to properly oversee the interests of the company. The Committee carefully evaluates each candidate to ensure that he or she possesses the experience, qualifications, attributes and skills that the Committee has found are necessary for an effective board member. These crucial qualities include, among others:

●	The highest level of personal and professional ethics, integrity and values;

●	Practical wisdom and mature judgment;

●	An inquiring and independent mind;

●	Expertise that is useful to FedEx and complementary to the background and experience of other Board members; and

●	Willingness to represent the best interests of all stockholders and objectively appraise management performance.

In addition to the qualifications that each director nominee must have, the Board believes that one or more of FedEx’s Board members should possess the experience and expertise listed below because of their particular relevance to the company’s business and structure. These were all considered by the Board in connection with this year’s director nomination process.

●	Transportation Industry Experience

●	International Experience

●	Financial Expertise

●	Marketing Expertise

●	Technological Expertise

●	Energy Expertise

●	Government Experience

●	Leadership Experience

Diversity: The Board is committed to diversity and inclusion and is always looking for highly qualified candidates, including women (Ms. Jabal, Dr. Jackson and Ambassador Schwab) and minorities (Dr. Jackson and Mr. Ellison), who meet our criteria. The Board seeks, and believes it has found in this group of nominees, a diverse blend of experience and perspectives, institutional knowledge and personal chemistry, and directors who will provide sound and prudent guidance with respect to all of FedEx’s operations and interests.

Below you will find each nominee’s biography along with other pertinent information, including a selection of each Board nominee’s skills and qualifications. Following the biographies, we have included a chart that exhibits the collective experience, qualifications, attributes and skills of our Board nominees.

2015 Proxy Statement       13

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election to the Board

Frederick W. Smith

Age: 71 Director since: 1971 Committees: None Other public directorships: None

Mr. Smith is the company’s founder and has been Chairman, President and Chief Executive Officer of FedEx since 1998 and Chairman of FedEx Express since 1975. He was Chairman, President and Chief Executive Officer of FedEx Express from 1983 to 1998, Chief Executive Officer of FedEx Express from 1977 to 1998, and President of FedEx Express from 1971 to 1975.

Skills and Qualifications:
●	Transportation Industry: Founder of our company and the pioneer of the express transportation industry.
●	International: Leads our multinational company and has served on the board of the Council on Foreign Relations and as chairman of the U.S.–China Business Council and the French–American Business Council.
●	Energy: Co-chairman of the Energy Security Leadership Council.

James L. Barksdale

Age: 72 Director since: 1999 Committees: Information Technology Oversight (Chairman), Nominating & Governance Other public directorships: Time Warner Inc.

Mr. Barksdale is Chairman and President of Barksdale Management Corporation, an investment management company, a position he has held since 1999. He is also the former Managing Partner of The Barksdale Group, a venture capital firm, a position he held from 1999 to 2013. He was President and Chief Executive Officer of Netscape Communications Corporation, a provider of software, services and website resources to Internet users, from 1995 to 1999. He held various senior management positions at FedEx Express from 1979 to 1992, including Executive Vice President and Chief Operating Officer, and was a director of FedEx Express from 1983 to 1991. He was previously a director of Sun Microsystems, Inc. From January 2012 to June 2012, he served as the interim Executive Director of the Mississippi Development Authority.

Skills and Qualifications:
●	Transportation Industry: Held various senior management positions at our company during its early years.
●	Technology: Has held executive positions with multiple technology companies.
●	Government: Served on the U.S. President’s Intelligence Advisory Board for seven years.

John A. Edwardson

Age: 66 Director since: 2003 Committees: Audit (Chairman) Other public directorships: ACE Limited and Rockwell Collins, Inc.

Mr. Edwardson is the former Chairman and Chief Executive Officer of CDW Corporation, a provider of technology products and services, serving as Chief Executive Officer from 2001 to September 2011 and as Chairman from 2001 to December 2012. He was Chairman and Chief Executive Officer of Burns International Services Corporation, a provider of security services, from 1999 to 2000. He was President and Chief Operating Officer of UAL Corporation (the parent company of United Air Lines, Inc.), an airline, from 1995 to 1998. He is a former director of CDW Corporation.

Skills and Qualifications:
●	Transportation Industry: Former President and COO of a major airline.
●	Financial: Former CFO of two public companies.
●	Technology: Former CEO of a technology products and services provider.

14       2015 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Marvin R. Ellison

Age: 50 Director since: 2014 Committees: Compensation, Nominating & Governance Other public directorships: J. C. Penney Company, Inc.

Mr. Ellison has been Chief Executive Officer of J. C. Penney Company, Inc. since August 1, 2015 and President since November 1, 2014. Mr. Ellison served as CEO-Designee of J. C. Penney from November 1, 2014 through July 2015. From August 2008 through October 2014, he served as Executive Vice President – U.S. Stores of The Home Depot, Inc., a home improvement specialty retailer. From June 2002 to August 2008, he served in a variety of operational roles at The Home Depot, including as President – Northern Division and as Senior Vice President – Global Logistics. Prior to joining The Home Depot, Mr. Ellison spent 15 years at Target Corporation in a variety of operational roles. He is a former director of H&R Block, Inc.

Skills and Qualifications:
●	Transportation Industry: Served in a variety of logistics roles during his career, including as Senior Vice President – Global Logistics at The Home Depot.
●	Leadership: Significant executive leadership experience gained from executive positions held at The Home Depot and J. C. Penney.

Kimberly A. Jabal

Age: 46 Director since: 2013 Committees: Audit, Information Technology Oversight Other public directorships: None

Ms. Jabal currently is the Chief Financial Officer and oversees the legal and human resources functions at Kong Technologies, Inc. (formerly Path, Inc.), a privately-held social networking company. Prior to joining Path in March 2013, she served as vice president of finance at Lytro, Inc., an early-stage company focused on building the world’s first consumer lightfield camera. She served in various capacities at Google from 2003 to 2011, including as director of engineering finance, director of investor relations and director of online sales finance. Prior to Google, Ms. Jabal spent two years at Goldman Sachs in technology investment banking and eight years with Accenture working in information technology.

Skills and Qualifications:
●	Financial: CFO of a privately-held social networking company.
●

Technology: Has extensive information technology experience, having spent eight years serving in various capacities with Google and eight years with Accenture designing and building technical infrastructure for major IT systems implementations at global companies.

Shirley Ann Jackson

Age: 69
Director since: 1999
Committees: Compensation, Nominating & Governance
Other public directorships: International Business Machines Corporation, Medtronic, Inc. and Public Service Enterprise Group Incorporated

Dr. Jackson is President of Rensselaer Polytechnic Institute (RPI), a technological research university, a position she has held since 1999. She was Chairman of the U.S. Nuclear Regulatory Commission (NRC) from 1995 to 1999 and Commissioner of the NRC from 1995 to 1999. Dr. Jackson was a member of the President’s Council of Advisors on Science and Technology (PCAST) from 2009 until 2014. She has been Co-Chair of the President’s Intelligence Advisory Board since November 2014 and a member of the International Security Advisory Board to the U.S. Secretary of State since July 2011, and she is a trustee of M.I.T. (member of the M.I.T. Corporation). She was previously a director of Marathon Oil Corporation, NYSE Euronext and U.S. Steel Corporation.

Skills and Qualifications:
●	Financial: Has numerous years of public company audit committee experience, including as a chair. Dr. Jackson is also a former director of NYSE Euronext and former chair of the Board of NYSE Regulation.
●	Technology: Earned undergraduate and doctorate degrees in physics from the Massachusetts Institute of Technology and is the president of a world-renowned technological research university (RPI). Dr. Jackson is also a member of the Board of IBM.
●	Energy/Government: Former Chairman and Commissioner of the U.S. Nuclear Regulatory Commission and Co-Chair of the President’s Intelligence Advisory Board.

2015 Proxy Statement       15

PROPOSAL 1 — ELECTION OF DIRECTORS

Gary W. Loveman

Age: 55 Director since: 2007 Committees: Audit, Nominating & Governance Other public directorships: Caesars Entertainment Corporation and Coach, Inc.

Mr. Loveman is Chairman of the Board of Caesars Entertainment Corporation, a provider of branded gaming entertainment, a position he has held since 2005. Mr. Loveman was President of Caesars Entertainment Corporation from 2001 through June 2015 and Chief Executive Officer from 2003 through June 2015, and he held various other executive positions with the company from 1998 to 2001. On January 15, 2015, Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of Caesars Entertainment Corporation, and certain of its wholly owned subsidiaries filed for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois. Mr. Loveman was Associate Professor of Business Administration at the Harvard University Graduate School of Business Administration from 1989 to 1998.

Skills and Qualifications:
●	International: Member of the President’s Export Council, the principal national advisory committee on international trade.
●	Financial: Earned a Ph.D. in economics from the Massachusetts Institute of Technology.
●	Marketing: Led several highly successful marketing initiatives at Caesars Entertainment and previously taught marketing-related courses.

R. Brad Martin

Age: 63 Director since: 2011 Committees: Audit, Information Technology Oversight Other public directorships: Chesapeake Energy Corporation and First Horizon National Corporation

Mr. Martin is Chairman of RBM Venture Company, a private investment company, a position he has held since 2007, and is the former Interim President of the University of Memphis, a position he held from July 2013 until May 2014. Mr. Martin was Chairman and Chief Executive Officer of Saks Incorporated from 1989 to 2006 and remained Chairman until 2007, when he retired. He was previously a director of Caesars Entertainment Corporation, Dillards, Inc., Gaylord Entertainment Company, lululemon athletica inc. and Ruby Tuesday, Inc.

Skills and Qualifications:
●	Financial: Earned an MBA from Vanderbilt University and has public company audit committee experience.
●	Marketing: Gained valuable retail marketing experience and successfully applied his marketing expertise as the former CEO of Saks, a leading department store retailer.
●	Energy: Member of the boards of Chesapeake Energy Corporation and Pilot Travel Centers LLC.
●	Government: Former Tennessee state representative.

Joshua Cooper Ramo

Age: 46 Director since: 2011 Committees: Audit, Information Technology Oversight Other public directorships: Starbucks Corporation

Mr. Ramo is Vice Chairman, Co-Chief Executive Officer, Kissinger Associates, Inc., a strategic advisory firm, (he has been Vice Chairman since 2011 and Co-Chief Executive Officer since July 1, 2015). He served as Managing Director of Kissinger Associates from 2006 to 2011. Prior to joining Kissinger Associates, he was Managing Partner of JL Thornton & Co., LLC, a consulting firm. Before that, he worked as a journalist and served as Senior Editor, Foreign Editor and then Assistant Managing Editor of TIME Magazine from 1995 to 2003.

Skills and Qualifications:
●	International: Has been a term member of the Council on Foreign Relations, Asia 21 Leaders Program, World Economic Forum’s Young Global Leaders and Global Leaders of Tomorrow. He co-founded the U.S.–China Young Leaders Forum in conjunction with the National Committee on U.S.–China Relations.
●	Leadership: Vice Chairman, Co-Chief Executive Officer, Kissinger Associates.

16       2015 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Susan C. Schwab

Age: 60 Director since: 2009 Committees: Compensation, Information Technology Oversight Other public directorships: The Boeing Company, Caterpillar Inc. and Marriott International, Inc.

Ambassador Schwab is a Professor at the University of Maryland School of Public Policy, a position she has held since January 2009. She has also served as a strategic advisor to Mayer Brown LLP, a law firm, since March 2010. She served as U.S. Trade Representative from 2006 to January 2009 and as Deputy U.S. Trade Representative from 2005 to 2006. She was Vice Chancellor of the University System of Maryland and President and Chief Executive Officer of the University System of Maryland Foundation from 2004 to 2005. She was Dean of the University of Maryland School of Public Policy from 1995 to 2003. She was Director of Corporate Business Development of Motorola, Inc., an electronics manufacturer, from 1993 to 1995. She was Assistant Secretary of Commerce for the U.S. and Foreign Commercial Service from 1989 to 1993. She was previously a director of The Adams Express Company, Calpine Corporation and Petroleum & Resources Corporation.

Skills and Qualifications:
●	International/Government: Former U.S. Trade Representative and former Director-General of the U.S. and Foreign Commercial Service (Assistant Secretary of Commerce), the export promotion arm of the U.S. government.

David P. Steiner

Age: 55 Director since: 2009 Committees: Nominating & Governance (Chairman) Other public directorships: TE Connectivity Ltd. and Waste Management, Inc.

Mr. Steiner is Chief Executive Officer of Waste Management, Inc., a provider of integrated waste management services, a position he has held since 2004. He was Executive Vice President and Chief Financial Officer of Waste Management, Inc. from 2003 to 2004, Senior Vice President, General Counsel and Corporate Secretary of Waste Management, Inc. from 2001 to 2003, and Vice President and Deputy General Counsel of Waste Management, Inc. from 2000 to 2001. He was a partner at Phelps Dunbar L.L.P., a law firm, from 1990 to 2000.

Skills and Qualifications:
●	Transportation: CEO of Waste Management, which transports waste materials.
●	Financial: Has an accounting degree from Louisiana State University and was CFO of Waste Management before becoming its CEO.
●	Energy: CEO of Waste Management, which has taken an industry leadership role in converting waste to renewable energy.

Paul S. Walsh

Age: 60 Director since: 1996 Committees: Compensation (Chairman) Other public directorships: Avanti Communications Group plc (Chairman), Compass Group PLC (Chairman) and RM2 International S.A.

Mr. Walsh is Chairman of the Board of Compass Group PLC, a food service and support services company, a position he has held since February 2014. He also is Chairman of the Board of Avanti Communications Group plc, a leading satellite operator providing high speed internet and data services, a position he has held since November 2013. Since July 2013, Mr. Walsh has been an advisor to Diageo plc, a beverage company, where he served as Chief Executive Officer from 2000 to June 2013. Mr. Walsh also serves as an advisor for L.E.K. Consulting, a global strategy consulting firm, and TPG Capital LLP, a private investment firm. Mr. Walsh also is a director of RM2 International S.A. and Simpsons Malt Limited, and has been a member of the U.K. Prime Minister’s Business Advisory Group since July 2015. He was Chairman, President and Chief Executive Officer of The Pillsbury Company, a wholly owned subsidiary of Diageo plc, from 1996 to 2000, and Chief Executive Officer of The Pillsbury Company from 1992 to 1996. He was appointed as a Business Ambassador on the U.K. government’s Business Ambassador Network in August 2012. He was previously a director of Diageo plc, Centrica plc, Ontex Group NV and Unilever PLC.

Skills and Qualifications:
●	International: Former CEO of a U.K.-based, large multinational corporation.
●	Financial: Has held executive finance positions, including CFO of a major division, at a U.K.-based public company.
●	Marketing: Led a company that owes much of its growth and success to highly effective marketing of its brands.
●	Government: Has held executive positions at companies where government interface is crucial.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Summary of Director Experience, Qualifications, Attributes and Skills
Transportation Industry Experience is a positive attribute as it greatly increases a director’s understanding of our business operations and its management.	•	•	•	•				•			•
International Experience is beneficial given our continued capitalization on increasing globalization and the resulting expansion of customer access to goods, services and information.	•					•	•		•	•		•
Financial Expertise is important given our use of financial targets as measures of success and the importance of accurate financial reporting and robust internal auditing.			•		•	•	•	•			•	•
Marketing Expertise is valuable because we emphasize promoting and protecting the FedEx brand, one of our most important assets.							•	•				•
Technological Expertise is beneficial because attracting and retaining customers and competing effectively depend in part upon the sophistication and reliability of our technology.		•	•		•	•
Energy Expertise is important as we are committed to protecting the environment and have initiatives underway to reduce our energy use and minimize our environmental impact.	•					•		•			•
Government Experience is useful in our highly-regulated industry as we work constructively with governments around the world.		•				•		•		•		•
Leadership Experience is critical because we want directors with the experience and confidence to capably advise our executive management team on a wide range of issues.	•	•	•	•	•	•	•	•	•	•	•	•

18       2015 Proxy Statement

EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors, and the Board approved, that the Compensation Discussion and Analysis be included in this proxy statement and in FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015.

Compensation Committee Members

Paul S. Walsh – Chairman
Marvin R. Ellison
Shirley Ann Jackson
Susan C. Schwab

Compensation Discussion and Analysis

In this section we discuss and analyze the compensation of our principal executive and financial officers and our three other most highly compensated executive officers (the “named executive officers”) for the fiscal year ended May 31, 2015. For additional information regarding compensation of the named executive officers, see “— Summary Compensation Table” and other compensation-related tables and disclosure below.

Executive Summary

We are continuing to focus on our strategic cost reduction programs, finding ways to improve efficiency and rationalize capacity, improving on our already high levels of service, and continuing to invest in critical, long-term projects as part of our global strategy to position the company for stronger growth. In fiscal 2015, we experienced improved performance by all our transportation segments. Although our financial performance improved during 2015, adjusted consolidated operating income was below our aggressive target objective under our fiscal 2015 annual incentive compensation (“AIC”) program. Accordingly, and consistent with our pay-for-performance philosophy, the payouts under our AIC program were below target. In addition, there were no payouts earned in fiscal 2015 by any participants, including the named executive officers, under our long-term incentive compensation (“LTI”) program, which is tied to financial performance over a three-year period (fiscal 2013 through fiscal 2015 for the FY2013-FY2015 LTI plan). Although we had strong financial performance in 2014 and 2015, weaker than expected results in 2013 prevented us from achieving the earnings per share (“EPS”) goal required for a payout.

The following table details key compensation highlights of the last five fiscal years.

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EXECUTIVE COMPENSATION

Philosophy. FedEx is consistently ranked among the world’s most admired and trusted employers and respected brands. Maintaining this reputation and continuing to position FedEx for future success requires high caliber talent to protect and grow the company in support of our mission of producing superior financial returns for our shareowners. We design our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects individual and company performance, job complexity, and strategic value of the position while ensuring long-term retention and motivation.

Each of the named executive officers is a longstanding member of our management, and our Chairman of the Board, President and Chief Executive Officer, Frederick W. Smith, founded the company and pioneered the express transportation industry over 40 years ago. As a result, our named executive officers are especially knowledgeable about our business and our industry and thus particularly valuable to the company and our shareowners.

As with tenure, position and level of responsibility are important factors in the compensation of any FedEx employee, including our named executive officers. There are internal salary ranges for each level, and annual target bonus percentages, long-term bonus amounts, and the number of stock options and restricted shares awarded are all closely tied to management level and responsibilities. For instance, all FedEx Corporation executive vice presidents have the same salary range and annual target bonus percentages and receive the same long-term bonus and the same number of options and restricted shares in the annual grant.

Our philosophy is to (i) closely align the compensation paid to our executives with the performance of the company on both a short-term and long-term basis, and (ii) set performance goals that do not promote excessive risk while supporting the company’s core long-term financial goals, which include:

●	Achieving a 10%+ operating margin;

●	Increasing EPS by 10% to 15% per year;

●	Growing profitable revenue;

●	Improving cash flow; and

●	Increasing returns, such as return on invested capital.

Our executive compensation is, in large measure, highly variable and linked to the above goals and the performance of the FedEx stock price over time.

2014 Say-on-Pay Advisory Vote Outcome

The Compensation Committee annually considers the results of the most recent advisory vote by shareowners to approve named executive officer compensation. In the 2014 advisory vote, 96.6% of the voted shares supported the compensation of FedEx’s named executive officers, and the Compensation Committee and the Board of Directors interpret this strong level of support as affirmation of the current design, purposes and direction of FedEx’s executive compensation programs. In its ongoing evaluation of FedEx’s executive compensation programs and practices, the Compensation Committee will continue to consider the results from future shareowner advisory votes to approve named executive officer compensation.

Compensation Objectives and Design-Related Features

We design our executive compensation program to further FedEx’s mission of producing superior financial returns for our shareowners by pursuing the following objectives:

How Pursued
Objective	Generally	Specifically
Retain and attract highly qualified and effective executive officers.	Pay competitively.	Use comparison survey data as a point of reference in evaluating target levels for total direct compensation, which includes both fixed and variable, at-risk components tied to stock price appreciation and short- and long-term financial performance.
Motivate executive officers to contribute to our future success and to build long-term shareowner value and reward them accordingly.	Link a significant part of compensation to FedEx’s financial and stock price performance, especially long-term performance.	Weight executive compensation program in favor of incentive and equity-based compensation elements (rather than base salary), especially long-term incentive cash compensation and equity incentives in the form of stock options and restricted stock.
Further align executive officer and shareowner interests.	Encourage and facilitate long-term shareowner returns and significant ownership of FedEx stock by executives.	Make annual equity-based grants; tie long-term cash compensation to growth in our EPS, which strongly correlates with long-term stock price appreciation; maintain a stock ownership goal for senior officers and encourage each officer to retain shares acquired upon stock option exercises until his or her goal is met.

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EXECUTIVE COMPENSATION

Commitment to Retain and Attract. FedEx is widely acknowledged as one of the world’s most admired and respected companies, and it is our people — our greatest asset — who have earned FedEx its strong reputation. Because FedEx operates a global enterprise in a highly challenging business environment, we compete for talented management with some of the largest companies in the world — in our industry and in others. Our global recognition and reputation for excellence in management and leadership make our people attractive targets for other companies, and our key employees are aggressively recruited. To prevent loss of our managerial talent, we seek to provide an overall compensation program that is competitive with all types of companies and continues to retain and attract outstanding people to conduct our business. Each element of compensation is intended to fulfill this important obligation.

Market Referencing. Because retention is imperative and tenure and management level are determinative factors, we use external survey data solely as a market reference point to assess the competitiveness of our compensation programs. The target compensation levels of our named executive officers are not designed to correspond to a specific percentile of compensation in those surveys. Instead, our analysis considers multiple market reference points for the analyzed positions, rather than referring to a specific percentile.

For the fiscal 2015 executive compensation review, we considered survey data published by two major consulting firms engaged by the company: Towers Watson and Aon Hewitt. Each consulting firm provided target compensation data for general industry companies (excluding financial services companies) in its respective database with annual revenues between $20 billion and $70 billion. A list of these companies is attached to this proxy statement as Appendix A.

General industry is the appropriate comparison category because our executives are recruited by and from businesses outside of FedEx’s industry peer group. Moreover, our industry peer group does not provide a sufficient number of companies that are of a comparable size to FedEx. Using a robust data sample (127 companies for fiscal 2015) mitigates the impact of outliers, year-over-year volatility of compensation levels and the risk of selection bias, and increases the likelihood of comparing with companies with executive officer positions similar to ours. Because the annual revenues of these companies vary significantly, each consulting firm used regression analysis to allow for the inclusion of data from a large number of both larger and smaller companies. The data results provided by each firm were then averaged to arrive at blended market compensation data for general industry executives.

When we evaluate the elements of compensation of our executive officers in light of the referenced survey data, we consider total direct compensation (“TDC”). The TDC composition is illustrated below:

Elements of TDC
Short-Term Compensation	Base Salary
AIC
Long-Term Compensation	LTI
Stock Options
Restricted Stock (includes related tax reimbursement payments)

TDC includes AIC at target (i.e., assuming achievement of all objectives) and all long-term components at target. Long-term components of target TDC are valued consistent with the valuation methodology used in the referenced surveys. Tax reimbursement payments on restricted stock awards are included in TDC.

Other elements of compensation of the named executive officers (such as perquisites and retirement benefits) are not included in TDC, consistent with our referenced survey information. Accordingly, these other elements are not referenced against survey data, and decisions as to these other elements do not influence decisions as to the elements of compensation that are included in TDC. These other elements of compensation, however, are reviewed and approved by the Compensation Committee.

While we may reference our target executive compensation levels against the survey group of companies, we do not compare our AIC and LTI financial performance goals against these companies or any other group of companies. Rather, as discussed below, our AIC and LTI financial performance goals are based upon our internal business objectives which, when set each year, represent aggressive but reasonably achievable goals. Accordingly, the relationship between our financial performance and the financial performance of the survey companies does not affect the relationship between our executive compensation and the executive compensation of that group in a given year.

Pay for Performance. Our executive compensation program is intended not only to retain and attract highly qualified and effective managers, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of shareowners and appropriately reward them for doing so. Accordingly, we believe that there should be a strong relationship between pay and corporate performance

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EXECUTIVE COMPENSATION

(both financial results and stock price), and our executive compensation program reflects this belief. In particular, AIC payments, LTI payments and stock options represent a significant portion of our executive compensation program, as shown by the chart below, and this variable compensation is “at risk” and directly dependent upon the achievement of pre-established corporate goals and stock price appreciation:

●	Fiscal 2015 AIC payouts were tied to meeting aggressive business plan goals for FedEx Express segment operating income and consolidated operating income, as well as individual performance objectives for the named executive officers other than the Chairman of the Board, President and Chief Executive Officer and the President and Chief Executive Officer of FedEx Express. Adjusted consolidated operating income fell below the target objective for annual financial performance for fiscal 2015. As a result, the named executive officers received below-target AIC payouts.

●	LTI payouts are tied to meeting aggregate EPS goals over a three-fiscal-year period. Due to weaker than expected results in fiscal 2013, there were no LTI payouts for fiscal 2015.

●	The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of our common stock on the date of grant, so the options will yield value to the executive only if the stock price appreciates.

The following chart illustrates for each named executive officer the allocation of fiscal 2015 target TDC between base salary and incentive and equity-oriented compensation elements (the restricted stock value includes the related tax reimbursement payment):

Fiscal 2015 Target TDC Components

We believe that long-term performance is the most important measure of our success, as we manage FedEx’s operations and business for the long-term benefit of our shareowners. Accordingly, not only is our executive compensation program weighted towards variable, at-risk pay components, but we emphasize incentives that are dependent upon long-term corporate performance and stock price appreciation. These long-term incentives include LTI cash compensation and equity awards (stock options and restricted stock), which comprise a significant portion of an executive officer’s total compensation. These incentives are designed to motivate and reward our executive officers for achieving long-term corporate financial performance goals and maximizing long-term shareowner value.

22       2015 Proxy Statement

EXECUTIVE COMPENSATION

The following chart illustrates for each named executive officer the allocation of fiscal 2015 target TDC between long-term incentives — LTI, stock options and restricted stock, including the related tax reimbursement payment — and short-term components — base salary and AIC:

Fiscal 2015 Long-Term vs. Short-Term Compensation

We include target AIC and LTI payouts (discounted to present value to be consistent with the valuation methodology used in the survey data) in TDC, so the actual compensation paid out in a given year may vary widely from target levels because compensation earned under the AIC and LTI programs is variable and commensurate with the level of achievement of pre-established financial performance goals. When we fall short of our business objectives, payments under these variable programs decrease correspondingly. Conversely, when we achieve superior results, we reward our executives accordingly under the terms of these programs. As shown by the following chart, the actual fiscal 2015 TDC of our named executive officers was below target levels because our financial performance fell short of our pre-established goals for the AIC and LTI plans. In fiscal 2014, the actual TDC of our named executive officers was above target levels because we exceeded our pre-established EPS goal for a target payout under the FY2012-FY2014 LTI plan. In fiscal 2013, with the exception of Mr. F.W. Smith, the actual TDC of our named executive officers was above target levels because we exceeded our pre-established EPS goal for a maximum payout under the FY2011-FY2013 LTI plan.

Actual TDC vs. Target TDC (1)

____________________
(1)	Actual TDC includes base salary, actual AIC and LTI payouts (if any), equity-based awards valued at grant date consistent with the valuation methodology used in the survey data and tax reimbursement payments related to restricted stock awards.

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EXECUTIVE COMPENSATION

Align Management and Shareowner Interests. We award stock options and restricted stock to create and maintain a long-term economic stake in the company for the officers, thereby aligning their interests with the interests of our shareowners.

In addition, as discussed above, payout under our LTI program is dependent upon achievement of an aggregate EPS goal for a three-fiscal-year period. EPS was selected as the financial measure for the LTI plan because growth in our EPS strongly correlates to long-term stock price appreciation.

The following graph illustrates the relationship between FedEx’s EPS growth and stock price appreciation (based on the fiscal year-end stock price and adjusted for stock splits) from 1978 to 2015:

____________________
(1)	EPS for fiscal 2015, 2014 and 2013 excludes the net impact of the company’s adoption of MTM accounting for its defined benefit pension and other postretirement plans, including the impact of lowering the expected return on plan assets assumption from 7.75% to 6.5% in the presentation of segment results for all prior periods, of $(4.23), $0.43 and $3.12, respectively.

Stock Ownership Goal for Senior Officers. In order to encourage significant stock ownership by FedEx’s senior management, including the named executive officers, and to further align their interests with the interests of our shareowners, the Board of Directors has adopted a stock ownership goal for senior officers, which is included in FedEx’s Corporate Governance Guidelines. With respect to our executive officers, the goal is that within four years after being appointed to his or her position, each officer own FedEx shares valued at the following multiple of his or her annual base salary:

●	5x for the Chairman of the Board, President and Chief Executive Officer; and

●	3x for the other executive officers.

For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. Until the ownership goal is met, the officer is encouraged to retain “net profit shares” resulting from the exercise of stock options. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed upon the exercise of options. As of August 3, 2015, each executive officer exceeded the stock ownership goal.

Policy Against Hedging and Pledging Transactions. In addition, we have adopted comprehensive and detailed policies (the FedEx Securities Manual) that regulate trading by our insiders, including the named executive officers and Board members. The Securities Manual includes information regarding quiet periods and explains when transactions in FedEx stock are permitted. The Securities Manual and our Corporate Governance Guidelines also set forth certain types of transactions that are restricted. Specifically, (1) publicly traded (or exchange-traded) options, such as puts, calls and other derivative securities, (2) short sales, including “sales against the box,” and (3) hedging or monetization transactions, such as zero-cost collars and forward sale contracts, are strictly prohibited. The Securities Manual and our Corporate Governance Guidelines also prohibit margin accounts and pledges; provided, however, that our Lead Independent Director and General Counsel, acting together,

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EXECUTIVE COMPENSATION

may grant an exception to the prohibition against holding FedEx securities in a margin account or pledging FedEx securities on a case-by-case basis to any member of the Board of Directors or the Chairman of the Board, President and Chief Executive Officer if he or she clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Based upon this criterion, such an exception has been granted with respect to the shares that are disclosed in this proxy statement as having been pledged as security by Frederick W. Smith, FedEx’s Chairman of the Board, President and Chief Executive Officer. See “Stock Ownership — Directors and Executive Officers.” With respect to the shares pledged by Mr. Smith:

●	None of the shares pledged by Mr. Smith were acquired through a FedEx equity compensation plan.

●	The pledged shares are not used to shift or hedge any economic risk in owning FedEx shares. These shares collateralize loans used to fund outside personal business ventures and prior purchases of FedEx shares. If Mr. Smith had been unable to pledge these shares, he may have been forced to sell the shares in order to obtain the necessary funds.

●	The pledged shares represent 1.4% of FedEx’s outstanding shares as of August 3, 2015, and therefore, do not present any appreciable risk for investors or the company.

●	Mr. Smith is FedEx’s founder and one of the company’s largest shareowners. Mr. Smith has pledged only 20.5% of his total share ownership. The number of shares pledged by Mr. Smith has decreased by 112,000 during the last year and by 1,298,000 over the last three years. Based on the fiscal year-end stock price ($173.22), the value of his pledged shares was approximately $694 million. Excluding the pledged shares, Mr. Smith still substantially exceeds our stock ownership goal.

●	In accordance with our policy, Mr. Smith has established his financial capacity to repay the loan without resorting to the pledged shares. In the unlikely event such a sale were necessary, based on the 30-day average trading volume for FedEx shares as of August 3, 2015, it would take three days for the pledged shares to be sold in the open market. Furthermore, Mr. Smith’s unpledged share ownership is very substantial and would likely be able to prevent any margin call.

We have an active shareowner engagement program in which we meet regularly with our largest shareowners. During these discussions, none of our largest shareowners have raised any concerns regarding Mr. Smith’s pledged shares.

No other FedEx executive officer or Board member currently holds FedEx securities that are pledged pursuant to a margin account, loan or otherwise.

Restricted Stock Program. FedEx’s restricted stock program has been in place for over 20 years and has encouraged FedEx executives to own and retain company stock. Although none of our largest shareowners have raised any concerns to us regarding our restricted stock program, during fiscal 2015 the Compensation Committee again reviewed our restricted stock program and, for all of the following reasons, determined that it continues to be appropriate for FedEx.

By facilitating the ownership of FedEx shares by our executives, we strengthen the alignment of their interests with those of our investors. When granting restricted stock, FedEx first determines the total target value of the award and then approves the delivery of that value in two components: restricted shares and cash payment of taxes due. Therefore, the total target value of the award is the same as it would be if there were no tax payments. In particular, because the amount of the tax payment is included in the calculation of the target value of the restricted stock award, the officers receive fewer shares in each award than they would in the absence of the tax payment: fewer by an amount equal in value to the tax payment.

This methodology prevents the need for an officer to make a disposition of FedEx stock to cover the tax consequences of a restricted stock award and dilute his or her interest in FedEx. Conversely, absent the tax payment, the number of shares received in each award would be larger by an amount equal in value to the forgone tax payment, thereby having a dilutive effect on our shareowners’ equity interest in FedEx. While SEC disclosure rules require that these payments be included with tax reimbursement payments and reported as “other compensation” in the Summary Compensation Table, we do not believe these payments are “tax gross-ups” in the traditional sense, since their value is fully reflected in the number of shares ultimately delivered to recipients. The following chart illustrates this principle, using the target value for the fiscal year 2015 restricted stock awards granted to FedEx Corporation executive vice presidents (as in previous years, Mr. Smith did not receive a restricted stock award in fiscal 2015):

2015 Proxy Statement       25

EXECUTIVE COMPENSATION

Target Value of Restricted Stock Award

Not only is the value to the officer, as well as the cost to the company, generally the same as it would be otherwise, but this practice uses fewer shares of stock to arrive at the same benefit and has proved extremely successful in retaining executives and enabling them to retain their shares. During fiscal 2014, we broadened our restricted stock program to include certain lower-level officers and high-performing managers and individual contributors. We also make tax payments as part of restricted stock awards to these individuals. In sum, we strongly believe that our restricted stock program is effectively designed and is aligned with the best interests of our shareowners.

Role of the Compensation Committee, its Compensation Consultant and the Chairman of the Board, President and Chief Executive Officer

Our Board of Directors is responsible for the compensation of our executive management. The purpose of the Board’s Compensation Committee, which is composed solely of independent directors, is to help discharge this responsibility by, among other things:

●	Reviewing and discussing with management the factors underlying our compensation policies and decisions, including overall compensation objectives;

●	Reviewing and discussing with management the relationship between the company’s compensation policies and practices and the company’s risk management, including the extent to which those policies and practices create risks for the company;

●	Reviewing and approving all company goals and objectives (both financial and non-financial) relevant to the compensation of the Chairman of the Board, President and Chief Executive Officer;

●	Evaluating, together with the other independent directors, the performance of the Chairman of the Board, President and Chief Executive Officer in light of these goals and objectives and the quality and effectiveness of his leadership;

●	Recommending to the Board for approval by the independent directors each element of the compensation of the Chairman of the Board, President and Chief Executive Officer;

●	Reviewing the performance evaluations of all other members of executive management (the Chairman of the Board, President and Chief Executive Officer is responsible for the performance evaluations of the non-CEO executive officers);

●	Reviewing and approving (and, if applicable, recommending to the Board for approval) each element of compensation, as well as the terms and conditions of employment, of these other members of executive management;

●	Granting awards under our equity compensation plans and overseeing the administration of all such plans; and

●	Reviewing the costs and structure of our key employee benefit and fringe-benefit plans and programs.

The Compensation Committee may form and delegate authority to any subcommittee as it deems appropriate or advisable in accordance with the terms of its written charter. To date, however, the Committee has not formed or delegated authority to any subcommittee.

In furtherance of the Compensation Committee’s responsibility, the Committee has engaged Steven Hall & Partners (the “consultant”) to assist the Committee in evaluating FedEx’s executive compensation, including during fiscal 2015. In connection with this engagement, the consultant reports directly and exclusively to the Committee. The consultant participates in Committee meetings, reviews

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EXECUTIVE COMPENSATION

Committee materials and provides advice to the Committee upon its request. For example, the consultant: updates the Committee on trends and issues in executive compensation and comments on the competitiveness and reasonableness of FedEx’s executive compensation program; assists the Committee in the development and review of FedEx’s AIC and LTI programs, including commenting on performance measures and the goal-setting process; and reviews and provides advice to the Committee for its consideration in reviewing compensation-related proxy statement disclosure, including this Compensation Discussion and Analysis, and on any new equity compensation plans or plan amendments proposed for adoption.

Other than services provided to the Compensation Committee, the consultant does not perform any services for FedEx. Additionally, the consultant has robust policies and procedures in place to prevent conflicts of interest; the fees received by the consultant from FedEx in the consultant’s most recently completed fiscal year represented less than 5% of the consultant’s revenues; neither the consultant nor any adviser of the consultant had a business or personal relationship with any member of the Compensation Committee or any executive officer of FedEx during fiscal 2015; and no adviser of the consultant directly owns, or directly owned during fiscal 2015, any FedEx stock. Accordingly, the Compensation Committee has determined the consultant to be independent from the company and that no conflicts of interest exist related to the consultant’s services provided to the Committee. Compensation Committee pre-approval is required for any services to be provided to the company by the Committee’s independent compensation consultant. This ensures that the consultant maintains the highest level of independence from the company, in both appearance and fact.

The Chairman of the Board, President and Chief Executive Officer, who attends most meetings of the Compensation Committee by invitation of the Committee’s chairman, assists the Committee in determining the compensation of all other executive officers by, among other things:

●	Approving any annual merit increases to the base salaries of the other executive officers within limits established by the Committee;

●	Establishing annual individual performance objectives for the other executive officers and evaluating their performance against such objectives (the Committee reviews these performance evaluations); and

●	Making recommendations, from time to time, for special stock option and restricted stock grants (e.g., for motivational or retention purposes) to other executive officers.

The other executive officers do not have a role in determining their own compensation, other than discussing their annual individual performance objectives and results achieved with the Chairman of the Board, President and Chief Executive Officer.

Compensation Elements and Fiscal 2015 Amounts

Base Salary. Our primary objective with respect to the base salary levels of our executive officers is to provide sufficient fixed cash income to retain and attract these highly marketable executives in a competitive market for executive talent. The base salaries of our executive officers are reviewed and adjusted (if appropriate) at least annually to reflect, among other things, economic conditions, base salaries for comparable positions from the executive compensation survey data discussed above, the tenure of the officers, and the base salaries of the officers relative to one another, as well as the internal salary ranges for the officer’s level.

The named executive officers last received a base salary increase in July 2011. Effective October 1, 2015, Frederick W. Smith’s annual base salary will be increased by 1.5%, and each other named executive officer’s annual base salary will be increased by 3%. As a result, effective October 1, 2015, the new annual base salaries of FedEx’s named executive officers will be as follows:

Name	Current Annual Base Salary ($)	New Annual Base Salary ($)
F.W. Smith	1,266,960	1,285,968
A.B. Graf, Jr.	902,784	929,868
D.J. Bronczek	942,096	970,356
T.M. Glenn	833,364	858,360
R.B. Carter	762,960	785,844

Cash Payments Under Annual Incentive Compensation Program. The primary objective of our AIC program is to motivate our people to achieve our annual financial goals and other business objectives and reward them accordingly. The program provides an annual cash bonus opportunity to our employees, including the named executive officers, at the conclusion of each fiscal year based upon the achievement of AIC performance objectives.

For fiscal 2015, the AIC plan included two company financial performance measures – FedEx Express segment operating income and consolidated operating income. These measures were chosen as the company financial performance metrics in order to further motivate and incentivize management to improve the company’s core financial performance, execute our profit improvement initiatives and find ways to improve efficiency and rationalize capacity.

Target AIC payouts are established as a percentage of the executive officer’s base salary (as of the end of the plan year). Payouts above target levels are based exclusively upon the company’s performance. Accordingly, the executive officer receives above-target payouts only if the company exceeds the AIC target objective for annual financial performance.

AIC objectives for company annual financial performance are typically based upon our business plan for the fiscal year, which is reviewed and approved by the Board of Directors and

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which reflects, among other things, the risks and opportunities identified in connection with our enterprise risk management process. Consistent with our long-term focus and in order to discourage unnecessary and excessive risk-taking, we measure performance against our business plan, rather than a fixed growth rate or an average of growth rates from prior years, to account for short-term economic and competitive conditions and anticipated strategic investments that may have adverse short-term profit implications. We address year-over-year improvement targets through our LTI plans, as discussed below.

For the fiscal 2015 AIC program, in an effort to further motivate management to improve the company’s performance, the AIC program’s target objectives for both FedEx Express segment operating income and consolidated operating income were higher than the corresponding business plan objectives. Accordingly, above-plan performance for both measures was required to achieve target payouts under the fiscal 2015 AIC program. The payout opportunity for Messrs. Graf, Glenn and Carter relating to individual performance was not, however, contingent upon the achievement of any company financial performance objectives.

The fiscal 2015 AIC target payouts for the named executive officers, as a percentage of base salary, were as follows:

Name	Target Payout (as a percentage of base salary)
F.W. Smith	130%
A.B. Graf, Jr.	90%
D.J. Bronczek	100%
T.M. Glenn	90%
R.B. Carter	90%

The maximum fiscal 2015 AIC payout opportunity for each named executive officer was 200% of his target bonus.

Chairman of the Board, President and Chief Executive Officer. Mr. Smith’s AIC payout is tied to the achievement of corporate objectives for company financial performance for the fiscal year. Mr. Smith’s minimum AIC payout is zero. His target AIC payout is set as a percentage of his base salary, and his maximum AIC payout is set as a multiple of the target payout. The independent members of the Board of Directors, upon the recommendation of the Compensation Committee, approve these percentages. The actual AIC payout ranges, on a sliding scale, from the minimum to the maximum based upon the performance of the company against our company financial performance goals.

Mr. Smith’s fiscal 2015 AIC payout was based on the following company financial performance measures (subject to adjustment as described below):

●	FedEx Express Segment Operating Income: A payout of up to 50% of Mr. Smith’s target bonus was based on meeting or exceeding the FedEx Express segment operating income target objective under the fiscal 2015 AIC program.

●	Consolidated Operating Income: If the FedEx Express segment operating income target objective under the fiscal 2015 AIC program was achieved, the balance of Mr. Smith’s AIC payout opportunity was tied to the achievement of corporate objectives for consolidated operating income, subject to the maximum payout opportunity.

In addition, the independent Board members, upon the recommendation of the Compensation Committee, may adjust this amount upward or downward based on their annual evaluation of Mr. Smith’s performance, including the quality and effectiveness of his leadership, the execution of key strategic initiatives and the following corporate performance measures:

●	FedEx’s stock price performance relative to the Standard & Poor’s 500 Composite Index, the Dow Jones Transportation Average, the Dow Jones Industrial Average and competitors;

●	FedEx’s stock price to earnings (P/E) ratio relative to the Standard & Poor’s 500 Composite Index, the Dow Jones Industrial Average and competitors;

●	FedEx’s market capitalization;

●	FedEx’s revenue growth and operating income growth (excluding certain unusual items and the year-end mark-to-market accounting adjustment for defined benefit pension and other postretirement plans (the “MTM Adjustment”)) relative to competitors;

●	FedEx’s free cash flow (excluding business acquisitions), return on invested capital (excluding certain unusual items and the MTM Adjustment) and weighted average cost of capital;

●	Analyst coverage and ratings for FedEx’s stock;

●	FedEx’s U.S. and international revenue market share; and

●	FedEx’s reputation rankings by various publications and surveys.
None of these factors is given any particular weight in determining whether to adjust Mr. Smith’s bonus amount.
Non-CEO Named Executive Officers. For fiscal 2015, the entire AIC payout for Mr. Bronczek, the President and Chief Executive Officer of FedEx Express, was based on the same company financial performance measures as described above for Mr. Smith, subject to downward adjustment by Mr. Smith based on Mr. Bronczek’s achievement of individual performance objectives established at the beginning of the fiscal year.
With respect to Messrs. Graf, Glenn and Carter, 50% of their fiscal 2015 target AIC payout was based on the achievement of individual performance objectives established at the beginning of the fiscal year for each executive. The payout opportunity relating to individual objectives was not contingent upon achievement of any company financial performance objectives. The balance of their fiscal 2015 AIC payout was contingent upon achievement of the FedEx Express segment operating income target objective under the fiscal 2015 AIC program.

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If such target was achieved, the balance of their AIC payout opportunity was based on the achievement of corporate objectives for consolidated operating income (as described above), subject to the maximum payout opportunity.

The minimum AIC payout for all non-CEO named executive officers is zero. The target AIC payout is set as a percentage of the executive’s base salary, and the maximum AIC payout is set as a multiple of the target payout. The actual AIC payout ranges, on a sliding scale, from the minimum to the maximum based upon the performance of the individual and the company against the objectives.

Individual performance objectives for the non-CEO named executive officers vary by management level and by operating segment and include (but are not limited to):

●	Provide leadership to support the achievement of financial goals;

●	Guide and support key strategic initiatives;

●	Enhance the FedEx customer experience and meet goals related to internal metrics that measure customer satisfaction and service quality;

●	Recruit and develop executive talent and ensure successors exist for all management positions; and

●

Implement and document good faith efforts designed to ensure inclusion of females and minorities in the pool of qualified applicants for open positions and promotional opportunities, and otherwise promote FedEx’s commitment to diversity, tolerance and inclusion in the workplace.

Individual performance objectives are designed to further the company’s business objectives. Achievement of individual performance objectives is generally within each officer’s control or scope of responsibility, and the objectives are intended to be achieved with an appropriate level of effort and effective leadership by the officer. The achievement level of each non-CEO named executive officer’s individual performance objectives is based on Mr. Smith’s evaluation at the conclusion of the fiscal year, which is reviewed by the Compensation Committee.

Fiscal 2015 AIC Performance and Payouts. As noted above, both the FedEx Express segment operating income target objective and the consolidated operating income target objective under the fiscal 2015 AIC program were higher than the corresponding fiscal 2015 business plan objectives. As a result, above-plan performance was required in order to achieve target payouts under the fiscal 2015 AIC program.

The following table presents the threshold, target and maximum objectives (if applicable) for FedEx Express segment operating income and consolidated operating income under our fiscal 2015 AIC program, and our actual (as adjusted) FedEx Express segment operating income and consolidated operating income for fiscal 2015 (in millions):

Company Performance Measure	Threshold		Target		Maximum		Actual(1)
FedEx Express Segment Operating Income	$1,648	(2)	$1,648	(2)	n/a	(2)	$1,860
Consolidated Operating Income	$4,178		$4,338		$4,834		$4,228
(1)	The Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of certain items from FedEx Express segment operating income and consolidated operating income for purposes of the fiscal 2015 AIC plan. See Appendix B for a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures.
(2)	Under the fiscal 2015 AIC plan, once the FedEx Express segment operating income business plan objective was achieved, additional operating profit was allocated exclusively to fund the FedEx Express segment fiscal 2015 AIC plan (including with respect to Mr. Smith) until aggregate funding reached 50% of the aggregate target payout. Accordingly, the threshold and target objectives for FedEx Express segment operating income are the same. There was no maximum objective under the FedEx Express segment operating income metric because once the target objective for 50% funding was met, any remaining payout was tied to achievement of consolidated operating income objectives.

Based upon above-target FedEx Express operating income performance and below-target consolidated operating income performance, and each non-CEO named executive officer’s achievement of individual performance objectives, payouts to the named executive officers under the fiscal 2015 AIC program were as follows (compared to the target payout opportunities):

Name	Target AIC Payout ($)	Actual AIC Payout ($)
F.W. Smith	1,647,048	981,723
A.B. Graf, Jr.	812,506	505,581
D.J. Bronczek	942,096	598,561
T.M. Glenn	750,028	442,141
R.B. Carter	686,664	395,793

The independent members of the Board of Directors, upon the recommendation of the Compensation Committee, exercised their discretion (as described above) to reduce the amount of Mr. Smith’s fiscal 2015 AIC payout from $1,078,816, the formulaic amount resulting solely from the achievement of company financial performance objectives under the fiscal

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2015 AIC program, to $981,723. This decision was based upon below-business-plan achievement for fiscal 2015 consolidated operating income.

Fiscal 2016 AIC Plan Design. In order to provide a greater tie between individual business segment performance, to restore the motivating power of the AIC plan and to continue to motivate and incentivize management to improve the company’s core financial performance, execute our profit improvement initiatives and find ways to improve efficiency and rationalize capacity, several changes have been made to the fiscal 2016 AIC program.

As in prior years, Mr. Smith’s fiscal 2016 AIC payout opportunity will be tied to the achievement of corporate objectives for company financial performance for the fiscal year, subject to adjustment by the independent members of the Board of Directors as described above (provided that, the independent directors also will consider each FedEx business segment’s achievement of corporate objectives for financial performance under the fiscal 2016 AIC program in addition to the factors listed above). Mr. Smith’s fiscal 2016 AIC payout will be based on the following company financial performance measures (subject to adjustment as described above):

●

FedEx Express Segment Operating Income: Mr. Smith’s fiscal 2016 AIC payout is conditioned upon the achievement of the FedEx Express segment operating income threshold objective for Mr. Smith under the fiscal 2016 AIC program.

●

Consolidated Operating Income: If the FedEx Express segment operating income threshold objective for Mr. Smith under the fiscal 2016 AIC program is achieved, Mr. Smith’s AIC payout opportunity will be tied to the achievement of corporate objectives for consolidated operating income (excluding the MTM Adjustment), subject to the maximum payout opportunity. The consolidated operating income target objective under the fiscal 2016 AIC program is the same as the fiscal 2016 business plan objective for consolidated operating income (excluding, in each case, the MTM Adjustment). Subject to achievement of the FedEx Express segment operating income threshold objective for Mr. Smith and any adjustment by the independent directors as described above, Mr. Smith’s minimum fiscal 2016 AIC payout will be 50% of his target payout.

Mr. Bronczek’s fiscal 2016 AIC target payout opportunity will be based on the achievement of corporate objectives for FedEx Express segment operating income for fiscal 2016. The FedEx Express segment operating income target objective under the fiscal 2016 AIC program is the same as the fiscal 2016 business plan objective for FedEx Express segment operating income. Above-target payouts for Mr. Bronczek will be tied to the achievement of corporate objectives for consolidated operating income (excluding the MTM Adjustment), subject to the maximum payout opportunity. Mr. Bronczek’s fiscal 2016 AIC payout opportunity is not subject to a floor.

The fiscal 2016 AIC payout opportunity for each of Messrs. Graf, Glenn and Carter will be based on the achievement of corporate objectives for consolidated operating income (excluding the MTM Adjustment), subject to a minimum payout of 50% of his target payout (as it may be adjusted as described below) and the maximum payout opportunity.

Mr. Smith may adjust each officer’s bonus amount based on the achievement of individual performance objectives established at the beginning of the fiscal year. Mr. Smith will determine the achievement level of each officer’s individual objectives at the conclusion of fiscal 2016.

Cash Payments Under LTI Program. The primary objective of our LTI program is to motivate management to contribute to our future success and to build long-term shareowner value and reward them accordingly. The program provides a long-term cash payment opportunity to members of management, including the named executive officers, based upon achievement of aggregate EPS goals for the preceding three-fiscal-year period. The LTI plan design provides for payouts that correspond to specific EPS goals established by the Board of Directors. The EPS goals represent total growth in EPS (over a base year) for the three-year term of the LTI plan. The following chart illustrates the relationship between EPS growth and payout:

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LTI Payout Opportunity (as a percentage of target)

Three-Year Average Annual EPS Growth

As illustrated by the above chart, the LTI program provides for:

●	No LTI payment unless the three-year average annual EPS growth rate is at least 5%;

●	Target payouts if the three-year average annual EPS growth rate is 12.5%;

●	Above-target payouts if the growth rate is above 12.5%, up to a maximum amount (equal to 150% of the target payouts) if the growth rate is 15% or higher; and

●	Below-target payouts if the growth rate is below 12.5%, down to a threshold amount (equal to 25% of the target payouts) if the growth rate is 5%.

Stock Repurchase Program-Related Adjustments to EPS for LTI Plan Purposes. During fiscal 2014 and the first quarter of fiscal 2015, the company repurchased 42.2 million shares as part of our stock repurchase program. Because the positive impact on EPS resulting from this stock repurchase program did not reflect core business performance, the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of the impact of the stock repurchase program (net of interest expense on debt issued to fund a portion of the program) on fiscal 2014 and fiscal 2015 EPS for purposes of the FY2013-FY2015 and FY2014-FY2016 LTI plans. As a result, (i) adjusted fiscal 2014 EPS of $6.68, rather than fiscal 2014 EPS of $6.75 (as originally reported before the company’s adoption of mark-to-market (“MTM”) accounting for its defined benefit pension and other postretirement plans), and (ii) adjusted fiscal 2015 EPS of $8.24, rather than adjusted fiscal 2015 EPS of $8.87 (as discussed below), are being used for purposes of the FY2013-FY2015 and FY2014-FY2016 LTI plans. Fiscal 2016 EPS will be adjusted following the end of that fiscal year using a similar methodology to exclude the impact of the stock repurchase program for purposes of the FY2014-FY2016 LTI plan.

Mark-to-Market Accounting and Other Adjustments to EPS for LTI Plan Purposes. The Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of certain items from fiscal 2015 EPS for purposes of FedEx’s FY2013-FY2015, FY2014-FY2016 and FY2015-FY2017 LTI plans and for establishing the base-year EPS for the FY2016-FY2018 LTI plan. For purposes of these plans, fiscal 2015 EPS was adjusted to exclude: (i) the net impact of the company’s adoption of MTM accounting for its defined benefit pension and other postretirement plans, including the impact of lowering the expected return on plan assets assumption from 7.75% to 6.5% in the presentation of segment results for all prior periods; (ii) aircraft impairment and related charges recorded in the fourth quarter; and (iii) a charge in the fourth quarter to increase the legal reserve associated with the settlement of a legal matter at FedEx Ground to the amount of the settlement.

As a result, adjusted fiscal 2015 EPS of $8.87, rather than reported fiscal 2015 EPS of $3.65, is being used for purposes of the FY2013-FY2015 and FY2014-FY2016 LTI plans (in each case, before the adjustment relating to the stock repurchase program described above) and the FY2015-FY2017 LTI plan. The Board of Directors determined that, by excluding these items, payouts, if any, under these plans will more accurately reflect FedEx’s core financial performance in fiscal 2015. See Appendix B for a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures.

We recast fiscal 2013 and fiscal 2014 financial results as a result of adopting MTM accounting. The Compensation Committee and the Board of Directors assessed the impact of recasting the financial statements on the FY2013-FY2015, FY2014-FY2016 and FY2015-FY2017 LTI plans. While adjusted EPS for fiscal 2013 and fiscal 2014 is higher than the current base-year EPS for each of these plans, the forecasted payouts under these plans are

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not expected to change by restating the plan goals in light of the adjusted financial statements. Accordingly, the base-year number for the FY2013-FY2015 LTI plan did not change, and the current base-year EPS numbers for the FY2014-FY2016 and FY2015-FY2017 LTI plans, and fiscal 2013 and fiscal 2014 EPS as previously reported for purposes of the LTI plans, will continue to be used for determining achievement under the applicable LTI plans. The Compensation Committee and the Board of Directors will monitor performance under the FY2014-FY2016 and FY2015-FY2017 LTI plans to ensure there are no unintended benefits or penalties to plan participants as a result of the accounting changes.

Fiscal 2015 LTI Performance and Payouts. For the FY2013-FY2015 LTI plan, we used fiscal 2012 EPS as originally reported before the company’s adoption of MTM accounting for its defined benefit pension and other postretirement plans ($6.41) as the base-year number. The following table presents the aggregate EPS threshold (minimum), target and maximum under our FY2013-FY2015 LTI plan, which was established by the Board of Directors in 2012, and our adjusted aggregate EPS under the plan for the three-year period ended May 31, 2015:

Performance Measure	Threshold	Target	Maximum	Actual
FY2013-FY2015 Aggregate EPS	$21.22	$24.45	$25.60	$19.83*
*	The actual aggregate EPS consists of $4.91 for fiscal 2013, $6.68 for fiscal 2014 (which excludes the $0.07 impact of the stock repurchase program as discussed above) and $8.24 for fiscal 2015 (which excludes the $0.63 impact of the stock repurchase program as discussed above).

Based upon this below-threshold performance, there were no payouts to the LTI plan participants, including the named executive officers, under the FY2013-FY2015 LTI plan — as illustrated by the following table (compared to the threshold, target and maximum payout opportunities):

Name	Threshold LTI Payout ($)	Target LTI Payout ($)	Maximum LTI Payout ($)	Actual LTI Payout ($)
F.W. Smith	1,000,000	4,000,000	6,000,000	0
A.B. Graf, Jr.	300,000	1,200,000	1,800,000	0
D.J. Bronczek	375,000	1,500,000	2,250,000	0
T.M. Glenn	300,000	1,200,000	1,800,000	0
R.B. Carter	300,000	1,200,000	1,800,000	0

LTI Payout Opportunities. The Board of Directors has established LTI plans for the three-fiscal-year periods 2014 through 2016 and 2015 through 2017, providing cash payment opportunities upon the conclusion of fiscal 2016 and 2017, respectively, if certain EPS goals are achieved with respect to those periods. The FY2014-FY2016 LTI plan uses fiscal 2013 EPS as originally reported before the company’s adoption of MTM accounting for its defined benefit pension and other postretirement plans ($4.91) as the base-year number. Typically, the base-year number over which the three-year average annual EPS growth rate goals are measured for an LTI plan is the final full-year EPS of the preceding fiscal year. For the FY2015-FY2017 LTI plan, however, the base-year year number is $7.12, not fiscal 2014 EPS of $6.75 as originally reported before the company’s adoption of MTM accounting. The Board of Directors, upon the recommendation of the Compensation Committee, approved this increase in the base-year EPS in order to exclude the impact of the company’s stock repurchase program on a prospective basis, thereby making subsequent stock repurchase program-related adjustments of EPS in future years unnecessary for purposes of the FY2015-FY2017 LTI plan.

As described above, adjusted fiscal 2014 EPS of $6.68 and adjusted fiscal 2015 EPS of $8.24 (which excludes the $0.63 impact of the stock repurchase program) are being used for purposes of the FY2014-FY2016 LTI plan, and adjusted fiscal 2015 EPS of $8.87 is being used for purposes of the FY2015-FY2017 LTI plan. The following table presents the aggregate EPS thresholds, targets and maximums under the FY2014-FY2016 and FY2015-FY2017 LTI plans and our progress toward these goals as of May 31, 2015:

Performance Period	Aggregate EPS Threshold	Aggregate EPS Target	Aggregate EPS Maximum	Actual Aggregate EPS as of May 31, 2015
FY2014-FY2016	$16.25	$18.72	$19.61	$14.92
				(with one year remaining)
FY2015-FY2017	$23.57	$27.16	$28.44	$8.87
				(with two years remaining)

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The following table sets forth the potential threshold, target and maximum payouts for the named executive officers under these two plans:

		Potential Future Payouts
Name	Performance Period	Threshold ($)	Target ($)	Maximum ($)
F.W. Smith	FY2014-FY2016	1,000,000	4,000,000	6,000,000
	FY2015-FY2017	1,000,000	4,000,000	6,000,000
A.B. Graf, Jr.	FY2014-FY2016	300,000	1,200,000	1,800,000
	FY2015-FY2017	300,000	1,200,000	1,800,000
D.J. Bronczek	FY2014-FY2016	375,000	1,500,000	2,250,000
	FY2015-FY2017	375,000	1,500,000	2,250,000
T.M. Glenn	FY2014-FY2016	300,000	1,200,000	1,800,000
	FY2015-FY2017	300,000	1,200,000	1,800,000
R.B. Carter	FY2014-FY2016	300,000	1,200,000	1,800,000
	FY2015-FY2017	300,000	1,200,000	1,800,000

Modified Base-Year EPS for the FY2016-FY2018 LTI Plan and Exclusion of Future MTM Adjustments. The base-year EPS over which the three-year average annual EPS growth rate goals will be measured for the FY2016-FY2018 LTI plan will be $8.87 (as discussed above).

Because the MTM Adjustment is not reflective of core business performance, the Board of Directors, upon the recommendation of the Compensation Committee, determined that the MTM Adjustment will be excluded from fiscal 2016 and fiscal 2017 EPS for purposes of the FY2014-FY2016 and FY2015-2017 LTI plans and from EPS calculations under future LTI plans, beginning with the FY2016-FY2018 LTI plan.

Long-Term Equity Incentives — Stock Options and Restricted Stock. Our primary objective in providing long-term equity incentives to executive officers is to further align their interests with those of our shareowners by facilitating significant ownership of FedEx stock by the officers. This creates a direct link between their compensation and long-term shareowner return.

Amount. Stock options and restricted stock are generally granted to executive officers on an annual basis. As discussed above, an officer’s position and level of responsibility are the primary factors that determine the number of options and shares of restricted stock awarded to the officer in the annual grant. For instance, all FedEx Corporation executive vice presidents receive the same number of options and restricted shares in the annual grant.

The number of stock options and restricted shares awarded at each management level can vary from year to year. In determining how many options and shares of restricted stock should be awarded at each level, the Compensation Committee may consider:

●

Target TDC levels and referenced survey data — as discussed above, we include the total target value of all equity-based awards (including tax reimbursement payments for restricted stock awards) in our calculation of target TDC (using the same valuation methodology used in the market survey data), and in evaluating the fiscal 2015 target TDC levels for our named executive officers, we referred to multiple market reference points for comparable positions in the referenced surveys;

●	The total number of shares then available to be granted; and

●

Potential shareowner dilution. As of August 3, 2015, the total number of shares underlying options and shares of restricted stock outstanding or available for future grant under our equity compensation plans represented 8.8% of the sum of shares outstanding plus the shares underlying options outstanding or available for future grant plus shares of restricted stock available for future grant.

Other factors that the Compensation Committee may consider, especially with respect to special grants outside of the annual-grant framework, include the promotion of an officer or the desire to retain a valued executive or recognize a particular officer’s contributions. None of these factors is given any particular weight and the specific factors used may vary among individual executives.

Timing. In selecting dates for awarding equity-based compensation, we do not consider, nor have we ever considered, the price of FedEx’s common stock or the timing of the release of material, non-public information about the company. Stock option and restricted stock awards are generally made to executive officers on an annual basis according to a pre-established schedule.

When the Compensation Committee approves a special grant outside of the annual-grant framework, such grants are made at a regularly scheduled meeting and the grant date of the awards is the approval date or the next business day, if the meeting does not fall on a business day. If the grant is made in connection with the promotion of an individual or the election of an officer, the grant date may be the effective date of the individual’s promotion or the officer’s election, if such effective date is after the approval date.

Pricing. The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of FedEx’s common stock on the date of grant. Under the terms of our equity incentive plans, the fair market value on the grant date is defined as the average of the high and low trading prices of FedEx’s stock on the New York Stock Exchange on that day. We believe this methodology is the most equitable method for determining the exercise price of our stock option awards given the intra-day price volatility often shown by our stock.

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Vesting. Stock options and restricted stock granted to executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. This four-year vesting period is intended to further encourage the retention of the executive officers, since unvested stock options are forfeited upon termination of the officer’s employment for any reason other than death or permanent disability and unvested restricted stock is forfeited upon termination of the officer’s employment for any reason other than death, permanent disability or retirement.

Tax Reimbursement Payments for Restricted Stock Awards. As discussed previously, FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient. This prevents the need for the officer to sell a portion of a stock award to pay the corresponding tax obligation and thus encourages and facilitates FedEx stock ownership by our officers, thereby further aligning their interests with those of our shareowners. The total target value of the award is the same as it would be if there were no tax payments.

Voting and Dividend Rights on Restricted Stock. Holders of restricted shares are entitled to vote and receive any dividends on such shares. The dividend rights are included in the computation of the value of the restricted stock award for purposes of determining the recipient’s target TDC.

Fiscal 2015 Awards. On June 9, 2014, the named executive officers were granted stock option and restricted stock awards as follows:

Name	Number of Stock Options	Number of Shares of Restricted Stock
F.W. Smith	159,485	0
A.B. Graf, Jr.	19,270	3,985
D.J. Bronczek	25,545	5,135
T.M. Glenn	19,270	3,985
R.B. Carter	19,270	3,985

As in previous years, at the request of Mr. Smith and in light of his significant stock ownership, the Compensation Committee did not award him any restricted stock. Instead, his equity awards were in the form of stock options, which will yield value to him only if the stock price increases from the date of grant.

The target value of stock options and restricted stock awarded in fiscal 2015 to each named executive officer remained substantially the same compared to the fiscal 2014 target value (although the valuation methodology of stock options for accounting purposes and reporting in the Summary Compensation Table may yield a higher value).

Perquisites, Tax Reimbursement Payments and Other Annual Compensation. FedEx’s named executive officers receive certain other annual compensation, including:

●

certain perquisites, such as personal use of corporate aircraft (though officers are required to reimburse FedEx for substantially all of the incremental cost to FedEx of such usage), security services and equipment, tax return preparation and financial counseling services, umbrella insurance, physical examinations, travel privileges on certain airline partners, salary continuation benefits for short-term disability and supplemental long-term disability benefits;

●	group term life insurance and 401(k) company-matching contributions; and

●	tax reimbursement payments relating to restricted stock awards (as discussed above) and certain business-related use of corporate aircraft.

We provide this other compensation to enhance the competitiveness of our executive compensation program and to increase the productivity (corporate aircraft travel, professional assistance with tax return preparation and financial planning), safety (security services and equipment) and health (annual physical examinations) of our executives so they can focus on producing superior financial returns for our shareowners. Our tax reimbursement payments relating to restricted stock awards are a component of the total target value of the restricted stock grant. As a result, the total target value of the award is the same as it would be if there were no tax payments and there is no dilutive effect on our shareowners’ equity interest in FedEx. The Compensation Committee reviews and approves each of these elements of compensation, and all of the independent directors approve each element as it relates to Mr. Smith. The Committee also reviews and approves FedEx’s policies and procedures regarding perquisites and other personal benefits and tax reimbursement payments, including:

●	FedEx’s written policy setting forth guidelines and procedures regarding personal use of FedEx corporate aircraft; and

●	FedEx’s executive security procedures.

FedEx’s executive security procedures, which prescribe the level of personal security to be provided to the Chairman of the Board, President and Chief Executive Officer and other executive officers, are based on bona fide business-related security concerns and are an integral part of FedEx’s overall risk management and security program. These procedures have been assessed by an independent security consulting firm, and deemed necessary and appropriate for the protection of the officers and their families given the history of direct security threats against FedEx executives and the likelihood of additional threats against the officers. The security services and equipment provided to FedEx executive officers may be viewed as conveying personal benefits to the executives and, as a result, their values must be reported in the Summary Compensation Table.

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With respect to Mr. Smith, consistent with FedEx’s executive security procedures, the Board of Directors requires him to use FedEx corporate aircraft for all travel, including personal travel. In addition, FedEx provides certain physical and personal security services for Mr. Smith, including on-site residential security at his primary residence. The Board of Directors believes that Mr. Smith’s personal safety and security are of the utmost importance to FedEx and its shareowners and, therefore, the costs associated with such security are appropriate and necessary business expenses.

Post-Employment Compensation. While none of FedEx’s named executive officers has an employment agreement, they are entitled to receive certain payments and benefits upon termination of employment or a change of control of FedEx, including:

●

Retirement benefits under FedEx’s 401(k) and pension plans, including a tax-qualified, defined contribution 401(k) retirement savings plan called the FedEx Corporation Retirement Savings Plan, a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees’ Pension Plan, and a supplemental non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan — which is designed to provide to the executives the benefits that otherwise would be paid under the tax-qualified pension plan but for certain limits under United States tax laws;

●	Accelerated vesting of restricted stock upon the executive’s retirement (at or after age 60), death or permanent disability or a change of control of FedEx;

●	Accelerated vesting of stock options upon the executive’s death or permanent disability or a change of control of FedEx; and

●

Lump sum cash payments and post-employment insurance coverage under their Management Retention Agreements with FedEx (the “MRAs”) upon a qualifying termination of the executive after a change of control of FedEx. The MRAs, as well as the accelerated vesting of equity awards upon a change of control of FedEx, are intended to secure the executives’ continued services in the event of any threat or occurrence of a change of control, which further aligns their interests with those of our shareowners when evaluating any such potential transaction.

The Compensation Committee approves and recommends Board approval of all plans, agreements and arrangements that provide for these payments and benefits.

Risks Arising from Compensation Policies and Practices

Management has conducted an in-depth risk assessment of FedEx’s compensation policies and practices and concluded they do not create risks that are reasonably likely to have a material adverse effect on the company. The Compensation Committee has reviewed and concurred with management’s conclusion. The risk assessment process included, among other things, a review of (i) all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support corporate goals, and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risks that could threaten the company. No such plans or practices were identified.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the income tax deduction by FedEx for compensation paid to the Chief Executive Officer and the three other highest-paid executive officers (other than the Chief Financial Officer) to $1,000,000 per year, unless the compensation is “qualified performance-based compensation” or qualifies under certain other exceptions.

●	Mr. Smith’s base salary is not designed to meet the requirements of Section 162(m) and, therefore, is subject to the $1,000,000 deductibility limit.

●

FedEx’s equity compensation plans satisfy the requirements of Section 162(m) with respect to stock options, but not with respect to restricted stock awards. Accordingly, compensation recognized by the four highest-paid executive officers (excluding Mr. Graf) in connection with stock options is fully deductible, but compensation with respect to restricted stock awards is subject to the $1,000,000 deductibility limit.

●

FedEx’s AIC and LTI plans do not meet all of the conditions for qualification under Section 162(m). Compensation received by the four highest-paid executive officers (excluding Mr. Graf) under each of these plans is subject, therefore, to the $1,000,000 deductibility limit.

We do not require all of our compensation programs to be fully deductible under Section 162(m) because doing so would restrict our discretion and flexibility in designing competitive compensation programs to promote varying corporate goals. We believe that our Board of Directors should be free to make compensation decisions to further and promote the best interests of our shareowners, rather than to qualify for corporate tax deductions. In fiscal 2015, we incurred approximately $2.2 million of additional tax expense as a result of the Section 162(m) deductibility limit for compensation paid to the Chief Executive Officer and the three other highest-paid executive officers (other than Mr. Graf).

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EXECUTIVE COMPENSATION

Summary Compensation Table

In this section we provide certain tabular and narrative information regarding the compensation of our principal executive and financial officers and our three other most highly compensated executive officers for the fiscal year ended May 31, 2015, and for each of the previous two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Frederick W. Smith	2015	1,266,960	0	0	8,243,126	981,723	2,942,549	372,817	13,807,175
Chairman, President and	2014	1,266,960	0	0	6,710,435	5,754,713	—	419,869	14,151,977
Chief Executive Officer	2013	1,266,960	0	0	5,610,542	5,250,000	—	465,746	12,593,248
(Principal Executive Officer)
Alan B. Graf, Jr.	2015	902,784	0	572,027	995,987	505,581	2,202,335	613,814	5,792,528
Executive Vice President	2014	902,784	0	554,068	810,732	1,804,395	265,189	514,486	4,851,654
and Chief Financial Officer	2013	902,784	0	621,083	684,392	1,995,001	711,553	499,157	5,413,970
(Principal Financial Officer)
David J. Bronczek	2015	942,096	0	737,104	1,320,316	598,561	2,992,979	654,050	7,245,106
President and Chief Executive	2014	942,096	0	713,895	1,074,829	2,227,188	969,457	581,432	6,508,897
Officer — FedEx Express	2013	942,096	0	799,692	906,498	2,490,234	792,786	491,077	6,422,383
T. Michael Glenn	2015	833,364	0	572,027	995,987	442,141	3,038,492	562,120	6,444,131
Executive Vice President,	2014	833,364	0	554,068	810,732	1,770,066	738,829	532,819	5,239,878
Market Development and	2013	833,364	0	621,083	684,392	1,980,007	522,945	438,002	5,079,793
Corporate Communications
Robert B. Carter	2015	762,960	0	572,027	995,987	395,793	730,363	522,364	3,979,494
Executive Vice President,	2014	762,960	0	554,068	810,732	1,770,479	477,874	558,190	4,934,303
FedEx Information Services	2013	762,960	0	621,083	684,392	1,989,519	282,935	409,256	4,750,145
and Chief Information Officer
(1)	The amounts reported in these columns reflect the aggregate grant date fair value of restricted stock and option awards granted to the named executive officer during each year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. These amounts reflect our calculation of the value of these awards on the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the officer.
The fair value of restricted stock awards is equal to the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the New York Stock Exchange) on the date of grant multiplied by the number of shares awarded.
For accounting purposes, we use the Black-Scholes option pricing model to calculate the grant date fair value of stock options. Assumptions used in the calculation of the amounts in the “Option Awards” column are included in note 10 to our audited consolidated financial statements for the fiscal year ended May 31, 2015, included in our Annual Report on Form 10-K for fiscal 2015. See the “Grants of Plan-Based Awards During Fiscal 2015” table for information regarding restricted stock and option awards to the named executive officers during fiscal 2015.

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(2)	Reflects cash payouts, if any, under FedEx’s fiscal 2015, 2014 and 2013 annual incentive compensation plans and FY13-15, FY12-FY14, and FY11-FY13 long-term incentive plans, as follows (for further discussion of the fiscal 2015 annual incentive compensation plan and the FY13-FY15 long-term incentive plan, see “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2015 Amounts — Cash Payments Under Annual Incentive Compensation Program” and “— Cash Payments Under LTI Program” above):

Name	Year	AIC Payout ($)	LTI Payout ($)	Total Non-Equity Incentive Plan Compensation ($)
F.W. Smith	2015	981,723	0	981,723
	2014	362,713	5,392,000	5,754,713
	2013	0	5,250,000	5,250,000
A.B. Graf, Jr.	2015	505,581	0	505,581
	2014	186,795	1,617,600	1,804,395
	2013	195,001	1,800,000	1,995,001
D.J. Bronczek	2015	598,561	0	598,561
	2014	205,188	2,022,000	2,227,188
	2013	240,234	2,250,000	2,490,234
T.M. Glenn	2015	442,141	0	442,141
	2014	152,466	1,617,600	1,770,066
	2013	180,007	1,800,000	1,980,007
R.B. Carter	2015	395,793	0	395,793
	2014	152,879	1,617,600	1,770,479
	2013	189,519	1,800,000	1,989,519
(3)	Reflects the actuarial increase in the present value of the named executive officer’s benefits under the Pension Plan and the Parity Plan (as each such term is defined under “— Fiscal 2015 Pension Benefits — Overview of Pension Plans”). The present value of the pension benefits for each named executive officer increased significantly in fiscal 2015 primarily due to a change in the assumed lump sum interest rate and the mortality tables used for nonqualified pension benefits for financial reporting purposes. These assumption changes had no impact on the actual pension benefits payable under the Pension Plan and the Parity Plan. The present value of the benefits under the Pension Plan and Parity Plan for Mr. Smith decreased as follows: (a) between fiscal 2013 and 2014 - $343,627; and (b) between fiscal 2012 and 2013 - $238,617. The amounts in the table and this footnote were determined using assumptions (e.g., for interest rates and mortality rates) consistent with those used in the audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended May 31, 2015. See “— Fiscal 2015 Pension Benefits” below.
(4)	Includes:

●	the aggregate incremental cost to FedEx of providing perquisites and other personal benefits;

●	group term life insurance premiums paid by FedEx;

●	company-matching contributions under FedEx’s tax-qualified, defined contribution 401(k) retirement savings plan called the FedEx Corporation Retirement Savings Plan (the “401(k) Plan”); and

●

tax reimbursement payments relating to restricted stock awards and certain business-related use of corporate aircraft. FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient to prevent the need for the officer to sell a portion of a stock award to pay the corresponding tax obligation. While SEC disclosure rules require that these payments be included with tax reimbursement payments and reported as “other compensation” in the Summary Compensation Table, we do not believe these payments are “tax gross-ups” in the traditional sense, since their value is fully reflected in the number of shares ultimately delivered to recipients. See “— Compensation Discussion and Analysis — Compensation Objectives and Design-Related Features — Restricted Stock Program” above.

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EXECUTIVE COMPENSATION

The following table shows the amounts included for each such item:

Name	Year	Perquisites and Other Personal Benefits ($) *	Life Insurance Premiums ($)	Company Contributions Under 401(k) Plan ($)	Tax Reimbursement Payments ($) *	Total ($)
F.W. Smith	2015	362,268	2,017	8,532	0	372,817
	2014	410,075	1,836	7,958	0	419,869
	2013	454,690	2,131	8,925	0	465,746
A.B. Graf, Jr.	2015	167,477	3,060	9,100	434,177	613,814
	2014	81,955	3,060	8,925	420,546	514,486
	2013	133,409	2,934	6,583	356,231	499,157
D.J. Bronczek	2015	82,167	3,060	9,350	559,473	654,050
	2014	27,590	3,060	8,925	541,857	581,432
	2013	22,877	2,934	6,591	458,675	491,077
T.M. Glenn	2015	115,533	3,060	9,350	434,177	562,120
	2014	87,763	3,060	8,925	433,071	532,819
	2013	66,900	2,934	8,924	359,244	438,002
R.B. Carter	2015	72,547	3,060	9,251	437,506	522,364
	2014	112,249	3,060	8,925	433,956	558,190
	2013	35,288	2,934	6,525	364,509	409,256
*See the following two tables for additional details regarding the amounts included in each item.

During fiscal 2015, 2014 and 2013, unless otherwise noted below, FedEx provided the following perquisites and other personal benefits to the named executive officers:

●

Personal use of corporate aircraft: FedEx maintains a fleet of corporate aircraft that is used primarily for business travel by FedEx employees. FedEx has a written policy that sets forth guidelines and procedures regarding personal use of FedEx corporate aircraft. The policy requires officers to pay FedEx two times the cost of fuel for personal trips, plus applicable passenger ticket taxes and fees. These payments are intended to approximate the incremental cost to FedEx of personal corporate aircraft usage.

●

Mr. Smith is not required to pay FedEx for any travel on corporate aircraft by his family members or guests when they are accompanying him and he is on business travel. Mr. Smith is required to pay FedEx, however, for any personal travel by him and any personal travel by his family members or guests when they are accompanying him and he is on personal travel or when they are traveling without him.

●

Compensation is included in the table above for personal corporate aircraft travel (which for this purpose includes travel to attend a board or stockholder meeting of an outside company or organization for which the officer serves as a director or trustee) by a named executive officer and his family members and guests to the extent, if any, that the aggregate incremental cost to FedEx of all such travel exceeds the amount the officer paid FedEx for such travel. The incremental cost to FedEx of personal use of corporate aircraft is calculated based on the variable operating cost to FedEx, which includes the cost of fuel, aircraft maintenance, crew travel, landing fees, ramp fees and other smaller variable costs. Because FedEx corporate aircraft are used primarily for business travel, fixed costs that do not change based on usage, such as pilots’ salaries and purchase and lease costs, are excluded from this calculation.

●

In addition, when an aircraft is already flying to a destination for business purposes and the officers or their family members or guests ride along on the aircraft for personal travel, there is no additional variable operating cost to FedEx associated with the additional passengers, and thus no compensation is included in the table above for such personal travel. With the exception of Mr. Smith, the officer is still required to pay FedEx for such personal travel if persons on business travel occupy less than 50% of the total available seats on the aircraft. The amount of such payment is a pro rata portion (based on the total number of passengers) of the fuel cost for the flight, multiplied by two, plus applicable passenger ticket taxes and fees.

●

For tax purposes, income is imputed to each named executive officer for personal travel and “business-related” travel (travel by the officer’s spouse or adult guest who accompanies the officer on a business trip for the primary purpose of assisting the officer with the business purpose of the trip) for the excess, if any, of the Standard Industrial Fare Level (SIFL) value of all such flights during a calendar year over the aggregate fuel payments made by the officer during that calendar year. The Board of Directors and the FedEx executive security procedures require Mr. Smith to use FedEx corporate aircraft for all travel, including personal travel. Accordingly, FedEx reimburses Mr. Smith for taxes relating to any imputed income for his personal travel and the personal travel of his family members and guests when they are accompanying him (no such reimbursement payments have been made during the last three fiscal years). FedEx reimburses the other named executive officers for taxes relating to imputed income for business-related travel.

●

Security services and equipment: Pursuant to FedEx’s executive security procedures, the named executive officers are provided security services and equipment. To the extent the services and equipment are provided by third parties (e.g., out-of-town transportation and other security-related expenses and home security system installation, maintenance and monitoring), we have included in the table above the amounts paid by FedEx for such services and equipment. For Mr. Smith, these amounts totaled $38,484, $53,077 and $70,948 for fiscal 2015, 2014 and 2013, respectively. To the extent the security services are provided by FedEx employees, we have included amounts representing: (a) the number of hours of service provided to the officer by each such employee multiplied by (b) the total hourly compensation cost of the employee (including, among other things, pension

38       2015 Proxy Statement

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and other benefit costs). For Mr. Smith, these amounts totaled $232,198, $267,351 and $269,289 for fiscal 2015, 2014 and 2013, respectively. For additional information regarding executive security services provided to Mr. Smith, see “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2015 Amounts — Perquisites, Tax Reimbursement Payments and Other Annual Compensation” above.

●

Tax return preparation services: FedEx requires officers to have their income tax returns prepared by a qualified third party (other than our independent registered public accounting firm) and pays all reasonable and customary costs for such services.

●	Financial counseling services: FedEx reimburses officers for certain financial counseling services, subject to various caps.

●	Umbrella insurance premiums: FedEx pays umbrella insurance premiums on behalf of officers.

●	Physical examinations: FedEx pays for officers to have comprehensive annual physical examinations.

●

Travel Privileges: FedEx provides certain executive officers and their spouses with travel privileges on certain airline partners. There is a small per-trip ticketing fee incurred by FedEx in connection with these privileges.

●

Supplemental Disability Benefits: FedEx provides executive officers with salary continuation benefits for short-term disability (100% of base salary for 28 weeks) and supplemental long-term disability benefits. Both benefit programs are self-funded (i.e., no premiums are paid to a third-party insurer) and thus there is no incremental cost to FedEx to provide these benefit programs.

The following table shows the amounts included in the table (the aggregate incremental cost to FedEx) for each such item:

Name	Year	Personal Use of Corporate Aircraft ($) (a)	Security Services and Equipment ($)	Tax Return Preparation Services ($)	Financial Counseling Services ($)	Umbrella Insurance Premiums ($)	Other ($) (b)	Total ($)
F.W. Smith	2015	0	270,682	38,979	50,000	2,607	0	362,268
	2014	0	320,428	37,353	50,000	2,294	0	410,075
	2013	0	340,237	62,972	49,187	2,294	0	454,690
A.B. Graf, Jr.	2015	71,990	71,055	10,514	11,311	2,607	0	167,477
	2014	59,530	12,640	0	7,491	2,294	0	81,955
	2013	74,982	23,820	8,355	23,114	2,294	844	133,409
D.J. Bronczek	2015	23,255	9,814	14,200	32,051	2,607	240	82,167
	2014	0	4,415	0	20,449	2,294	432	27,590
	2013	0	13,291	7,100	0	2,294	192	22,877
T.M. Glenn	2015	0	92,195	16,354	3,484	2,607	893	115,533
	2014	16,177	40,544	16,800	6,900	2,294	5,048	87,763
	2013	16,831	46,264	0	700	2,294	811	66,900
R.B. Carter	2015	0	38,836	2,850	28,182	2,607	72	72,547
	2014	5,249	85,411	0	19,175	2,294	120	112,249
	2013	1,956	15,562	5,700	7,500	2,294	2,276	35,288
(a)	The amounts shown include the following amounts for use of corporate aircraft to attend board or stockholder meetings of outside companies or organizations for which the officers serve as directors: fiscal 2013: Mr. Graf — $72,711. The entire amounts shown for Mr. Graf for fiscal 2015 and 2014, and Messrs. Carter and Glenn for fiscal 2014 and 2013, represent use of corporate aircraft to attend board or stockholder meetings of outside companies or organizations for which the officers serve as directors.
(b)	For fiscal 2015, 2014 and 2013, includes physical examinations and/or ticketing fees for airline travel privileges.

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EXECUTIVE COMPENSATION

The following table shows the tax reimbursement payments relating to the items listed, which are included in the table:

Name	Year	Restricted Stock ($)	Business- Related Use of Corporate Aircraft ($)	Total ($)
F.W. Smith	2015	0	0	0
	2014	0	0	0
	2013	0	0	0
A.B. Graf, Jr.	2015	434,177	0	434,177
	2014	420,546	0	420,546
	2013	356,231	0	356,231
D.J. Bronczek	2015	559,473	0	559,473
	2014	541,857	0	541,857
	2013	458,675	0	458,675
T.M. Glenn	2015	434,177	0	434,177
	2014	420,546	12,525	433,071
	2013	356,231	3,013	359,244
R.B. Carter	2015	434,177	3,329	437,506
	2014	420,546	13,410	433,956
	2013	356,231	8,278	364,509

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Grants of Plan-Based Awards During Fiscal 2015

The following table sets forth information regarding grants of plan-based awards made to the named executive officers during the fiscal year ended May 31, 2015:

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All-Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Type of Plan/Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
F.W. Smith	Stock Option (3)	06/09/2014	06/08/2014					159,485	143.545	143.65	8,243,126
	FY15 AIC (4)			0	1,647,048	3,294,096
	FY15-FY17 LTI (5)			1,000,000	4,000,000	6,000,000
A.B. Graf, Jr.	Restricted Stock (6)	06/09/2014	06/08/2014				3,985				572,027
	Stock Option (3)	06/09/2014	06/08/2014					19,270	143.545	143.65	995,987
	FY15 AIC (4)			0	812,506	1,625,012
	FY15-FY17 LTI (5)			300,000	1,200,000	1,800,000
D.J. Bronczek	Restricted Stock (6)	06/09/2014	06/08/2014				5,135				737,104
	Stock Option (3)	06/09/2014	06/08/2014					25,545	143.545	143.65	1,320,316
	FY15 AIC (4)			0	942,096	1,884,192
	FY15-FY17 LTI (5)			375,000	1,500,000	2,250,000
T.M. Glenn	Restricted Stock (6)	06/09/2014	06/08/2014				3,985				572,027
	Stock Option (3)	06/09/2014	06/08/2014					19,270	143.545	143.65	995,987
	FY15 AIC (4)			0	750,028	1,500,056
	FY15-FY17 LTI (5)			300,000	1,200,000	1,800,000
R.B. Carter	Restricted Stock (6)	06/09/2014	06/08/2014				3,985				572,027
	Stock Option (3)	06/09/2014	06/08/2014					19,270	143.545	143.65	995,987
	FY15 AIC (4)			0	686,664	1,373,328
	FY15-FY17 LTI (5)			300,000	1,200,000	1,800,000
(1)	The exercise price of the options is the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the New York Stock Exchange) on the grant date.

(2)	Represents the grant date fair value of each equity-based award, computed in accordance with FASB ASC Topic 718. See note 1 to the Summary Compensation Table for information regarding the assumptions used in the calculation of these amounts.

(3)	Stock options granted to the named executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2015 Amounts — Long-Term Equity Incentives — Stock Options and Restricted Stock” above for further discussion of stock option awards.

(4)	In July 2014, the Board of Directors, upon the recommendation of the Compensation Committee, established this annual performance cash compensation plan, which provided a cash payment opportunity to the named executive officers at the conclusion of fiscal 2015. Payment amounts were based upon the achievement of company financial performance goals for fiscal 2015 and the achievement of individual objectives established at the beginning of fiscal 2015 for each officer other than Messrs. Smith and Bronczek. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2015 Amounts — Cash Payments Under Annual Incentive Compensation Program” above for further discussion of this plan, including actual payment amounts.

(5)	The Board of Directors, upon the recommendation of the Compensation Committee, established this long-term performance cash compensation plan in June 2014. The plan provides a long-term cash payment opportunity to the named executive officers at the conclusion of fiscal 2017 if FedEx achieves an aggregate earnings-per-share goal established by the Board with respect to the three-fiscal-year period 2015 through 2017. No amounts can be earned under the plan until 2017 because achievement of the earnings-per-share goal can only be determined following the conclusion of the three-fiscal-year period. The estimated individual future payouts under the plan are set dollar amounts ranging from threshold (minimum) amounts, if the earnings-per-share goal achieved is less than target, up to maximum amounts, if the plan goal is substantially exceeded. There is no assurance that these estimated future payouts will be achieved. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2015 Amounts — Cash Payments Under LTI Program” above for further discussion of this plan.

(6)	Shares of restricted stock awarded to the named executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. Holders of restricted shares are entitled to vote such shares and receive any dividends paid on FedEx common stock. FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient (these tax reimbursement payments are included in the “All Other Compensation” column in the Summary Compensation Table). See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2015 Amounts — Long-Term Equity Incentives — Stock Options and Restricted Stock” above for further discussion of restricted stock awards.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at End of Fiscal 2015

The following table sets forth for each named executive officer certain information about unexercised stock options and unvested shares of restricted stock held at the end of the fiscal year ended May 31, 2015:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (a)		Market Value of Shares or Units of Stock That Have Not Vested ($) (b)
Name	Exercisable	Unexercisable (a)
F.W. Smith	200,000	—		110.0600	06/01/2016
	175,000	—		114.7400	07/09/2017
	204,150	—		90.8100	06/02/2018
	271,750	—		56.3100	06/08/2019
	195,500	—		78.1900	06/07/2020
	132,075	44,025	(1)	89.1050	06/06/2021
	99,337	99,338	(2)	85.2550	06/04/2022
	50,945	152,835	(3)	96.8650	06/03/2023
	—	159,485	(4)	143.5450	06/09/2024
A.B. Graf, Jr.	33,155	—		110.0600	06/01/2016
	20,655	—		114.7400	07/09/2017
	5,000	—		84.6550	01/14/2018
	24,100	—		90.8100	06/02/2018
	34,580	—		56.3100	06/08/2019
	23,100	—		78.1900	06/07/2020
	16,110	5,370	(5)	89.1050	06/06/2021
	12,117	12,118	(6)	85.2550	06/04/2022
	6,155	18,465	(7)	96.8650	06/03/2023
	—	19,270	(8)	143.5450	06/09/2024
						13,668	(9)	2,367,571
D.J. Bronczek	27,540	—		110.0600	06/01/2016
	27,540	—		114.7400	07/09/2017
	32,130	—		90.8100	06/02/2018
	46,555	—		56.3100	06/08/2019
	30,775	—		78.1900	06/07/2020
	21,337	7,113	(10)	89.1050	06/06/2021
	16,050	16,050	(11)	85.2550	06/04/2022
	8,160	24,480	(12)	96.8650	06/03/2023
	—	25,545	(13)	143.5450	06/09/2024
						17,606	(14)	3,049,711
T.M. Glenn	20,655	—		110.0600	06/01/2016
	20,655	—		114.7400	07/09/2017
	5,000	—		103.3500	09/24/2017
	24,100	—		90.8100	06/02/2018
	34,580	—		56.3100	06/08/2019
	23,100	—		78.1900	06/07/2020
	16,110	5,370	(15)	89.1050	06/06/2021
	12,117	12,118	(16)	85.2550	06/04/2022
	6,155	18,465	(17)	96.8650	06/03/2023
	—	19,270	(18)	143.5450	06/09/2024
						13,668	(19)	2,367,571
R.B. Carter	20,655	—		110.0600	06/01/2016
	20,655	—		114.7400	07/09/2017
	5,000	—		103.3500	09/24/2017
	24,100	—		90.8100	06/02/2018

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	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (a)		Market Value of Shares or Units of Stock That Have Not Vested ($) (b)
Name	Exercisable	Unexercisable (a)
R.B. Carter	34,580	—		56.3100	06/08/2019
	23,100	—		78.1900	06/07/2020
	16,110	5,370	(20)	89.1050	06/06/2021
	12,117	12,118	(21)	85.2550	06/04/2022
	6,155	18,465	(22)	96.8650	06/03/2023
	—	19,270	(23)	143.5450	06/09/2024
						13,668	(24)	2,367,571

(a) The following table sets forth the vesting dates of the options and restricted stock included in these columns:

		Date	Number			Date	Number
F.W. Smith	(1)	06/06/2015	44,025	A.B. Graf, Jr.	(5)	06/06/2015	5,370
	(2)	06/04/2015	49,669		(6)	06/04/2015	6,059
		06/04/2016	49,669			06/04/2016	6,059
	(3)	06/03/2015	50,945		(7)	06/03/2015	6,155
		06/03/2016	50,945			06/03/2016	6,155
		06/03/2017	50,945			06/03/2017	6,155
	(4)	06/09/2015	39,871		(8)	06/09/2015	4,817
		06/09/2016	39,871			06/09/2016	4,818
		06/09/2017	39,871			06/09/2017	4,817
		06/09/2018	39,872			06/09/2018	4,818
					(9)	06/03/2015	1,430
						06/04/2015	1,821
						06/06/2015	1,750
						06/09/2015	996
						06/03/2016	1,430
						06/04/2016	1,822
						06/09/2016	996
						06/03/2017	1,430
						06/09/2017	996
						06/09/2018	997
D.J. Bronczek	(10)	06/06/2015	7,113	T. M. Glenn	(15)	06/06/2015	5,370
	(11)	06/04/2015	8,025		(16)	06/04/2015	6,059
		06/04/2016	8,025			06/04/2016	6,059
	(12)	06/03/2015	8,160		(17)	06/03/2015	6,155
		06/03/2016	8,160			06/03/2016	6,155
		06/03/2017	8,160			06/03/2017	6,155
	(13)	06/09/2015	6,386		(18)	06/09/2015	4,817
		06/09/2016	6,386			06/09/2016	4,818
		06/09/2017	6,386			06/09/2017	4,817
		06/09/2018	6,387			06/09/2018	4,818
	(14)	06/03/2015	1,843		(19)	06/03/2015	1,430
		06/04/2015	2,345			06/04/2015	1,821
		06/06/2015	2,253			06/06/2015	1,750
		06/09/2015	1,283			06/09/2015	996
		06/03/2016	1,842			06/03/2016	1,430
		06/04/2016	2,345			06/04/2016	1,822
		06/09/2016	1,284			06/09/2016	996
		06/03/2017	1,843			06/03/2017	1,430
		06/09/2017	1,284			06/09/2017	996
		06/09/2018	1,284			06/09/2018	997

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		Date	Number
R.B. Carter	(20)	06/06/2015	5,370
	(21)	06/04/2015	6,059
		06/04/2016	6,059
	(22)	06/03/2015	6,155
		06/03/2016	6,155
		06/03/2017	6,155
	(23)	06/09/2015	4,817
		06/09/2016	4,818
		06/09/2017	4,817
		06/09/2018	4,818
	(24)	06/03/2015	1,430
		06/04/2015	1,821
		06/06/2015	1,750
		06/09/2015	996
		06/03/2016	1,430
		06/04/2016	1,822
		06/09/2016	996
		06/03/2017	1,430
		06/09/2017	996
		06/09/2018	997
(b)Computed by multiplying the closing market price of FedEx’s common stock on May 29, 2015 (which was $173.22) by the number of shares.

Option Exercises and Stock Vested During Fiscal 2015

The following table sets forth for each named executive officer certain information about stock options that were exercised and restricted stock that vested during the fiscal year ended May 31, 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
F.W. Smith	250,000	20,849,328	0	0
A.B. Graf, Jr.	34,425	2,801,949	7,001	1,000,953
D.J. Bronczek	45,900	3,376,354	9,011	1,288,329
T.M. Glenn	34,425	2,387,645	7,001	1,000,953
R.B. Carter	14,508	1,077,896	7,001	1,000,953
(1)	If the shares were sold immediately upon exercise, the value realized on exercise of the option is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the New York Stock Exchange) on the date of exercise and the exercise price of the option.

(2)	Represents the fair market value of the shares on the vesting date.

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Fiscal 2015 Pension Benefits

The following table sets forth for each named executive officer the present value of accumulated benefits at May 31, 2015, under FedEx’s defined benefit pension plans. For information regarding benefits triggered by retirement under our stock option and restricted stock plans, see “— Potential Payments Upon Termination or Change of Control” below.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Fiscal 2015 ($)
F.W. Smith	FedEx Corporation Employees’ Pension Plan	43	1,494,927	0
	FedEx Corporation Retirement Parity Pension Plan	43	26,442,822	0
A.B. Graf, Jr.	FedEx Corporation Employees’ Pension Plan	35	1,700,821	0
	FedEx Corporation Retirement Parity Pension Plan	35	14,028,191	0
D.J. Bronczek	FedEx Corporation Employees’ Pension Plan	39	1,854,115	0
	FedEx Corporation Retirement Parity Pension Plan	39	18,159,258	0
T.M. Glenn	FedEx Corporation Employees’ Pension Plan	34	1,738,204	0
	FedEx Corporation Retirement Parity Pension Plan	34	13,217,346	0
R.B. Carter	FedEx Corporation Employees’ Pension Plan	22	1,008,778	0
	FedEx Corporation Retirement Parity Pension Plan	22	5,681,567	0
(1)	These amounts were determined using assumptions (e.g., for interest rates and mortality rates) consistent with those used in the audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended May 31, 2015. The benefits are expressed as lump sum amounts, even though the benefits using the traditional pension benefit formula under the Pension Plan (as defined below) are generally not payable as a lump sum distribution (only $1,000 or less may be distributed as a lump sum under the Pension Plan). The benefits using the Portable Pension Account formula under the Pension Plan may be paid as a lump sum.

The present value of the Pension Plan traditional pension benefit is equal to the single life annuity payable at the normal retirement date (age 60), or June 1, 2015, if the officer is past normal retirement age, converted based on an interest rate of 4.416% and the RP2014 mortality table with the MP2014 generational mortality improvement scale (as adjusted for purposes of the Pension Plan and Parity Plan (as defined below)) discounted to May 31, 2015, using an interest rate of 4.416%. The present value of the Parity Plan traditional pension benefit is equal to the single life annuity payable at the normal retirement age, or June 1, 2015, if the officer is past normal retirement age, converted based on an interest rate of 3% for lump sums paid through May 31, 2016, 4% for lump sums paid between June 1, 2016 and May 31, 2017, and 4.5% for lump sums paid on and after June 1, 2017, and the 1994 Group Annuity Reserving Table and discounted to May 31, 2015, using an interest rate of 4.416%. The present value of the Portable Pension Account (discussed below) is equal to the officer’s account balance at May 31, 2015, projected to the normal retirement date, if applicable, based on an interest rate of 4% (compounded quarterly) and discounted to May 31, 2015, using an interest rate of 4.416%.

Overview of Pension Plans

FedEx maintains a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees’ Pension Plan (the “Pension Plan”). For fiscal 2015, the maximum compensation limit under a tax-qualified pension plan was $260,000. The Internal Revenue Code also limits the maximum annual benefits that may be accrued under a tax-qualified, defined benefit pension plan. In order to provide 100% of the benefits that would otherwise be denied certain management-level participants in the Pension Plan due to these limitations, FedEx also maintains a supplemental, non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan (the “Parity Plan”). Benefits under the Parity Plan are general, unsecured obligations of FedEx.

Effective May 31, 2003, FedEx amended the Pension Plan and the Parity Plan to add a cash balance feature, which is called the Portable Pension Account. Eligible employees as of May 31, 2003, had the option to make a one-time election to accrue future pension benefits under either the cash balance formula or the traditional pension benefit formula. In either case, employees retained all benefits previously accrued under the traditional pension benefit formula and continued to receive the benefit of future compensation increases on benefits accrued as of May 31, 2003. Eligible employees hired after May 31, 2003, accrue benefits exclusively under the Portable Pension Account.

Beginning June 1, 2008, eligible employees who participate in the Pension Plan and the Parity Plan, including the named executive officers, accrue all future pension benefits under the Portable Pension Account. In addition, benefits previously accrued under the Pension Plan and the Parity Plan using the traditional pension benefit formula were capped as of May 31, 2008, and those benefits will be payable beginning at retirement. Effective June 1, 2008, each participant in the Pension Plan and the Parity Plan who was age 40 or older on that date and who has an accrued traditional pension benefit will receive a transition compensation credit, as described in

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more detail below. Employees who elected in 2003 to accrue future benefits under the Portable Pension Account will continue to accrue benefits under that formula.

The named executive officers also participate in the 401(k) Plan. The annual matching company contribution under the 401(k) Plan is a maximum of 3.5% of eligible earnings.

In order to provide 100% of the benefits that would otherwise be limited due to certain limitations imposed by United States tax laws, Parity Plan participants, including the named executive officers, receive additional Portable Pension Account compensation credits equal to 3.5% of any eligible earnings above the maximum compensation limit for tax-qualified plans.

Normal retirement age for the majority of participants, including the named executive officers, under the Pension Plan and the Parity Plan is age 60. The traditional pension benefit under the Pension Plan for a participant who retires between the ages of 55 and 60 will be reduced by 3% for each year the participant receives his or her benefit prior to age 60.

Traditional Pension Benefit

Under the traditional pension benefit formula, the Pension Plan and the Parity Plan provide 2% of the average of the five calendar years (three calendar years for the Parity Plan) of highest earnings during employment multiplied by years of credited service for benefit accrual up to 25 years. Eligible compensation for the traditional pension benefit under the Pension Plan and the Parity Plan for the named executive officers includes salary and annual incentive compensation.

A named executive officer’s capped accrued traditional pension benefit was calculated using his years of credited service as of either May 31, 2003 or May 31, 2008, depending on whether he chose to accrue future benefits under the cash balance formula or the traditional pension benefit formula in 2003, and his eligible earnings history as of May 31, 2008.

Portable Pension Account

The benefit under the Portable Pension Account is expressed as a notional cash balance account. For each plan year in which a participant is credited with a year of service, compensation credits are added based on the participant’s age and years of service as of the end of the prior plan year and the participant’s eligible compensation for the prior calendar year based on the following table:

Age + Service on May 31	Compensation Credit
Less than 55	5%
55-64	6%
65-74	7%
75 or over	8%

On May 31, 2014, the sum of age plus years of service for the named executive officers was as follows: Mr. Smith — 111; Mr. Graf — 94; Mr. Bronczek — 97; Mr. Glenn — 91; and Mr. Carter — 75. Eligible compensation under the Portable Pension Account feature for the named executive officers includes salary and annual incentive compensation. Messrs. Smith, Graf and Bronczek elected the Portable Pension Account feature on June 1, 2003. Messrs. Glenn and Carter began accruing benefits under the Portable Pension Account on June 1, 2008.

Transition compensation credits are an additional compensation credit percentage to be granted to participants in the Pension Plan and the Parity Plan who were age 40 or older on June 1, 2008, and who have an accrued benefit under the traditional pension benefit formula. For each plan year in which an eligible participant is credited with a year of service, transition compensation credits will be added based on the participant’s age and years of service as of the end of the prior plan year and the participant’s eligible compensation for the prior calendar year based on the following table:

Age + Service on May 31	Transition Compensation Credit *
Less than 55	2%
55-64	3%
65-74	4%
75 or over	5%
*For years of credited service over 25, transition compensation credits are 2% per year.

An eligible participant will receive transition compensation credits for five years (through May 31, 2013) or until he or she has 25 years of credited service, whichever is longer. For participants with 25 or more years of service, transition compensation credits are 2% per year and ceased as of May 31, 2013. An eligible participant’s first transition compensation credit was added to his or her Portable Pension Account as of May 31, 2009.

Interest credits are added to a participant’s Portable Pension Account benefit as of the end of each fiscal quarter (August 31, November 30, February 28 and May 31) after a participant accrues his or her first compensation credit. The May 31 interest credit is added prior to the May 31 compensation credit or transition compensation credit (or additional compensation credit under the Parity Plan). Interest credits are based on the Portable Pension Account notional balance and a quarterly interest-crediting factor, which is equal to the greater of (a) 1/4 of the one-year Treasury constant

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maturities rate for April of the preceding plan year plus 0.25% and (b) 1% (1/4 of 4%). The quarterly interest-crediting factor, when compounded quarterly, cannot produce an annual rate greater than the average 30-year Treasury rate for April of the preceding plan year (or, if larger, such other rate as may be required for certain tax law purposes). In no event, however, will the quarterly interest-crediting factor be less than 0.765%. Interest credits will continue to be added until the last day of the month before plan benefits are distributed. The quarterly interest-crediting factor for the plan year ended May 31, 2014, was 1%. The quarterly interest-crediting factor for the plan year ended May 31, 2015, was 1%.

Lump Sum Distribution

Upon a participant’s retirement, the vested traditional pension benefit under the Pension Plan is payable as a monthly annuity. Upon a participant’s retirement or other termination of employment, an amount equal to the vested Portable Pension Account notional balance under the Pension Plan is payable to the participant in the form of a lump sum payment or an annuity.

All Parity Plan benefits are paid as a single lump sum distribution as follows:

●	For the portion of the benefit accrued under the Portable Pension Account formula, the lump sum benefit will be paid six months following the date of the participant’s termination of employment; and

●

For the portion of the benefit accrued under the traditional pension benefit formula, the lump sum benefit will be paid the later of the date the participant turns age 55 or six months following the date of the participant’s termination of employment.

Potential Payments Upon Termination or Change of Control

This section provides information regarding payments and benefits to the named executive officers that would be triggered by termination of the officer’s employment (including resignation, or voluntary termination; severance, or involuntary termination; and retirement) or a change of control of FedEx.

Each of the named executive officers is an at-will employee and, as such, does not have an employment contract. In addition, if the officer’s employment terminates for any reason other than retirement, death or permanent disability, any unvested stock options are automatically terminated and any unvested shares of restricted stock are automatically forfeited. Accordingly, there are no payments or benefits that are triggered by any termination event (including resignation and severance) other than retirement, death or permanent disability, or in connection with a change of control of FedEx.

Benefits Triggered by Retirement, Death or Permanent Disability — Stock Option and Restricted Stock Plans

Retirement. When an employee retires:

●	if retirement occurs at or after age 60, all restrictions applicable to the restricted shares held by the employee lapse on the date of retirement;

●

if retirement occurs at or after age 55, but before age 60, the restrictions applicable to restricted shares held by the employee continue until the earlier of the specified expiration of the restriction period, the employee’s permanent disability or the employee’s death; and

●	all of the employee’s unvested stock options terminate.

For information regarding retirement benefits under our pension plans, see “— Fiscal 2015 Pension Benefits” above.

Death or Permanent Disability. When an employee dies or becomes permanently disabled:

●	all restrictions applicable to the restricted shares held by the employee immediately lapse; and

●	all of the employee’s unvested stock options immediately vest.

The following table quantifies for each named executive officer the value of his unvested restricted shares and stock options, the vesting of which would be accelerated upon death or permanent disability (assuming the officer died or became permanently disabled on May 31, 2015):

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Benefits Triggered by Death or Permanent Disability

Name	Value of Unvested Restricted Shares ($) (1)	Value of Unvested Stock Options ($) (2)	Total ($)
F.W. Smith	0	28,843,864	28,843,864
A.B. Graf, Jr.	2,367,571	3,499,390	5,866,961
D.J. Bronczek	3,049,711	4,637,367	7,687,078
T.M. Glenn	2,367,571	3,499,390	5,866,961
R.B. Carter	2,367,571	3,499,390	5,866,961
(1)	Computed by multiplying the closing market price per share of FedEx’s common stock on May 29, 2015 (which was $173.22) by the number of unvested shares of restricted stock held by the officer as of May 31, 2015.
(2)	Represents the difference between the closing market price per share of FedEx’s common stock on May 29, 2015 (which was $173.22) and the exercise price of each unvested option held by the officer as of May 31, 2015.

In addition, FedEx provides each named executive officer with:

●	$1,500,000 of group term life insurance coverage;

●	$500,000 of business travel accident insurance coverage for death or certain injuries suffered as a result of an accident while traveling on company business; and

●

A supplemental long-term disability program, with a monthly benefit equal to 60% of the officer’s basic monthly earnings (provided the officer continues to meet the definition of disability, these benefits generally continue until age 65).

Benefits Triggered by Change of Control or Termination after Change of Control — Stock Option and Restricted Stock Plans and Management Retention Agreements

Stock Option and Restricted Stock Plans. Our stock option plans provide that, in the event of a change of control (as defined in the plans), each holder of an unexpired option under any of the plans has the right to exercise such option without regard to the date such option would first be exercisable. Except with respect to stock options granted under FedEx’s 2010 Omnibus Stock Incentive Plan, this right continues, with respect to holders whose employment with FedEx terminates following a change of control, for a period of twelve months after such termination or until the option’s expiration date, whichever is sooner.

Our restricted stock plans provide that, in the event of a change of control (as defined in the plans), depending on the change of control event, either (i) the restricted shares will be canceled and FedEx shall make a cash payment to each holder in an amount equal to the product of the highest price per share received by the holders of FedEx’s common stock in connection with the change of control multiplied by the number of restricted shares held or (ii) the restrictions applicable to any such shares will immediately lapse.

Under FedEx’s 2010 Omnibus Stock Incentive Plan, our Compensation Committee may exercise its discretion to provide for a treatment different than described above with respect to any particular stock option or restricted stock award, as set forth in the related award agreement. To date, such discretion has not been exercised.

The following table quantifies for each named executive officer the value of his unvested restricted shares and stock options, the vesting of which would be accelerated upon a change of control (assuming that the change of control occurred on May 31, 2015, and that the highest price per share received by FedEx’s stockholders in connection with the change of control was the closing market price on May 29, 2015, which was $173.22):

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Benefits Triggered by Change of Control (1)

Name	Value of Unvested Restricted Shares ($) (2)	Value of Unvested Stock Options ($) (3)	Total ($)
F.W. Smith	0	28,843,864	28,843,864
A.B. Graf, Jr.	2,367,571	3,499,390	5,866,961
D.J. Bronczek	3,049,711	4,637,367	7,687,078
T.M. Glenn	2,367,571	3,499,390	5,866,961
R.B. Carter	2,367,571	3,499,390	5,866,961
(1)	As discussed below, the officer is also entitled under his MRA (as defined below) to a two-year employment agreement upon a change of control and certain guaranteed compensation and benefits during the term of the two-year employment period.
(2)	Computed by multiplying the closing market price per share of FedEx’s common stock on May 29, 2015 (which was $173.22) by the number of unvested shares of restricted stock held by the officer as of May 31, 2015.
(3)	Represents the difference between the closing market price per share of FedEx’s common stock on May 29, 2015 (which was $173.22) and the exercise price of each unvested option held by the officer as of May 31, 2015.

Management Retention Agreements. FedEx has entered into Management Retention Agreements (“MRAs”) with each of its executive officers, including the named executive officers. The purpose of the MRAs is to secure the executives’ continued services in the event of any threat or occurrence of a change of control (as defined in the MRAs; such term has the same meaning as used in FedEx’s equity compensation plans). The terms and conditions of the MRAs with the named executive officers are summarized below.

Term. Each MRA renews annually for consecutive one-year terms, unless FedEx gives at least thirty days’, but not more than ninety days’, prior notice that the agreement will not be extended. The non-extension notice may not be given at any time when the Board of Directors has knowledge that any person has taken steps reasonably calculated to effect a change of control of FedEx.

Employment Period. Upon a change of control, the MRA immediately establishes a two-year employment agreement with the executive officer. During the employment period, the officer’s position (including status, offices, titles and reporting relationships), authority, duties and responsibilities may not be materially diminished.

Compensation. During the two-year employment period, the executive officer receives base salary (no less than his or her highest base salary over the twelve-month period prior to the change of control) and is guaranteed the same annual incentive compensation opportunities as in effect during the 90-day period immediately prior to the change of control. The executive officer also receives incentive (including long-term performance bonus) and retirement plan benefits, expense reimbursement, fringe benefits, office and staff support, welfare plan benefits and vacation benefits. These benefits must be no less than the benefits the officer had during the 90-day period immediately prior to the change of control.

Termination. The MRA terminates immediately upon the executive officer’s death, voluntary termination or retirement. FedEx may terminate the MRA for disability, as determined in accordance with the procedures under FedEx’s long-term disability benefits plan. Once disability is established, he or she receives 180 days’ prior notice of termination. During the employment period, FedEx also may terminate the officer’s employment for “cause” (which includes any act of dishonesty by the officer intended to result in substantial personal enrichment, the conviction of the officer of a felony and certain material violations by the officer of his or her obligations under the MRA).

Benefits for Qualifying Termination. A “qualifying termination” is a termination of the executive’s employment by FedEx other than for cause, disability or death or by the officer for “good reason” (principally relating to a material diminution in the officer’s authority, duties or responsibilities or a material failure by FedEx to compensate the officer as provided in the MRA).

In the event of a qualifying termination, the executive officer will receive a lump sum cash payment equal to two times his or her base salary (the highest annual rate in effect during the twelve-month period prior to the date of termination) plus two times target annual incentive compensation. The payments will be made to the officer on the date that is six months after his or her date of termination (or, if earlier than the end of such six-month period, within 30 days following the date of the executive’s death). In addition, the executive officer will receive 18 months of continued coverage of medical, dental and vision benefits.

An executive officer’s benefits under the MRA will be reduced to the largest amount that would result in none of the MRA payments being subject to any excise tax. If the Internal Revenue Service otherwise determines that any MRA benefits

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are subject to excise taxes, the executive officer is required to repay FedEx the minimum amount necessary so that no excise taxes are payable.

In exchange for these benefits, the executive officer has agreed that, for the one-year period following his or her termination, he or she will not own, manage, operate, control or be employed by any enterprise that competes with FedEx or any of its affiliates.

The following table quantifies for each named executive officer the payments and benefits under his MRA triggered by a qualifying termination of the officer immediately following a change of control (assuming that the change of control and qualifying termination occurred on May 31, 2015, and that the highest price per share received by FedEx’s stockholders in connection with the change of control was the closing market price of FedEx’s common stock on May 29, 2015, which was $173.22):

Payments and Benefits Triggered by Qualifying Termination after Change of Control

Name	Lump Sum Cash Payment – 2x Base Salary and 2x Target Annual Bonus ($)	Health Benefits ($)	Total ($)
F.W. Smith	5,828,016	52,649	5,880,665
A.B. Graf, Jr.	3,430,580	37,053	3,467,633
D.J. Bronczek	3,768,384	35,599	3,803,983
T.M. Glenn	3,166,784	33,830	3,200,614
R.B. Carter	2,899,248	29,261	2,928,509

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PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking stockholders to approve, on a non-binding basis, the following advisory resolution at the annual meeting:

“RESOLVED, that the compensation paid to FedEx’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.”

This advisory vote is not intended to address any specific element of executive compensation, but instead is intended to address the overall compensation of the named executive officers as disclosed in this proxy statement.

Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of stockholders and reward them for doing so. Accordingly, our Board of Directors and Compensation Committee believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief. As more fully discussed in the Compensation Discussion and Analysis beginning on page 19:

●

Annual and long-term incentive payments and stock options represent a significant portion of our executive compensation program. This variable compensation is “at risk” and directly dependent upon the achievement of pre-established corporate goals or stock price appreciation. In fiscal 2015, 90% of the Chairman, President and Chief Executive Officer’s target total direct compensation consisted of variable, at-risk components. With respect to the other named executive officers, 58%-59% of their fiscal 2015 target total direct compensation consisted of variable, at-risk components.

●

Annual bonus payments for fiscal 2015 were tied to meeting aggressive business plan goals for FedEx Express segment operating income and consolidated operating income. Because the target objective for consolidated operating income for fiscal 2015 was not achieved, the named executive officers received below-target annual bonus payouts for fiscal 2015.

●

Long-term incentive payouts are tied to meeting aggregate earnings-per-share goals over a three-fiscal-year period. Based upon below-threshold earnings-per-share performance over the last three fiscal years, there were no long-term incentive payouts for fiscal 2015.

●

The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of our common stock on the date of grant, so the options will yield value to the executive only if the stock price appreciates.

●

Our stock ownership goal effectively promotes meaningful and significant stock ownership by our named executive officers and further aligns their interests with those of our stockholders. As of August 3, 2015, each named executive officer exceeded the stock ownership goal.

We urge you to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related compensation tables and narrative appearing on pages 36 through 50, which provides detailed information on our compensation philosophy, policies and practices and the compensation of our named executive officers.

Effect of the Proposal

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is not binding on FedEx, the Board of Directors or the Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any named executive officer and will not overrule any decisions made by the Board of Directors or the Compensation Committee. Because we highly value the opinions of our stockholders, however, the Board of Directors and the Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions.

2015 Proxy Statement       51

PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Vote Required for Approval

The affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote is required to approve this proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

52       2015 Proxy Statement

EQUITY COMPENSATION PLANS

Equity Compensation Plans Approved by Stockholders

Stockholders approved FedEx’s 1997, 1999 and 2002 Stock Incentive Plans, as amended, FedEx’s Incentive Stock Plan, as amended, and FedEx’s 2010 Omnibus Stock Incentive Plan, as amended. Although options are still outstanding under the 1997, 1999 and 2002 plans and the Incentive Stock Plan, no shares are available under these plans for future grants.

Equity Compensation Plans Not Approved by Stockholders

In connection with its acquisition of Caliber System, Inc. in January 1998, FedEx assumed Caliber’s officers’ deferred compensation plan. This plan was approved by Caliber’s board of directors, but not by Caliber’s or FedEx’s stockholders. Following FedEx’s acquisition of Caliber, Caliber stock units under the plan were converted to FedEx common stock equivalent units. In addition, the employer’s 50% matching contribution on compensation deferred under the plan was made in FedEx common stock equivalent units. Subject to the provisions of the plan, distributions to participants with respect to their stock units may be paid in shares of FedEx common stock on a one-for-one basis. Effective January 1, 2003, no further deferrals or employer matching contributions will be made under the plan. Participants may continue to acquire FedEx common stock equivalent units under the plan, however, pursuant to dividend equivalent rights.

Summary Table

The following table sets forth certain information as of May 31, 2015, with respect to compensation plans under which shares of FedEx common stock may be issued.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	14,221,824	(1)	$101.54	13,157,142	(2)
Equity compensation plans not approved by stockholders	1,432	(3)	N/A	–
Total	14,223,256		$101.54	13,157,142
(1)	Represents shares of common stock issuable upon exercise of outstanding options granted under FedEx’s stock option plans. This number does not include: 1,840 shares of common stock issuable under a retirement plan assumed by FedEx for former non-employee directors of Caliber System, Inc.
(2)	Shares available for equity grants under FedEx’s 2010 Omnibus Stock Incentive Plan, as amended (no more than 2,279,531 of the shares available under the 2010 Omnibus Stock Incentive Plan may be used for full-value awards).
(3)	Represents shares of FedEx common stock issuable pursuant to the officers’ deferred compensation plan assumed by FedEx in the Caliber acquisition as described under “— Equity Compensation Plans Not Approved by Stockholders” above.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee assists the Board of Directors in its oversight of FedEx’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, which is available on the FedEx website at http://investors.fedex.com in the Governance & Citizenship section under “Committee Charters.”

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control over financial reporting. FedEx’s independent registered public accounting firm is responsible for performing an audit of FedEx’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. The independent registered public accounting firm also is responsible for performing an audit of and expressing an opinion on the effectiveness of FedEx’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended May 31, 2015, including a discussion of, among other things:

●	the acceptability and quality of the accounting principles;

●	the reasonableness of significant accounting judgments and critical accounting policies and estimates;

●	the clarity of disclosures in the financial statements; and

●

the adequacy and effectiveness of FedEx’s financial reporting procedures, disclosure controls and procedures and internal control over financial reporting, including management’s assessment and report on internal control over financial reporting.

The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer of FedEx their respective certifications with respect to FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015.

The Audit Committee reviewed and discussed with the independent registered public accounting firm the audited consolidated financial statements for the fiscal year ended May 31, 2015, the firm’s judgments as to the acceptability and quality of FedEx’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), including those matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee also reviewed and discussed with the independent registered public accounting firm its audit of the effectiveness of FedEx’s internal control over financial reporting.

In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the firm’s independence.

The Audit Committee discussed with FedEx’s senior internal audit executive and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the senior internal audit executive and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of FedEx’s internal controls and the overall quality of FedEx’s financial reporting.

In reliance on the reviews and discussions referred to above, and the receipt of unqualified opinions from Ernst & Young LLP dated July 14, 2015, with respect to the consolidated financial statements of FedEx as of and for the fiscal year ended May 31, 2015, and with respect to the effectiveness of FedEx’s internal control over financial reporting, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015, for filing with the Securities and Exchange Commission.

Audit Committee Members

John A. Edwardson – Chairman
Kimberly A. Jabal
Gary W. Loveman
R. Brad Martin
Joshua Cooper Ramo

54       2015 Proxy Statement

AUDIT AND NON-AUDIT FEES

The following table sets forth fees for services Ernst & Young LLP provided to FedEx during fiscal 2015 and 2014, which were preapproved by FedEx’s Audit Committee in accordance with the Policy on Engagement of Independent Auditor (discussed on the following page):

	2015	2014
Audit fees	$15,939,000	$14,253,000
Audit-related fees	737,000	824,000
Tax fees	391,000	377,000
All other fees	89,000	817,000
Total	$17,156,000	$16,271,000

●

Audit Fees. Represents fees for professional services provided for the audit of FedEx’s annual financial statements, the audit of FedEx’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, the review of FedEx’s quarterly financial statements, audit services provided in connection with other statutory or regulatory filings, and consents and comfort letters in connection with registered securities offerings and registration statements.

●

Audit-Related Fees. Represents fees for assurance and other services related to the audit of FedEx’s financial statements. The fees for fiscal 2015 and fiscal 2014 were for benefit plan audits and international accounting and reporting compliance. Fiscal 2014 fees also were for due diligence related to mergers and acquisitions.

●

Tax Fees. Represents fees for professional services provided primarily for domestic and international tax compliance and advice. Tax compliance and preparation fees totaled $209,000 and $149,000 in fiscal 2015 and 2014, respectively.

●

All Other Fees. Represents fees for products and services provided to FedEx not otherwise included in the categories above. The fees for fiscal 2015 were for online technical resources and advisory services related to information technology risk management. The fees for fiscal 2014 were for online technical resources and advisory services related to acquisition integration planning and information technology risk management.

FedEx’s Audit Committee has determined that the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

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PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP audited FedEx’s annual financial statements for the fiscal year ended May 31, 2015, and FedEx’s internal control over financial reporting as of May 31, 2015. The Audit Committee has appointed Ernst & Young to be FedEx’s independent registered public accounting firm for the fiscal year ending May 31, 2016.

Ernst & Young has been FedEx’s external auditor continuously since 2002. The members of the Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young to serve as FedEx’s independent registered public accounting firm is in the best interests of the company and our stockholders.

The stockholders are asked to ratify this appointment at the annual meeting. Representatives of Ernst & Young will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Policies Regarding Independent Auditor

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, including the audit fee negotiations associated with the retention of the firm. Additionally, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of any new lead engagement partner. To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted two policies: the Policy on Engagement of Independent Auditor; and the Policy on Hiring Certain Employees and Partners of the Independent Auditor.

Pursuant to the Policy on Engagement of Independent Auditor, the Audit Committee preapproves all audit services and non-audit services to be provided to FedEx by its independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented at the next Audit Committee meeting.

The Audit Committee may preapprove for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax and other non-audit services, in each case described in reasonable detail and subject to a specific annual monetary limit also approved by the Audit Committee. The Audit Committee must be informed about each such service that is actually provided. In cases where a service is not covered by one of those approvals, the service must be specifically preapproved by the Audit Committee no earlier than one year prior to the commencement of the service.

Each audit or non-audit service that is approved by the Audit Committee (excluding tax services performed in the ordinary course of FedEx’s business and excluding other services for which the aggregate fees are expected to be less than $25,000) will be reflected in a written engagement letter or writing specifying the services to be performed and the cost of such services, which will be signed by either a member of the Audit Committee or by an officer of FedEx authorized by the Audit Committee to sign on behalf of FedEx.

The Audit Committee will not approve any prohibited non-audit service or any non-audit service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.

In addition, FedEx’s independent registered public accounting firm may not provide any services, including financial counseling and tax services, to any FedEx officer, Audit Committee member or FedEx managing director (or its equivalent) in the Finance department or to any immediate family member of any such person. The Policy on Engagement of Independent Auditor is available in the Governance & Citizenship section under “Policies and Guidelines” of the Investor Relations page of our website at http://investors.fedex.com.

Pursuant to the Policy on Hiring Certain Employees and Partners of the Independent Auditor, FedEx will not hire a person who is concurrently a partner or other professional employee of the independent registered public accounting firm or, in certain cases, an immediate family member of such a person. Additionally, FedEx will not hire a former partner or professional employee of the independent registered

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PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

public accounting firm in an accounting role or a financial reporting oversight role if he or she remains in a position to influence the independent registered public accounting firm’s operations or policies, has capital balances in the independent registered public accounting firm or maintains certain other financial arrangements with the independent registered public accounting firm. FedEx will not hire a former member of the independent registered public accounting firm’s audit engagement team (with certain exceptions) in a financial reporting oversight role without waiting for a required “cooling-off” period to elapse.

FedEx’s Executive Vice President and Chief Financial Officer will approve any hire who was employed during the preceding three years by the independent registered public accounting firm, and will annually report all such hires to the Audit Committee.

Vote Required For Ratification

The Audit Committee is responsible for selecting FedEx’s independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint Ernst & Young as FedEx’s independent registered public accounting firm for fiscal year 2016. The Board of Directors believes, however, that submitting the appointment of Ernst & Young to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.

The ratification of the appointment of Ernst & Young as FedEx’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

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PROPOSAL 4 — STOCKHOLDER PROPOSAL: INDEPENDENT BOARD CHAIRMAN

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of 50 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“Proposal 4 – Independent Board Chairman
Resolved: The shareholders request our Board of Directors to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it did not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This proposal requests that all the necessary steps be taken to accomplish the above.

When our CEO is our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

Our clearly improvable corporate governance (as reported in 2015) is an added incentive to vote for this proposal:

GMI said Frederick Smith received $28 million in 2014 Total Realized Pay and had $24 million in accumulated pension benefits. Meanwhile Paul Steven Walsh chaired our executive pay committee. Mr. Walsh had 19-years long-tenure which detracts from his independence. Two more directors with long-tenure were on our executive pay committee, Shirley Ann Jackson (who received our highest negative votes and was overextended with seats on the boards of 5 public companies) and Susan Carroll Schwab (who was designated a “flagged director” by GMI due to her involvement with the Calpine Corporation bankruptcy). Another long-tenured director, James Barksdale, was on our nomination committee. Mr. Barksdale was also an inside-related director.

The following KeyMetrics were the most important factors driving the GMI Environmental, Social and Governance rating for FedEx:
●	Related Party Transactions
●	Board Integrity
●	Overextended Directors
●	Severance Vesting
●	Restatements or Special Charges
●	History of significant restatements, special charges, and/or write-offs.

GMI reported these material 2014 Environmental, Social and Governance events:
Federal prosecutors said several addicts died soon after receiving shipments of illegal prescription drugs via FedEx. The deaths were included in an indictment filed against FedEx that adds money laundering to a list of charges FedEx is facing over allegations it knowingly shipped illegal prescription drugs from two online pharmacies.

California regulators targeted FedEx in a civil complaint alleging FedEx illegally shipped and handled hazardous waste hundreds of times since 2008.

FedEx Corp. was accused in a federal indictment of delivering prescription pain pills, sedatives, anti-anxiety drugs and other controlled substances for illegal Internet pharmacies.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:
Independent Board Chairman – Proposal 4”

58       2015 Proxy Statement

PROPOSAL 4 — STOCKHOLDER PROPOSAL: INDEPENDENT BOARD CHAIRMAN

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

FedEx and its stockholders are best served when leadership choices are made by the Board on a case-by-case basis—not pursuant to a predetermined policy. FedEx’s Bylaws provide that the Chairman of the Board of Directors shall be the Chief Executive Officer, unless the Board decides otherwise. This approach provides the Board with the necessary flexibility to determine whether the positions should be held by the same person or by separate persons based on the leadership needs of FedEx at any particular time. Adopting a policy to restrict the Board’s discretion in selecting the Chairman of the Board, as well as restricting the ability to combine the positions of Chairman and Chief Executive Officer, would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Chairman.

The Board has given careful consideration to separating the roles of Chairman and Chief Executive Officer and has determined that, at this time, FedEx and its stockholders are best served by having Mr. Smith, FedEx’s founder, serve as both Chairman of the Board of Directors and Chief Executive Officer. Mr. Smith’s combined role as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board and executive management and it allows for a single, clear focus for the chain of command to execute FedEx’s strategic initiatives and business plans.

Mr. Smith has served as both Chairman of the Board and Chief Executive Officer of FedEx since 1977. Mr. Smith is the pioneer of the express transportation industry and his record of innovation, achievement and leadership speaks for itself. Under Mr. Smith’s leadership, FedEx has become one of the most trusted and respected brands in the world. For fourteen consecutive years FedEx has ranked in the top 20 in FORTUNE magazine’s “World’s Most Admired Companies” list, ranking number 12 overall and number one in the delivery industry on the most recent 2015 list. Mr. Smith has been named one of the top 30 chief executives in the world by Barron’s magazine for nine consecutive years. Under Mr. Smith’s leadership, FedEx has also experienced strong long-term financial growth and stockholder return. FedEx’s compound annual growth rates for revenue, earnings per share and stock price since its initial public offering in 1978 are approximately 17%, 8% and 16%, respectively. The Board of Directors believes that our stockholders have been well served by having Mr. Smith act as both Chairman and Chief Executive Officer.

Selecting an appropriate leadership structure is one of the most important tasks of any board. If the proposal were implemented, it would prevent future Boards from having the flexibility to determine the best leadership structure for FedEx, regardless of what the Board believes to be in the best interests of the company and its stockholders, to their potential detriment.

FedEx’s strong and independent Board of Directors effectively oversees our management and provides vigorous oversight of FedEx’s business and affairs. The Board of Directors is composed of independent, active and effective directors. Over the past two years, we have added highly qualified, independent directors to the Board in Kimberly A. Jabal, the Chief Financial Officer of Kong Technologies, Inc. (formerly Path, Inc.), and Marvin R. Ellison, President and Chief Executive Officer of J. C. Penney Company, Inc. Eleven out of our twelve directors standing for reelection meet the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission and the Board’s standards for determining director independence. Mr. Smith is the only director who is also a member of executive management.

Our Lead Independent Director, who has a robust set of duties and responsibilities, provides independent leadership. The Chairperson of the Nominating & Governance Committee, who is elected annually by a majority of the independent Board members, serves as the Lead Independent Director. The Lead Independent Director:

●	presides at all meetings of the Board if the Chairman of the Board and Chief Executive Officer is not present;

●	serves as a liaison between the Chairman of the Board and Chief Executive Officer and independent Board members;

●	presides over the executive sessions of non-management directors, which occur at every in-person Board meeting;

●	may also be designated by the Chairman of the Board and Chief Executive Officer to preside at any Board or stockholder meeting;

●	reviews and approves all Board meeting agendas and schedules;

●	consults with the Chairman of the Board and Chief Executive Officer regarding other information sent to the Board in connection with Board meetings or other Board action;

●	may call meetings of the non-management Board members as he deems necessary or appropriate; and

●	is available to communicate with stockholders, as appropriate, if requested by such stockholders.

Mr. David P. Steiner, our Lead Independent Director, is an exemplary director and the consummate professional. We consider the breadth of his experience — in the transportation industry, energy sector and public company leadership — to be a tremendous asset to our company. The Board of Directors carefully considered Mr. Steiner’s qualifications when electing him as Chairman of the Nominating & Governance Committee.

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PROPOSAL 4 — STOCKHOLDER PROPOSAL: INDEPENDENT BOARD CHAIRMAN

FedEx’s Board of Directors and its committees vigorously oversee the effectiveness of management policies and decisions, including the execution of key strategic initiatives. Each of the Board’s Audit, Compensation, and Nominating & Governance Committees is composed entirely of independent directors. Consequently, independent directors directly oversee such critical matters as the integrity of FedEx’s financial statements, the compensation of executive management, including Mr. Smith’s compensation, the selection and evaluation of directors, and the development and implementation of corporate governance programs. The Compensation Committee, together with the other independent directors, conducts an annual performance review of the Chairman and Chief Executive Officer, assessing FedEx’s financial and non-financial performance and the quality and effectiveness of Mr. Smith’s leadership. In addition, the Nominating & Governance Committee oversees the processes by which Mr. Smith is evaluated.

Consistent with our philosophy of empowering each member of our Board of Directors, each Board member may place items on the agenda for Board meetings or raise subjects that are not on the agenda for that meeting. In addition, each Board member has complete and open access to any member of management and to the chairman of each Board committee for the purpose of discussing any matter related to the work of such committee. Lastly, the Board and each Board committee has the authority to retain independent legal, financial and other advisors as they deem appropriate. See “Corporate Governance Matters — Board Leadership Structure” on page 1 for more information on our governance practices.

Requiring that the Chairman of the Board be an independent director is not necessary to ensure that our Board provides independent and effective oversight of FedEx’s business and affairs. Such oversight is maintained at FedEx through the composition of our Board, including our Lead Independent Director, the strong leadership and engagement of our other independent directors and Board committees, and our highly effective corporate governance structures and processes already in place.

The Board believes the current leadership model, when combined with our independent board governance structure, strikes an appropriate balance between strong and consistent leadership and independent and effective oversight of FedEx’s business and affairs. The proposal seeks to replace FedEx’s balanced approach to board leadership with an inflexible approach that does not permit the Board, regardless of circumstances, to exercise judgment about which arrangements would best serve the interests of our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

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PROPOSAL 5 — STOCKHOLDER PROPOSAL:
TAX PAYMENTS ON RESTRICTED STOCK AWARDS

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, the beneficial owner of 176 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“RESOLVED: The stockholders of FedEx Corporation (the “Company”) urge the compensation committee of the board of directors to adopt a policy that the Company will not pay the personal taxes owed on restricted stock awards on behalf of named executive officers. This policy should be forward-looking and become effective when the Company next adopts or amends its equity compensation plans after the 2015 annual shareholder meeting. This policy should be implemented without violating the Company’s existing contractual obligations or the terms of any existing compensation or benefit plan.

SUPPORTING STATEMENT: Our Company has a policy under which it pays the taxes on restricted stock awards received by named executive officers. FedEx determines the total target value of the award and provides that value in two components: restricted shares and cash payment of taxes due. The number of shares delivered to the officers is reduced by the amount of taxes owed.

Last year’s proxy statement reports that four officers received a total of 24,530 shares of restricted stock on June 3, 2013. To alleviate the officers from the tax burden on these awards, FedEx paid $1,829,430 on their behalf. This amount is comparable to amounts paid to cover executives’ taxes in previous years, including $1,538,659 in 2013 and $1,533,150 in 2012.

We do not believe covering officers’ taxes is an effective use of corporate resources. Our Company’s primary competitor in the United States, United Parcel Service, does not pay its officers’ taxes on restricted stock awards. FedEx officers are among the most highly compensated employees at our firm and therefore, are better equipped than many of our workers to pay their own taxes.

The Securities and Exchange Commission required FedEx to include the taxes paid on behalf of officers in the Summary Compensation Table of its 2014 proxy statement as “other compensation.” In that reporting, FedEx acknowledged the requirement but argued, “we do not believe these payments are ‘tax gross-ups’ in the traditional sense, since their value is fully reflected in the number of shares ultimately delivered to recipients.”

A difference in how the tax payments are calculated and reported, however, does not excuse the Company’s decision to continue with the outdated and much criticized practice of paying officers’ personal taxes. Such a practice sends a signal that the board is either unaware of or disregards investor concerns about executive payments that are untied to performance.

We urge our fellow shareholders to vote in favor of this proposal.”

Board of Directors’ Statement in Opposition

The Board of Directors and its Compensation and Nominating & Governance Committees have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

FedEx’s restricted stock program has been in place for over 20 years and has encouraged FedEx executives to own and retain company stock. By facilitating the ownership of FedEx shares by our executives, we strengthen the alignment of their interests with those of our investors. When granting restricted stock, the Compensation Committee first determines the total target value of the award and then approves the delivery of that value in two components: restricted shares and cash payment of taxes due. The total target value of the award would be the same regardless of whether the company allocated a portion to tax payments. Because the amount of the tax payment is included in the calculation of the target value of the restricted stock award, the officers receive fewer shares in each award by an amount equal in value to the tax payment.

This methodology prevents the need for an officer to make a disposition of FedEx stock to cover the tax consequences of a restricted stock award and dilute his or her interest in FedEx. Absent the tax payment, the number of shares received in each award would be larger by an amount equal in value to the forgone tax payment, thereby having a dilutive effect on our stockholders’ equity interest in FedEx. While SEC disclosure rules require that these payments be included with tax reimbursement payments and reported as “other compensation” in the Summary Compensation Table, we do

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PROPOSAL 5 — STOCKHOLDER PROPOSAL: TAX PAYMENTS ON RESTRICTED STOCK AWARDS

not believe these payments are “tax gross-ups” in the traditional sense, since their value is fully reflected in the number of shares ultimately delivered to recipients. The following chart illustrates this principle, using the target value for the fiscal year 2015 restricted stock awards granted to FedEx Corporation executive vice presidents (as in previous years, Frederick W. Smith, FedEx’s Chairman of the Board, President and Chief Executive Officer, did not receive a restricted stock award in fiscal 2015):

Target Value of Restricted Stock Award

Not only is the value to the officer, as well as the cost to the company, generally the same as it would be if we did not provide a cash payment to cover taxes, but this practice uses fewer shares of stock to arrive at the same benefit and has proved extremely successful in retaining executives and enabling them to retain their shares. We recently broadened our restricted stock program to include certain lower-level officers and high-performing managers and individual contributors. We also make tax payments as part of restricted stock awards to these individuals.

In sum, we strongly believe that our restricted stock program is effectively designed and is aligned with the best interests of our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

62       2015 Proxy Statement

PROPOSAL 6 — STOCKHOLDER PROPOSAL: RECOVERY OF UNEARNED MANAGEMENT BONUSES

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that the Comptroller of the City of New York, One Centre Street, New York, New York 10007-2341, as custodian and a trustee of the New York City Employees’ Retirement System, New York City Police Pension Fund and the New York City Teachers’ Retirement System, collectively the beneficial owner of 466,250 shares of FedEx common stock, and Myra K. Young, 9295 Yorkship Court, Elk Grove, California 95758, the beneficial owner of 50 shares of FedEx common stock, intend to present the following proposal for consideration at the annual meeting:

“RESOLVED, that shareholders of FedEx Corporation (“FedEx”) urge the Compensation Committee of the Board of Directors (the “Committee”) to adopt an executive compensation recoupment policy (the “Policy”) to provide that the Committee will (a) review, and determine whether to seek recoupment of, incentive compensation paid, granted or awarded to a senior executive if, in the Committee’s judgment, (i) there has been misconduct resulting in a violation of law or FedEx policy that causes significant financial or reputational harm to FedEx and (ii) the senior executive either committed the misconduct or failed in his or her responsibility to manage or monitor conduct or risks; and (b) disclose to shareholders the circumstances of any recoupment. The Policy should also provide that if no recoupment under the Policy occurred in the previous fiscal year, a statement to that effect will be included in the proxy statement.

“Recoupment” includes (a) recovery of compensation already paid and (b) forfeiture, recapture, reduction or cancellation of amounts awarded or granted to an executive over which FedEx retains control. These amendments should operate prospectively and be implemented in a way that does not violate any contract, compensation plan, law or regulation.

SUPPORTING STATEMENT:

In 2014, the U.S. Department of Justice indicted FedEx with conspiracy to distribute controlled substances for its alleged role in transporting painkillers and other prescription drugs that had been sold illegally; if found guilty, the company reportedly faces a potential fine of a least $1.6 billion. (http://www.wsj.com/articles/fedex-indicted-for-role-in-distributing-controlled-substances-prescription-drugs-1405637242)

In 2013, FedEx agreed to pay $16.5 million to settle a class action lawsuit alleging that it systematically overcharged its business customers by improperly assessing them residential surcharges. In 2012, FedEx agreed to pay $3 million to settle allegations from the U.S. Department of Labor regarding discriminatory hiring practices for part-time package handlers in its ground division.

Such legal and regulatory allegations and settlements cause both financial harm and reputational damage.

As long-term shareholders, we believe that compensation policies should promote sustainable value creation. In our view, allowing recoupment upon a finding of business-related misconduct would reinforce the value of integrity in generating sustainable performance.

Former GE general counsel and Harvard senior fellow Ben Heineman, Jr. has advocated recoupment policies with business-related misconduct triggers, calling them “a powerful mechanism for holding senior leadership accountable to the fundamental mission of the corporation: proper risk taking balanced with proper risk management and the robust fusion of high performance with high integrity.” (http://blogs.law.harvard.edu/corpgov/2010/08/13/making-sense-out-of-clawbacks/)

Our proposal recognizes the importance of giving the Committee discretion to decide whether recoupment is appropriate in particular circumstances. The Committee can consider recoupment in conjunction with other possible responses to misconduct such as reduction of future compensation and termination of employment.

Finally, shareholders cannot monitor enforcement without disclosure. We are sensitive to privacy concerns and urge FedEx to adopt a policy that does not violate privacy expectations (subject to laws requiring fuller disclosure).

We urge shareholders to vote for this proposal.”

2015 Proxy Statement       63

PROPOSAL 6 — STOCKHOLDER PROPOSAL: RECOVERY OF UNEARNED MANAGEMENT BONUSES

Board of Directors’ Statement in Opposition

The Board of Directors and its Compensation and Nominating & Governance Committees have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

The SEC recently proposed rules relating to executive compensation recoupment policies. Once final rules are implemented, the Board of Directors will adopt a compensation recovery policy. Section 954 of the Dodd-Frank Act mandates that the Securities and Exchange Commission adopt rules related to the recoupment of executive compensation. In July 2015, the SEC proposed rules that would direct the stock exchanges to adopt listing standards requiring listed companies to adopt executive compensation recoupment policies and satisfy related disclosure obligations.

The Board of Directors will develop and implement an executive compensation recoupment policy for FedEx that fully satisfies all applicable requirements of the New York Stock Exchange listing standards once they are adopted following the SEC’s adoption of final rules.

Existing legal requirements address executive compensation recoupment. Section 304 of the Sarbanes-Oxley Act of 2002 requires the recovery of incentive awards from our Chief Executive Officer and Chief Financial Officer if we are required to restate our financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct. We maintain a system of internal controls that ensures the integrity and accuracy of our business and financial records. Additionally, we have strong internal control processes and procedures to detect fraud or deliberate error in the preparation and review of financial records and financial statements to help ensure that any misconduct that could result in such a restatement would be exposed.

FedEx’s existing policies provide effective alternatives to recoupment in the case of misconduct. We may impose sanctions other than recoupment on executives who violate company policies or otherwise act contrary to the company’s best interests. We hold all of our employees, particularly our executive officers, to the highest standards of legal and ethical conduct, which standards are an integral part of FedEx culture.

FedEx’s Code of Business Conduct and Ethics (the “Code”) provides an effective disincentive for any type of misconduct or fraud, including with respect to financial records or financial statements. The Code requires our employees to adhere to strong ethical standards and promote full and accurate disclosure in our public communications and in the reports and documents that we file with regulatory authorities. In addition, FedEx employees may use the FedEx Alert Line to report any known or suspected violation of law, the Code or any other FedEx policy, any other unethical behavior related to FedEx, any questionable accounting, internal accounting controls or auditing matters, or fraud related to FedEx.

Certain members of our management, including our executive officers, are required to annually certify their compliance with the Code, and violations of the Code are subject to disciplinary procedures, up to and including termination. We also would likely prosecute any criminal conduct to the fullest extent permitted by law.

For these reasons, we believe that this proposal is unnecessary and not in the best interests of our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

64       2015 Proxy Statement

PROPOSAL 7 — STOCKHOLDER PROPOSAL: PROXY ACCESS FOR SHAREHOLDERS

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that Marco Consulting Group Trust I, 550 W. Washington Blvd., Suite 900, Chicago, Illinois 60661, the beneficial owner of 26,498 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“Resolved: Shareholders of FedEx Corporation (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a sharehodler or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nomined candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;
b)	given the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and
c)	certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

SUPPORTING STATEMENT

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

●	Would “benefit both the markets and corporate boardrooms, with little cost or disruption.”
●	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/dio/pdf/10.2469/ccb. v2014.n9.1)

The proposed bylaw terms enjoy strong investor support – votes for similar shareholder proposals averaged 55% from 2012 through September 2014 – and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.”

2015 Proxy Statement       65

PROPOSAL 7 — STOCKHOLDER PROPOSAL: PROXY ACCESS FOR SHAREHOLDERS

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

Proxy access would bypass our independent Nominating & Governance Committee’s process for identifying and recommending director nominees. An effective board of directors is composed of individuals with a diverse and complementary blend of experiences, skills and perspectives. Our independent Nominating & Governance Committee and Board of Directors are best situated to assess the particular qualifications of potential director nominees and determine whether they will contribute to an effective and well-rounded Board that operates openly and collaboratively. Allowing stockholders to nominate directors in our proxy statement would seriously undercut the role of the Nominating & Governance Committee and the Board in one of the most crucial elements of corporate governance, the election of directors.

Our Nominating & Governance Committee has developed criteria and a process for identifying and recommending director candidates for election by our stockholders, which are set forth in our Corporate Governance Guidelines and discussed above under “Corporate Governance Matters – Nomination of Director Candidates” and “Proposal 1 – Election of Directors – Experience, Qualifications, Attributes and Skills.” In undertaking this responsibility, the Nominating & Governance Committee has a fiduciary duty to act in good faith for the best interests of FedEx and all of our stockholders. This process is designed to identify and nominate director candidates who possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business and who can contribute to the overall effectiveness of our Board. With this process, we believe that our Nominating & Governance Committee and Board are able to achieve the optimal balance of director skills and qualifications that best serve FedEx and all of our stockholders.

Our stockholders can recommend prospective director candidates for the Nominating & Governance Committee’s consideration. As discussed above under “Corporate Governance Matters – Nomination of Director Candidates,” our Nominating & Governance Committee considers director nominees proposed by our stockholders. Nominees proposed by stockholders for the Committee’s consideration are evaluated and considered in the same manner as a nominee recommended by a Board member, management, search firm or other source.

FedEx’s corporate governance policies ensure that the Board of Directors is held accountable and provide stockholders with access to the Board. The Board is accountable to FedEx’s stockholders through the shareholder rights that are embedded in our governing documents. For example:

●	All directors are elected annually;

●	Our Bylaws require that we use a majority-voting standard in uncontested director elections and include a resignation requirement for directors who fail to receive the required majority vote. The Bylaws also prohibit the Board from changing back to a plurality-voting standard without the approval of our stockholders;

●	All supermajority stockholder voting requirements in our Certificate of Incorporation and Bylaws have been eliminated;

●	Our Bylaws require stockholder approval for any future “poison pill” prior to or within twelve months after adoption of the poison pill; and

●	Stockholders are allowed to call a special stockholders’ meeting, subject to the conditions set forth in our Bylaws.

In addition, our stockholders currently have the right to:

●	Communicate directly with any director (including our Lead Independent Director), any Board committee or the full Board;

●	Propose director nominees to the Nominating & Governance Committee, as discussed above;

●	Submit proposals like this one for inclusion in FedEx’s proxy statement, subject to the rules and regulations of the Securities and Exchange Commission; and

●	Submit other proposals, including nominations of director candidates, directly at an annual meeting, subject to our Bylaws.

The Board believes that FedEx’s existing corporate governance policies provide the appropriate balance between ensuring Board accountability to stockholders and enabling the Board to effectively oversee FedEx’s business and affairs for the long-term benefit of stockholders. In addition, these policies provide our stockholders with meaningful access to Board members.

66       2015 Proxy Statement

PROPOSAL 7 — STOCKHOLDER PROPOSAL: PROXY ACCESS FOR SHAREHOLDERS

Proxy access could decrease the effectiveness of our corporate governance. Allowing stockholders to use company proxy materials for contested director elections will not improve FedEx’s corporate governance. Rather, proxy access could harm our company, Board of Directors and stockholders by:

●

Significantly Disrupting Company and Board Operations. With proxy access, contested director elections could become routine. Divisive proxy contests would regularly and substantially disrupt company affairs and the effective functioning of our Board of Directors. We would be compelled to devote significant financial resources in support of Board-nominated candidates, and our management and directors would be required to divert their time from managing and overseeing company business to supporting Board director nominees.

●

Balkanizing the Board of Directors. The election of stockholder-nominated directors could create factions on the Board, leading to dissension and delay and thereby impeding the Board’s ability to function effectively. A politicized Board of Directors cannot effectively serve the best interests of all our stockholders.

●

Discouraging Highly Qualified Director Candidates from Serving. The prospect of routinely standing for election in a contested situation would deter highly qualified individuals from Board service. Such prospect also may cause our incumbent directors to become excessively risk averse, thereby impairing their ability to provide sound and prudent guidance with respect to all of our operations and interests.

●

Enhancing the Ability of Special Interest Groups to Elect Directors. Proxy access could facilitate the nomination of directors who are more interested in furthering the particular agendas of the stockholders who nominated them, rather than the interests of all stockholders and FedEx’s long-term business goals.

The proposal’s thresholds for nomination are too low and do not encourage Board representation focused on the long-term best interests of all FedEx stockholders. The proposal’s thresholds, which would enable a holder or group of holders of as little as 3% of our outstanding shares held for three years to include a director nominee in the company’s proxy statement, are too low. Moreover, the proposal does not limit the number of holders that can form a group to reach the 3% threshold. These ownership requirements do not represent a sufficiently substantial, long-term interest in FedEx that justifies the significant costs and disruption of possible regular proxy contests. In addition, these low ownership thresholds would make it easier for stockholders with interests that may not be shared by all stockholders to use the company’s proxy materials to publicize and campaign for their narrow agenda rather than the long-term best interests of all our stockholders.

For these reasons, we believe that this proposal is unnecessary and not in the best interests of our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

2015 Proxy Statement       67

PROPOSAL 8 — STOCKHOLDER PROPOSAL: POLITICAL DISCLOSURE AND ACCOUNTABILITY

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that the Comptroller of the City of New York, One Centre Street, New York, New York 10007-2341, as custodian and a trustee of the New York City Fire Department Pension Fund and the New York City Board of Education Retirement System, collectively the beneficial owner of 14,647 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“Resolved: The shareholders of FedEx Corporation (“FedEx”) hereby request the Company to prepare and periodically update a report, to be presented to the pertinent board of directors committee and posted on the Company’s website, that discloses monetary and non-monetary expenditures that FedEx makes on political activities, namely:
■
expenditures that FedEx cannot deduct as an “ordinary and necessary” business expense under section 162(e) of the Internal Revenue Code (the “Code”) because they are incurred in connection with (a) influencing legislation, (b) participating or intervening in any political campaign on behalf of (or in opposition to) any candidate for public office; and (c) attempting to influence the general public, or segments thereof, with respect to elections, legislative matters, or referenda;

	●	contributions to or expenditures in support of or opposition to political candidates, political parties, political committees;
■

dues, contributions or other payments made to tax-exempt “social welfare” organizations and “political committees” operating under sections 501(c)(4) and 527 of the Code, respectively, and to tax-exempt entities that write model legislation and operate under section 501(c)(3) of the Code; and

■

the portion of dues or other payments made to a tax-exempt entity such as a trade association that are used for an expenditure or contribution and that would not be deductible under section 162(e) of the Code if made directly by the Company.

The report shall identify all recipients and the amount paid to each recipient from Company funds.

Supporting statement

We believe this proposal, a similar version of which received 25% support of shares voted last year, promotes good governance.

As long-term shareholders, we support transparency and accountability in corporate spending on political activities. Disclosure is consistent with public policy and in the best interest of FedEx and its shareholders. Indeed, the Supreme Court’s 2010 Citizens United decision – which liberalized rules for corporate participation in election-related activities – recognized the importance of disclosure to shareholders, saying: “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

FedEx states in its 2014 proxy statement that it actively participates in the political process, including by making political contributions. In our view, in the absence of a system of transparency and accountability, company assets could be used for policy objectives that may be inimical to the long-term interests of and may pose risks to FedEx and its shareholders.

Although the Supreme Court cited the importance of disclosure, companies may anonymously channel significant amounts of money into the political process through trade associations and non-profit groups that need not disclose contributions. Such payments can dwarf the contributions that must be publicly reported.

Given the vagaries of the political process and the uncertainty that political spending will produce any return for shareholders, we believe that companies should be fully transparent by disclosing how they spend shareholder money in this area.”

68       2015 Proxy Statement

PROPOSAL 8 — STOCKHOLDER PROPOSAL: POLITICAL DISCLOSURE AND ACCOUNTABILITY

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

The Board believes it is in the best interests of our stockholders for FedEx to be an effective participant in the political process. We are subject to extensive regulation at the federal and state levels and are involved in a number of legislative initiatives across a broad spectrum of policy areas that can have an immediate and dramatic effect on our operations. We ethically and constructively promote legislative and regulatory actions that further the business objectives of FedEx and attempt to protect FedEx from unreasonable, unnecessary or burdensome legislative or regulatory actions at all levels of government.

As more fully described in our policy regarding political contributions (which is available in the Governance & Citizenship section of the Investor Relations page of our website at http://investors.fedex.com), we actively participate in the political process with the ultimate goal of promoting and protecting the economic future of FedEx and our stockholders and employees.

An important part of participating effectively in the political process is making prudent political contributions and focused lobbying expenditures — but only where permitted by applicable law. Political contributions of all types are subject to extensive governmental regulation and public disclosure requirements, and FedEx is fully committed to complying with all applicable campaign finance laws. For example, corporate contributions are subject to certain limitations at the federal level, and we make none. While some states allow corporate contributions to candidates or political parties, it is FedEx’s policy not to make such contributions. FedEx also does not make corporate contributions to groups organized under section 527 of the Internal Revenue Code, other than membership dues, event sponsorships, and contributions to the organizational committees of the Democratic and Republican national party conventions and the annual conferences of the Democratic and Republican Governors Associations.

None of these expenditures are used to support any election-related activity or ballot initiatives at the federal, state or local level. These limited corporate expenditures are approved by the Corporate Vice President of Government Affairs, in consultation with appropriate members of FedEx senior management. The Executive Vice President and General Counsel provides periodic updates to the Board of Directors on FedEx’s political activities. FedEx is already subject to extensive federal, state and local lobbying registration and public disclosure requirements. For example, FedEx files quarterly reports with the United States House of Representatives and Senate that disclose a list of our lobbying activities, and these reports are publicly available at http://lobbyingdisclosure.house.gov/.

As a result of these policies and mandatory public disclosure requirements, the Board has concluded that ample public information exists regarding FedEx’s political contributions and lobbying expenditures to alleviate the concerns cited in this proposal.

FedEx also provides an opportunity for its employees to participate in the political process by joining FedEx’s non-partisan political action committee (“FedExPAC”). FedExPAC allows our employees to pool their financial resources to support federal, state and local candidates, political party committees and political action committees. The political contributions made by FedExPAC are funded entirely by the voluntary contributions of our employees. No corporate funds are used. Appropriate members of FedEx senior management decide which candidates, campaigns and committees FedExPAC will support based on a nonpartisan effort to advance and protect the interests of FedEx and our stockholders and employees. Moreover, FedExPAC’s activities are subject to comprehensive regulation by the federal government, including detailed disclosure requirements, which include monthly reports with the Federal Election Commission. These reports are publicly available at http://fec.gov/ and include an itemization of FedExPAC’s receipts and disbursements, including any political contributions.

Our participation in the political process is designed to promote and protect the economic future of FedEx and our stockholders and employees, and we make political contributions, including lobbying expenditures, and maintain memberships with a variety of trade associations expressly for that purpose. Participation as a member of these associations comes with the understanding that we may not always agree with all of the positions of the organizations or other members, but that we believe the associations take many positions and address many issues in a meaningful and influential manner and in a way that will work to continue to provide strong financial returns.

We have in place effective reporting and compliance procedures to ensure that our political contributions are made in accordance with applicable law and we closely monitor the appropriateness and effectiveness of the political activities undertaken by the most significant trade associations in which we are a member. For example, we have policies that govern FedEx employee involvement in trade associations and accounting procedures that allow us to record and monitor these expenditures.

2015 Proxy Statement       69

PROPOSAL 8 — STOCKHOLDER PROPOSAL: POLITICAL DISCLOSURE AND ACCOUNTABILITY

Finally, the Board believes that the expanded disclosure requested in this proposal could place FedEx at a competitive disadvantage by revealing its strategies and priorities. Because parties with interests adverse to FedEx also participate in the political process to their business advantage, any unilateral expanded disclosure, above what is required by law and equally applicable to all similar parties engaged in public debate, could benefit those parties while harming the interests of FedEx and our stockholders. The Board believes that any reporting requirements that go beyond those required under existing law should be applicable to all participants in the process, rather than FedEx alone (as the proponent requests).

In short, we believe that this proposal is duplicative and unnecessary, as a comprehensive system of reporting and accountability for political contributions and lobbying expenditures already exists. If adopted, the proposal would apply only to FedEx and to no other company and would cause FedEx to incur undue cost and administrative burden, as well as competitive harm, without commensurate benefit to our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

70       2015 Proxy Statement

PROPOSAL 9 — STOCKHOLDER PROPOSAL: POLITICAL LOBBYING AND CONTRIBUTIONS

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that Clean Yield Asset Management, P.O. Box 874, 16 Beaver Meadow Road, Norwich, Vermont 05055, on behalf of its client, Rachel Hexter-Fried, the beneficial owner of 300 shares of FedEx common stock, and the Dominican Sisters of Hope, 205 Avenue C, #10E, New York, New York 10009, the beneficial owner of 70 shares of FedEx common stock, intend to present the following proposal for consideration at the annual meeting:

“Whereas, corporate lobbying exposes our company to risks that could adversely affect the company’s stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our company and, therefore, have a strong interest in full disclosure of our company’s lobbying to evaluate whether it is consistent with our company’s expressed goals and in the best interests of stockholders.

Resolved, the stockholders of FedEx request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by FedEx used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	FedEx’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which FedEx is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels. Neither “lobbying” nor “grassroots lobbying communications” include efforts to participate or intervene in any political campaign or to influence the general public or any segment thereof with respect to an election or referendum.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on FedEx’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in FedEx’s use of corporate funds to influence legislation and regulation. FedEx sits on the board of the Chamber of Commerce, which is characterized as “by far the most muscular business lobby group in Washington” (“Chamber of Secrets,” Economist, April 21, 2012), spending more than $1 billion on lobbying since 1998. FedEx does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to FedEx’s long-term interests.

FedEx spent $25.6 million in 2013 and 2014 on direct federal lobbying activities (opensecrets.org). These figures do not include state lobbying expenditures, where FedEx also lobbies but disclosure is uneven or absent. For example, FedEx spent over $263,000 lobbying in California for 2014 (http://cal-access.ss.ca.gov/). And FedEx does not disclose its membership in tax-exempt organizations that write and endorse model legislation, such as FedEx’s service on the Commerce, Insurance and Economic Development Task Force of the American Legislative Exchange Council (ALEC). More than 100 companies, including 3M, Unilever and Visa, have publicly left ALEC.”

2015 Proxy Statement      71

PROPOSAL 9 — STOCKHOLDER PROPOSAL: POLITICAL LOBBYING AND CONTRIBUTIONS

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

The Board believes it is in the best interests of our stockholders for FedEx to be an effective participant in the political process. We are subject to extensive regulation at the federal and state levels and are involved in a number of legislative initiatives across a broad spectrum of policy areas that can have an immediate and dramatic effect on our operations. We ethically and constructively promote legislative and regulatory actions that further the business objectives of FedEx and attempt to protect FedEx from unreasonable, unnecessary or burdensome legislative or regulatory actions at all levels of government.

As more fully described in our policy regarding political contributions (which is available in the Governance & Citizenship section of the Investor Relations page of our website at http://investors.fedex.com), we actively participate in the political process with the ultimate goal of promoting and protecting the economic future of FedEx and our stockholders and employees.

An important part of participating effectively in the political process is making prudent political contributions and focused lobbying expenditures — but only where permitted by applicable law. Political contributions of all types are subject to extensive governmental regulation and public disclosure requirements, and FedEx is fully committed to complying with all applicable campaign finance laws. For example, corporate contributions are subject to certain limitations at the federal level, and we make none. While some states allow corporate contributions to candidates or political parties, it is FedEx’s policy not to make such contributions. FedEx also does not make corporate contributions to groups organized under section 527 of the Internal Revenue Code, other than membership dues, event sponsorships, and contributions to the organizational committees of the Democratic and Republican national party conventions and the annual conferences of the Democratic and Republican Governors Associations.

None of these expenditures are used to support any election-related activity or ballot initiatives at the federal, state or local level. These limited corporate expenditures are approved by the Corporate Vice President of Government Affairs, in consultation with appropriate members of FedEx senior management. The Executive Vice President and General Counsel provides periodic updates to the Board of Directors on FedEx’s political activities. FedEx is already subject to extensive federal, state and local lobbying registration and public disclosure requirements. For example, FedEx files quarterly reports with the United States House of Representatives and Senate that disclose a list of our lobbying activities, and these reports are publicly available at http://lobbyingdisclosure.house.gov/.

As a result of these policies and mandatory public disclosure requirements, the Board has concluded that ample public information exists regarding FedEx’s political contributions and lobbying expenditures to alleviate the concerns cited in this proposal.

FedEx also provides an opportunity for its employees to participate in the political process by joining FedEx’s non-partisan political action committee (“FedExPAC”). FedExPAC allows our employees to pool their financial resources to support federal, state and local candidates, political party committees and political action committees. The political contributions made by FedExPAC are funded entirely by the voluntary contributions of our employees. No corporate funds are used. Appropriate members of FedEx senior management decide which candidates, campaigns and committees FedExPAC will support based on a nonpartisan effort to advance and protect the interests of FedEx and our stockholders and employees. Moreover, FedExPAC’s activities are subject to comprehensive regulation by the federal government, including detailed disclosure requirements, which include monthly reports with the Federal Election Commission. These reports are publicly available at http://fec.gov/ and include an itemization of FedExPAC’s receipts and disbursements, including any political contributions.

Our participation in the political process is designed to promote and protect the economic future of FedEx and our stockholders and employees, and we make political contributions, including lobbying expenditures, and maintain memberships with a variety of trade associations expressly for that purpose. Participation as a member of these associations comes with the understanding that we may not always agree with all of the positions of the organizations or other members, but that we believe the associations take many positions and address many issues in a meaningful and influential manner and in a way that will work to continue to provide strong financial returns.

We have in place effective reporting and compliance procedures to ensure that our political contributions are made in accordance with applicable law and we closely monitor the appropriateness and effectiveness of the political activities undertaken by the most significant trade associations in which we are a member. For example, we have policies that govern FedEx employee involvement in trade associations and accounting procedures that allow us to record and monitor these expenditures.

Finally, the Board believes that the expanded disclosure requested in this proposal could place FedEx at a competitive disadvantage by revealing its strategies and priorities. Because parties with interests adverse to FedEx also participate in the political process to their business advantage, any unilateral expanded disclosure, above what is required by law and equally

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PROPOSAL 9 — STOCKHOLDER PROPOSAL: POLITICAL LOBBYING AND CONTRIBUTIONS

applicable to all similar parties engaged in public debate, could benefit those parties while harming the interests of FedEx and our stockholders. The Board believes that any reporting requirements that go beyond those required under existing law should be applicable to all participants in the process, rather than FedEx alone (as the proponent requests).

In short, we believe that this proposal is duplicative and unnecessary, as a comprehensive system of reporting and accountability for political contributions and lobbying expenditures already exists. If adopted, the proposal would apply only to FedEx and to no other company and would cause FedEx to incur undue cost and administrative burden, as well as competitive harm, without commensurate benefit to our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

2015 Proxy Statement       73

PROPOSAL 10 — STOCKHOLDER PROPOSAL: ALIGNMENT BETWEEN CORPORATE VALUES AND POLITICAL CONTRIBUTIONS

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that the NorthStar Asset Management, Inc. Funded Pension Plan, PO Box 301840, Boston, Massachusetts 02130, the beneficial owner of 193 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“Whereas:

In Citizens United v. Federal Election Commission, the Supreme Court interpreted the right to freedom of speech to include certain corporate political expenditures involving “electioneering communications,” which resulted in greater public and shareholder scrutiny;

The Conference Board Handbook on Corporate Political Activity (2011) recommends corporations review their political expenditures to “examine the proposed expenditures to ensure that they are in line with the company’s values and publicly stated policies, positions, and business strategies and that they do not pose reputational, legal, or other risks to the company”;

Political contributions made by the company include inconsistencies between donations and corporate values. According to the Center for Political Accountability (CPA), FedEx Corporation and FedExPAC together have spent more than $4 million on political activities since 2002, all without comprehensive disclosure. According to CPA, “these gaps in transparency and accountability may expose the company to reputational, legal and business risks that could threaten shareholder value”;

FedEx’s Environmental Policy Statement declares that “FedEx recognizes that the long-term health of our business is directly connected to the health of the planet and local communities.” Yet since 2009, FedExPAC, alone, has designated over a quarter of its contributions to politicians voting against the American Clean Energy and Security Act of 2009 and for deregulating greenhouse gases;

FedEx’s nondiscrimination policy states that we “will not tolerate … discrimination of any kind involving … gender, sexual orientation, gender identity, gender expression …” Yet since 2009, FedExPAC, alone, has designated more than 40% of its contributions to politicians voting against hate crimes legislation and the repeal of Don’t Ask Don’t Tell, and sponsoring the Federal Marriage Amendment Act, which would eliminate equal marriage rights across the nation.

Resolved: Shareholders request that the Board of Directors report to shareholders annually at reasonable expense, excluding confidential information, a congruency analysis between corporate values as defined by FedEx’s stated policies (including our Environmental Policy Statement and our nondiscrimination policy) and Company and FedExPAC political and electioneering contributions, including a list of any such contributions occurring during the prior year which raise an issue of misalignment with corporate values, and stating the justification for such exceptions.

Supporting Statement: Proponents recommend that Company management develop coherent criteria for determining congruency, such as identifying legislative initiatives that are considered most germane to core company values, and that the report include management’s analysis of risks to our company’s brand, reputation, or shareholder value, as well as acts of stewardship by the Company to inform funds recipients’ of company values, and the recipients’ divergence from those values, at the time contributions are made. “Expenditures for electioneering communications” means spending directly, or through a third party, at any time during the year, on printed, internet or broadcast communications, which are reasonably susceptible to interpretation as in support of or opposition to a specific candidate.”

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PROPOSAL 10 — STOCKHOLDER PROPOSAL: ALIGNMENT BETWEEN CORPORATE VALUES AND POLITICAL CONTRIBUTIONS

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

FedEx is one of the most trusted and respected companies in the world. Among the many reputation awards we received during fiscal 2015, FedEx ranked 12th in FORTUNE magazine’s “World’s Most Admired Companies” list — the 14th consecutive year we have been ranked in the top 20 on the list. Additionally, FedEx ranked 18th on Forbes’ 2014 “America’s Most Reputable Companies” list, which measures the corporate reputations of the largest U.S. companies based on consumers’ trust, esteem, admiration, and good feeling towards a company. Lastly, in 2015 FedEx was listed on Corporate Responsibility Magazine’s “100 Best Corporate Citizens” list.

The FedEx brand is one of the most widely recognized in the world and one of our most important and valuable assets. We have a strong reputation among customers and the general public for high standards of social and environmental responsibility and corporate governance and ethics. The FedEx brand name and our corporate reputation are powerful sales and marketing tools. We recognize that adverse publicity relating to company activities could tarnish our reputation and reduce the value of our brand. As a result, we devote significant resources to promoting and protecting our brand and reputation.

At the same time, it is necessary and in the best interests of our stockholders for FedEx to be an effective participant in the political process. We are subject to extensive regulation at the federal and state levels and are involved in a number of legislative initiatives across a broad spectrum of policy areas that can have an immediate and dramatic effect on our operations. We ethically and constructively promote legislative and regulatory actions that further the business objectives of FedEx and attempt to protect FedEx from unreasonable, unnecessary or burdensome legislative or regulatory actions at all levels of government.

Our participation in the political process is designed to promote and protect the economic future of FedEx and our stockholders and employees, and we make political contributions and maintain memberships with a variety of trade associations expressly for that purpose. Participation in the political process and as a member of these associations comes with the understanding that we may not always agree with all of the positions of these recipients or organizations. We believe, however, that these recipients and associations take many positions and address many issues of importance to FedEx in a meaningful manner and in a way that will work to continue to provide strong financial returns. Supporting individuals and organizations whose positions on a wide array of issues help advance the best interests of FedEx and our stockholders and employees is consistent with our corporate values.

Furthermore, our political contribution policies and procedures help ensure that our participation in the political process does not harm our brand or reputation. For example:

●	FedEx has a policy of making no corporate contributions at the federal or state level.

●

FedEx does not make corporate contributions to groups organized under section 527 of the Internal Revenue Code, other than membership dues, event sponsorships, and contributions to the organizational committees of the Democratic and Republican national party conventions and the annual conferences of the Democratic and Republican Governors Associations.

●

These limited corporate political contributions are approved by the Corporate Vice President of Government Affairs, in consultation with appropriate members of FedEx senior management. The Executive Vice President and General Counsel provides periodic updates to the Board of Directors on FedEx’s political activities.

●

All contributions by FedEx’s non-partisan political action committee (“FedExPAC”) are approved by appropriate members of FedEx senior management and are based on a nonpartisan effort to advance and protect the interests of FedEx and our stockholders and employees. The political contributions made by FedExPAC are funded entirely by the voluntary contributions of our employees. No corporate funds are used.

We believe that providing the report recommended by this proposal and adopting the policy requested in the supporting statement are unnecessary and would be unduly burdensome, given the level of detail it seeks and the complexity of the political advocacy process. It could also undermine our ability to make political contributions in support of those whose policy positions are supportive of the legitimate business interests of FedEx.

In short, the Board believes that our current policies and procedures governing political contributions adequately protect our corporate brand, values and reputation, while allowing FedEx to actively and effectively participate in the political process with the ultimate goal of promoting and protecting the economic future of the company and our stockholders and employees. Accordingly, we recommend that you vote against this proposal.

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PROPOSAL 10 — STOCKHOLDER PROPOSAL: ALIGNMENT BETWEEN CORPORATE VALUES AND POLITICAL CONTRIBUTIONS

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

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INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote at the annual meeting?

The record date for the meeting is August 3, 2015. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is FedEx common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 282,500,880 shares of FedEx common stock outstanding.

What is the difference between holding shares as a stockholder of record and as a beneficial owner? Am I entitled to vote if my shares are held in “street name”?

If your shares are registered in your name with FedEx’s transfer agent, Computershare Trust Company, N.A., you are the “stockholder of record” (or “registered stockholder”) of those shares, and these proxy materials have been provided directly to you by FedEx.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank, brokerage firm or other nominee (the “bank or broker”), along with a voting instruction form. As the beneficial owner, you have the right to direct your bank or broker how to vote your shares by using the voting instruction form or by following its instructions for voting by telephone or on the Internet (if made available by your bank or broker with respect to any shares you hold in street name), and the bank or broker is required to vote your shares in accordance with your instructions.

If you do not give voting instructions, your broker will nevertheless be entitled to vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 3). Absent your instructions, the broker will not be permitted, however, to vote your shares on the election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 2) or the adoption of the seven stockholder proposals (Proposals 4 through 10), and your shares will be considered “broker non-votes” on those proposals. See “How will broker non-votes be treated?” below.

As the beneficial owner of shares, you are invited to attend the annual meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a legal proxy, executed in your favor, from your bank or broker.

What does it mean if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form that means your shares are registered differently and are held in more than one account. To ensure that all your shares are voted, please sign and return by mail all proxy cards and voting instruction forms or vote each account over the Internet or by telephone (if made available by the bank or broker with respect to any shares you hold in street name).

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INFORMATION ABOUT THE ANNUAL MEETING

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or represented by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present, in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

How do I vote?

1.	YOU MAY VOTE BY MAIL. If you properly complete, sign and date the accompanying proxy card or voting instruction form and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

2.	YOU MAY VOTE BY TELEPHONE OR ON THE INTERNET. If you are a registered stockholder, you may vote by telephone or on the Internet by following the instructions included on the proxy card. If you vote by telephone or on the Internet, you do not have to mail in your proxy card. If you wish to attend the meeting in person, however, you will need to bring your admission ticket. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern time on September 27, 2015.

If you are the beneficial owner of shares held in street name, you still may be able to vote your shares electronically by telephone or on the Internet. The availability of telephone and Internet voting will depend on the voting process of your bank or broker. We recommend that you follow the instructions set forth on the voting instruction form provided to you.

NOTE: If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective way for us to provide you with proxy materials and annual reports.

3.	YOU MAY VOTE IN PERSON AT THE MEETING. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out ballots to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in street name who wishes to vote at the meeting, you will need to obtain a legal proxy from your bank or broker, bring it with you to the meeting, and hand it in with a signed ballot that will be provided to you at the meeting. Beneficial owners will not able to vote their shares at the meeting without a legal proxy.

How do I vote my shares held in a FedEx employee stock purchase plan or in any FedEx benefit plan?

If you own shares of FedEx common stock through a FedEx employee stock purchase plan or any FedEx or subsidiary benefit plan, you can direct the record holder or the plan trustee to vote the shares held in your account in accordance with your instructions by completing the proxy or voting instruction card and returning it in the enclosed envelope or by registering your instructions via the Internet or telephone as directed on the proxy card. If you register your voting instructions by telephone or on the Internet, you do not have to mail in the proxy card. If you wish to attend the meeting

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INFORMATION ABOUT THE ANNUAL MEETING

in person, however, you will need to bring the admission ticket attached to the proxy or voting instruction card with you. In order to instruct a record holder or plan trustee on the voting of shares held in your account, your instructions must be received by September 23, 2015. If your voting instructions are not received by that date, each plan trustee will vote your shares in the same proportion as the plan shares for which voting instructions have been received.

Who can attend the meeting?

Only stockholders eligible to vote or their authorized representatives will be admitted to the meeting. If you plan to attend the meeting, detach and bring with you the stub portion of your proxy card, which is marked “Admission Ticket.” You also must bring a valid government-issued photo identification, such as a driver’s license or a passport. If you received your proxy materials through the Internet, you should follow the instructions provided to print a paper admission ticket.

If your shares are held in street name, you must bring the “Admission Ticket” that either accompanies or is the stub portion of your voting instruction form. Alternatively, you may bring other proof of ownership, such as a brokerage account statement, which clearly shows your ownership of FedEx common stock as of the record date. In addition, you must bring a valid government-issued photo identification, such as a driver’s license or a passport.

Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the meeting room, and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted.

Can I change my vote after I submit my proxy?

Yes, if you are a registered stockholder you may revoke your proxy and change your vote prior to the completion of voting at the meeting by:

●

submitting a valid, later-dated proxy card or a later-dated vote by telephone or on the Internet in a timely manner (the latest-dated, properly completed proxy that you submit in a timely manner, whether by mail, by telephone or on the Internet, will count as your vote); or

●	giving written notice of such revocation to the Secretary of FedEx prior to or at the meeting or by voting in person at the meeting.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

If your shares are held in street name, you should contact your bank or broker and follow its procedures for changing your voting instructions. You also may vote in person at the meeting if you obtain a legal proxy from your bank or broker.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to FedEx unless:

●	required by law;

●	you expressly request disclosure on your proxy; or

●	there is a proxy contest.

Who will count the votes?

FedEx’s transfer agent, Computershare Trust Company, N.A., will tabulate and certify the votes. A representative of the transfer agent will serve as the inspector of election.

2015 Proxy Statement       79

INFORMATION ABOUT THE ANNUAL MEETING

What if I am a registered stockholder and do not specify how my shares are to be voted on my proxy card?

If you properly submit a proxy but do not indicate any voting instructions, your shares will be voted:

●	FOR the election of each of the twelve nominees named in this proxy statement to the Board of Directors;

●	FOR the advisory proposal to approve named executive officer compensation;

●	FOR the ratification of the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm; and

●	AGAINST each of the stockholder proposals.

Will any other business be conducted at the meeting?

Certain stockholders have notified us of their intent to propose a resolution at the meeting requesting that the Board of Directors issue a report by January 2016, at reasonable cost and omitting proprietary information, describing the legal steps FedEx has taken and/or could take to distance itself from the Washington D.C. NFL team name (the “Floor Proposal”). We have not received notice of, and are not aware of, any business to come before the meeting other than the agenda items referred to in this proxy statement and the possible submission of the Floor Proposal.

The Floor Proposal is not included in this proxy statement. If the Floor Proposal is presented at the meeting, the proxy holders will have discretionary voting authority under Rule 14a-4(c) under the Securities Exchange Act of 1934 with respect to the Floor Proposal and intend to exercise such discretion to vote AGAINST such proposal. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

What happens if a director nominee does not receive the required majority vote?

Each nominee is a current director who is standing for reelection. Accordingly, each nominee has tendered an irrevocable resignation from the Board of Directors that will take effect if the nominee does not receive the required majority vote and the Board accepts the resignation. If the Board accepts the resignation, the nominee will no longer serve on the Board of Directors, and if the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation or removal. See “Corporate Governance Matters — Majority-Voting Standard for Director Elections” above.

What happens if a director nominee is unable to stand for election?

If a director nominee named in this proxy statement is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

What happens if a stockholder proposal is approved?

Approval of a stockholder proposal would merely serve as a recommendation to the Board to take the necessary steps to implement such proposal.

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INFORMATION ABOUT THE ANNUAL MEETING

How will abstentions be treated?

Abstentions will have no effect on the election of directors (Proposal 1). For each of the other proposals, abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposal.

How will broker non-votes be treated?

If your shares are held in street name, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker.

If you hold your shares in street name and you do not instruct your broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 3). Your shares will be treated as broker non-votes on all the other proposals, including the election of directors (Proposal 1).

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote. Thus, absent voting instructions from you, your broker may not vote your shares on the election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 2) or the adoption of the seven stockholder proposals (Proposals 4 through 10). A broker non-vote with respect to these proposals will not affect their outcome.

Will the meeting be webcast?

Yes, you are invited to visit the News & Events section of the Investor Relations page of our website (http://investors.fedex.com) at 8:00 a.m. Central time on September 28, 2015, to access the live webcast of the meeting. An archived copy of the webcast will be available on our website for at least one year. The information on FedEx’s website, however, is not incorporated by reference in, and does not form part of, this proxy statement.

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ADDITIONAL INFORMATION

Proxy Solicitation

FedEx will bear all costs of this proxy solicitation. In addition to soliciting proxies by this mailing, our directors, officers and regular employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. FedEx will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. FedEx has retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, to assist in the solicitation of proxies for a fee of $12,500 plus reimbursement of certain disbursements and expenses.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery will receive only one copy of this proxy statement and the 2015 Annual Report to Stockholders, unless contrary instructions have been received from one or more of these stockholders. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our annual report and proxy statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of our annual report and proxy statement for your household, please contact our transfer agent at Computershare Investor Services (for overnight mail delivery: 211 Quality Circle, Suite 210, College Station, Texas 77845; for regular mail delivery: P.O. Box 30170, College Station, Texas 77842; by telephone: in the U.S. or Canada, 1-800-446-2617; outside the U.S. or Canada, 1-781-575-2723).

If you participate in householding and wish to receive a separate copy of this proxy statement and the 2015 Annual Report to Stockholders, or if you do not wish to participate in householding and prefer to receive separate copies of future annual reports and proxy statements, please contact Computershare as indicated above. A separate copy of this proxy statement and the 2015 Annual Report to Stockholders will be delivered promptly upon request.

Beneficial owners of shares held in street name can request information about householding from their banks, brokerage firms or other holders of record.

82       2015 Proxy Statement

STOCKHOLDER PROPOSALS FOR
2016 ANNUAL MEETING

Stockholder proposals intended to be presented at FedEx’s 2016 annual meeting must be received by FedEx no later than April 19, 2016, to be eligible for inclusion in FedEx’s proxy statement and form of proxy for next year’s meeting. Proposals should be addressed to FedEx Corporation, Attention: Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the 2016 annual meeting, including nominations of director candidates, FedEx’s Bylaws require stockholders to give advance notice of such proposals. The required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 120 days and no less than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Accordingly, with respect to our 2016 annual meeting of stockholders, our Bylaws require notice to be provided to FedEx Corporation, Attention: Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120, as early as May 31, 2016, but no later than June 30, 2016. Our Bylaws are available under “Policies and Guidelines” in the Governance & Citizenship section of the Investor Relations page of our website at http://investors.fedex.com. Except as otherwise provided by law, the chairman of the meeting will declare out of order and disregard any nomination or other business proposed to be brought before the meeting by a stockholder that is not made in accordance with our Bylaws.

By order of the Board of Directors,

Christine P. Richards
Executive Vice President, General Counsel and Secretary

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APPENDIX A	COMPANIES IN EXECUTIVE COMPENSATION COMPARISON SURVEY GROUP

3M Company	GlaxoSmithKline plc
7-Eleven, Inc.	Google Inc.
ABB (ASEA Brown Boveri)	HCA Holdings, Inc.
Abbott Laboratories	Home Box Office, Inc.
Accenture plc	Henkel of America, Inc.
Adecco S.A.	Hess Corporation
Air Liquide S.A.	Hoffman-La Roche Inc.
Alcoa Inc.	Honeywell International Inc.
Amazon.com, Inc.	Iberdrola Renewables, LLC
AMR Corporation	Iberdrola USA
Arrow Electronics, Inc.	INEOS Olefins & Polymers USA
Ascension Health	Intel Corporation
AstraZeneca PLC	International Paper Company
BAE Systems plc	Johnson & Johnson
Bayer Business & Technology Services	Johnson Controls, Inc.
Bayer CropScience	Kaiser Foundation Health Plan, Inc.
Bayer HealthCare	KDDI Corporation
Bayer MaterialScience	Kimberly-Clark Corporation
Bechtel Systems & Infrastructure, Inc.	KPMG LLP
Best Buy Co., Inc.	Lenovo Group Limited
Bunge Limited	Linde A.G. (The Linde Group)
Burlington Northern Santa Fe Corporation	Lockheed Martin Corporation
Caterpillar Inc.	Lowe’s Companies, Inc.
CDNetworks	LyondellBasell
Chrysler Group LLC	Macy’s, Inc.
CHS Inc.	ManpowerGroup Inc.
Cisco Systems, Inc.	McDonald’s Corporation
Comcast Corporation	MedImmune, LLC
Compass Group PLC	Merck & Co., Inc.
ConocoPhillips	Mondelez International, Inc.
Continental Automotive Systems US, Inc.	NEC Corporation of America
Deere & Company	NIKE, Inc.
Delhaize America, LLC	Nokia Corporation
Dell Inc.	Northrop Grumman Corporation
Delta Air Lines, Inc.	Novartis Consumer Health, Inc
Dignity Health	Occidental Petroleum Corporation
E. I. du Pont de Nemours and Company	Orange Business Services
Eli Lilly and Company	PepsiCo, Inc.
EMC Corporation	Pfizer Inc.
Emerson Electric Co.	Philip Morris International Inc.
Ericsson Television	Plains All Americas Pipeline, L.P.
Exelon Corporation	Raytheon Company
Faurecia USA Holdings, Inc.	Ricoh Americas Corporation
Fox Networks Group, Inc.	Roche Diagnostics Corporation
Fujitsu Limited	Saudi Basic Industries Corporation (SABIC)
General Dynamics Corporation	Safeway Inc.

2015 Proxy Statement       A-1

Appendix A     Companies in Executive Compensation Comparison Survey Group

Saint Gobain S.A.	Toshiba Medical Research Institute USA, Inc.
Sanofi	Turner Broadcasting System, Inc.
Schlumberger Limited	Twentieth Century Fox Film Corporation
Sears Holdings Corporation	Tyson Foods, Inc.
Siemens Corporation	Unilever United States, Inc.
Sodexo	Union Pacific Corporation
Sprint Nextel Corporation	United Continental Holdings, Inc.
Staples, Inc.	United Parcel Service, Inc.
Sunovion Pharmaceuticals Inc.	United Technologies Corporation
SUPERVALU INC.	Warner Bros. Entertainment Inc.
Sysco Corporation	Xerox Corporation
Telvent
Tesoro Corporation
Teva Pharmaceutical Industries Limited
The American Broadcasting Company
The Coca-Cola Company
The DIRECTV Group, Inc.
The Dow Chemical Company
The Goodyear Tire & Rubber Company
The HollyFrontier Corporation
The TJX Companies, Inc.
The Walt Disney Company
Time Warner Inc.
Time Warner Cable Inc.

A-2       2015 Proxy Statement

APPENDIX B	RECONCILIATION OF NON-GAAP MEASURES

As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation Committee, determined that payouts, if any, under our fiscal 2015 AIC plan and FY2013-FY2015, FY2014-FY2016, FY2015-FY2017 and FY2016-FY2018 LTI plans will more accurately reflect core financial performance in fiscal 2015 if results were adjusted to exclude: (i) the net impact of the company’s adoption of mark-to-market accounting for its defined benefit pension and other postretirement plans, including the impact of lowering the expected return on plan assets (“EROA”) assumption from 7.75% to 6.5% in the presentation of segment results for all prior periods; (ii) aircraft impairment and related charges recorded in the fourth quarter; and (iii) a charge in the fourth quarter to increase the legal reserve associated with the settlement of a legal matter at FedEx Ground to the amount of the settlement. The tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures.

Full-Year Fiscal 2015

	FedEx Corporation
Dollars in millions, except EPS	Operating Income	Net Income	Diluted Earnings Per Share
Non-GAAP measures for AIC and LTI Plans(1)	$4,228	$2,549	$8.87
Segment elimination of pension amortization expense and recast of EROA, net	36	23	0.08
Non-GAAP measure	$4,264	$2,572	$8.95
Segment reporting change(2)	266	168	0.58
Mark-to-market pension accounting adjustments(3)	(2,190)	(1,382)	(4.81)
Aircraft impairment and related charges	(276)	(175)	(0.61)
Legal reserve	(197)	(133)	(0.46)
GAAP measure	$1,867	$1,050	$3.65
(1)	As described in “Executive Compensation — Compensation Discussion and Analysis”: (a) adjusted consolidated operating income was used to determine fiscal 2015 AIC plan achievement; (b) fiscal 2015 adjusted EPS of $8.24 (adjusted EPS of $8.87 less the $0.63 impact of the stock repurchase program) was used for purposes of the FY2013-FY2015 LTI plan; (c) fiscal 2015 adjusted EPS of $8.24 (adjusted EPS of $8.87 less the $0.63 impact of the stock repurchase program) is being used for purposes of the FY2014-FY2016 LTI plan; and (d) fiscal 2015 adjusted EPS of $8.87 is being used for purposes of the FY2015-FY2017 LTI plan and as the base-year EPS for the FY2016-FY2018 LTI plan.
(2)	At the segment level, the EROA has been set at 6.5%, which will equal the company’s consolidated EROA assumption in fiscal 2016. In fiscal years where the consolidated EROA is greater than 6.5% the difference is reflected as a credit at Corporate. The segment reporting change reflects this credit.
(3)	Mark-to-market pension accounting adjustments reflect the year-end noncash adjustment to the valuation of the company’s defined benefit retirement plans.

FedEx Express Segment
Dollars in millions	Operating Income
Non-GAAP measure for AIC Plan(1)	$1,860
Aircraft impairment and related charges	(276)
GAAP measure	$1,584
(1)	Adjusted FedEx Express segment operating income was used to determine fiscal 2015 AIC plan achievement as described in “Executive Compensation — Compensation Discussion and Analysis.”

2015 Proxy Statement       B-1

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern time on September 27, 2015.

Vote by Internet
● Go to www.investorvote.com/FEDX
● Or scan the QR code with your smartphone
● Follow the steps outlined on the secure website

Vote by telephone
● Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch-tone telephone
● Follow the instructions provided by the recorded message

Annual Meeting Proxy Card/Sign and Date on Reverse Side

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	The Board of Directors recommends a vote FOR each of the listed nominees and FOR Proposals 2 and 3.
1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - James L. Barksdale	☐	☐	☐	02 - John A. Edwardson	☐	☐	☐	03 - Marvin R. Ellison	☐	☐	☐

	04 - Kimberly A. Jabal	☐	☐	☐	05 - Shirley Ann Jackson	☐	☐	☐	06 - Gary W. Loveman	☐	☐	☐

	07 - R. Brad Martin	☐	☐	☐	08 - Joshua Cooper Ramo	☐	☐	☐	09 - Susan C. Schwab	☐	☐	☐

	10 - Frederick W. Smith	☐	☐	☐	11 - David P. Steiner	☐	☐	☐	12 - Paul S. Walsh	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐	3. Ratification of independent registered public accounting firm.	☐	☐	☐

B	The Board of Directors recommends a vote AGAINST Proposals 4 through 10.

	For	Against	Abstain		For	Against	Abstain
4. Stockholder proposal regarding independent board chairman.	☐	☐	☐	5. Stockholder proposal regarding tax payments on restricted stock awards.	☐	☐	☐

6. Stockholder proposal regarding recovery of unearned management bonuses.	☐	☐	☐	7. Stockholder proposal regarding proxy access for shareholders.	☐	☐	☐

8. Stockholder proposal regarding political disclosure and accountability.	☐	☐	☐	9. Stockholder proposal regarding political lobbying and contributions.	☐	☐	☐

10. Stockholder proposal regarding alignment between corporate values and political contributions.	☐	☐	☐		☐	☐	☐

Admission Ticket
FedEx Corporation
Annual Meeting of Stockholders
Monday, September 28, 2015
8:00 a.m. local time
FedEx Express World Headquarters
Auditorium
3670 Hacks Cross Road, Building G, Memphis, TN 38125

If you wish to attend the annual meeting in person, you will need to bring this Admission Ticket with you.

Please present this Admission Ticket and a valid government-issued photo identification (such as a driver’s license or a passport) for admission to the meeting.

Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the meeting room, and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted.

This Admission Ticket is not transferable.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy Solicited on Behalf of the Board of Directors of FedEx Corporation for the Annual Meeting of Stockholders, September 28, 2015
The undersigned hereby constitutes and appoints Christine P. Richards and Alan B. Graf, Jr., and each of them, his or her true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and to vote all of the shares of FedEx Corporation common stock of the undersigned at the Annual Meeting of Stockholders of FedEx to be held in the auditorium at the FedEx Express World Headquarters, 3670 Hacks Cross Road, Building G, Memphis, Tennessee 38125, on Monday, September 28, 2015, at 8:00 a.m. local time, and at any postponements or adjournments thereof, on Proposals 1 through 10 as specified on the reverse side hereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to stand for election) and on such other matters as may properly come before said meeting. This card also constitutes voting instructions for any shares held for the undersigned in the FedEx employee stock purchase plan or in any benefit plan of FedEx Corporation or its subsidiaries. If you wish to instruct a record holder or plan trustee on the voting of shares held in your account, your instructions must be received by September 23, 2015. If no direction is given, the plan trustee will vote the shares held in your account in the same proportion as votes received from other plan participants.
This proxy, when properly signed, dated and returned, will be voted as specified by you. If no direction is made, this proxy will be voted (and voting instructions given) FOR each of the director nominees, FOR Proposals 2 and 3, and AGAINST Proposals 4 through 10. The Board of Directors recommends that you vote FOR each of the director nominees, FOR Proposals 2 and 3, and AGAINST Proposals 4 through 10. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any postponements or adjournments thereof.
You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Ms. Richards and Mr. Graf cannot vote your shares unless you sign, date and return this card or vote on the Internet or by telephone.
If you vote by the Internet or telephone, please DO NOT mail back this proxy card. If you wish to attend the annual meeting in person, however, you will need to bring the Admission Ticket attached to this proxy card with you.
NOTE: If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective way for us to send you proxy materials and annual reports.
C	Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Mark this box if you would like your name to be disclosed with your vote and comments, if any.	☐

D	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below.
The signer hereby revokes all proxies previously given by the signer to vote at said meeting or at any postponements or adjournments thereof.
NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, officer, executor, administrator, trustee or guardian, please give full title as such.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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